                                  SCHEDULE 14A
                INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                               (AMENDMENT NO. 3)
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                       IRVINE APARTMENT COMMUNITIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                       IRVINE APARTMENT COMMUNITIES, INC.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:


          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:


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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:


          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:


          ---------------------------------------------------------------------

     (5)  Total fee paid:


          ---------------------------------------------------------------------

[X]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

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

                                      LOGO

                       IRVINE APARTMENT COMMUNITIES, INC.

                            550 NEWPORT CENTER DRIVE
                        NEWPORT BEACH, CALIFORNIA 92660

                                                                          , 1999
Dear Irvine Apartment Communities, Inc. Shareholder:

     You are cordially invited to attend a special meeting of the shareholders of Irvine Apartment Communities, Inc. (the "Company") to be held at the
          , on                     , 1999, at                     , local time
(the "Special Meeting").

     At this meeting, you will be asked to vote on the merger of the Company with and into TIC Acquisition LLC (the "Acquiror"), an indirect wholly-owned subsidiary of The Irvine Company. Currently, The Irvine Company and its sole shareholder, Donald Bren, own an aggregate of approximately 17.9% of the Company's outstanding common stock. Mr. Bren is also Chairman of the Board of the Company and Chairman of the Board of The Irvine Company. In addition, two of the remaining eight members of the Company's Board of Directors, Michael D. McKee and Raymond L. Watson, are executive officers and directors of The Irvine Company.

     In the merger, you will have the right to receive $34.00 in cash for each share of Irvine Apartment Communities, Inc. common stock you own. The $34.00 per share price represents a 24.2% premium to the closing price of the Company's common stock on the New York Stock Exchange of $27.375 on December 1, 1998, the day that the Acquiror made its initial merger proposal to the Company's Board of Directors.

     An independent special committee (the "Special Committee") formed by the Company's Board of Directors negotiated the $34.00 per share price and other terms of the transaction with the Acquiror. The Special Committee consists of four Board members who are not employees of the Company or The Irvine Company and who are not affiliated with The Irvine Company or its affiliates (other than the Company and its subsidiaries).

     The Board of Directors of the Company, acting on the unanimous recommendation of the Special Committee, has unanimously approved the proposed merger with the Acquiror (the terms of which are set forth in a merger agreement between the Company and the Acquiror). The Special Committee and the full Board of Directors believe that the proposed merger is in the best interests of the Company's shareholders (other than the Acquiror and its affiliates). Therefore, the Board of Directors unanimously recommends that you vote in favor of the merger and the merger agreement.

     The attached notice of meeting and proxy statement describe the merger and the merger agreement and provide specific information concerning the Special Meeting. Please read these materials carefully.

     Whether or not you plan to attend the Special Meeting, I urge you to complete, date, sign and promptly return the enclosed proxy card to ensure that your shares will be voted at the meeting. The merger is an important decision for the Company and its shareholders. The merger will only be approved upon the affirmative vote of (i) the holders of two-thirds of the total number of outstanding shares of Irvine Apartment Communities, Inc. common stock and (ii) the holders of a number of shares of Irvine Apartment Communities, Inc. common stock (excluding the shares held by the Acquiror and its affiliates) representing a majority of the total number of outstanding shares of Irvine Apartment Communities, Inc. common stock. Thus, if you fail to return your proxy card, the effect will be the same as a vote against the merger, unless you appear at the Special Meeting and vote in favor of the merger.


     On behalf of the Board of Directors, I thank you for your support and urge you to vote FOR approval and adoption of the merger and the merger agreement.


                                          Sincerely,

                                          William H. McFarland
                                          President and Chief Executive Officer

                                      LOGO

                       IRVINE APARTMENT COMMUNITIES, INC.

                            550 NEWPORT CENTER DRIVE
                        NEWPORT BEACH, CALIFORNIA 92660

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                        TO BE HELD                , 1999

To the Shareholders:

     Notice is hereby given that a Special Meeting of the Shareholders of Irvine
Apartment Communities, Inc. will be held at the                ,
               ,                , on             , 1999, at                local
time, for the following purposes:

          1. To consider and act upon a proposal to approve and adopt the merger of Irvine Apartment Communities, Inc. with and into TIC Acquisition LLC (the "Merger") and an Agreement and Plan of Merger between Irvine Apartment Communities, Inc. and TIC Acquisition LLC (the "Merger Agreement"). TIC Acquisition LLC is an indirect wholly-owned subsidiary of The Irvine Company that was formed with a view to implementing the Merger. If the Merger and the Merger Agreement are adopted by the shareholders of Irvine Apartment Communities, Inc. and the other conditions to the Merger are satisfied or waived, each outstanding share of Irvine Apartment Communities, Inc.'s common stock will be converted into the right to receive $34.00 in cash per share, without interest.

          2. If a motion to adjourn or postpone the Special Meeting is properly brought, to vote upon the adjournment or postponement of the Special Meeting.

          3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The close of business on April 26, 1999 has been fixed as the record date for determination of the shareholders entitled to notice of and to vote at the Special Meeting or any adjournment thereof. Any shareholder will be able to examine a list of holders of record, for any purpose related to the Special Meeting, during the 10-day period before the Special Meeting. The list will be available at the offices of Irvine Apartment Communities, Inc., 550 Newport Center Drive, Suite 300, Newport Beach, California 92660; telephone (949) 720-5500.

     Shareholders may vote in person or by proxy. The proxy statement, which explains the merger in detail, and the accompanying proxy card are included with this notice. Holders of record of common stock at the close of business on April 26, 1999 will be entitled to vote at the Special Meeting or any adjournment thereof with respect to all matters described above. PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                          By Order of the Board of Directors,

                                          Shawn Howie
                                          Interim Chief Financial Officer and
                                          Secretary
Newport Beach, California
            , 1999

                                      LOGO

                       IRVINE APARTMENT COMMUNITIES, INC.

                            550 NEWPORT CENTER DRIVE
                        NEWPORT BEACH, CALIFORNIA 92660
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                        SPECIAL MEETING OF SHAREHOLDERS

                        TO BE HELD                , 1999

     This Proxy Statement is being furnished to the holders of common stock ("Common Stock") of Irvine Apartment Communities, Inc., a Maryland corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors") for use at the Special
Meeting of Shareholders (the "Special Meeting") to be held on             ,
1999. The Board of Directors has fixed the close of business on April 26, 1999 as the record date (the "Record Date") for the Special Meeting with respect to this solicitation.

     At the Special Meeting, the holders of Common Stock (the "Shareholders") will consider and vote upon a proposal to approve and adopt the proposed merger (the "Merger") of the Company with and into TIC Acquisition LLC, a Delaware limited liability company (the "Acquiror"), and an Agreement and Plan of Merger dated as of February 1, 1999 (the "Merger Agreement") between the Company and the Acquiror. A copy of the Merger Agreement is attached as Appendix A to this Proxy Statement. Pursuant to the Merger Agreement and subject to satisfaction of the conditions set forth therein, (i) the Company would be merged with and into the Acquiror, with the Acquiror continuing as the surviving company (the "Surviving Company"), and (ii) each outstanding share of Common Stock would be converted, upon consummation of the Merger, into the right to receive $34.00 in cash from the Acquiror. The Merger and the Merger Agreement are collectively referred to as the "Merger Proposal" in this Proxy Statement. The Acquiror is an indirect wholly-owned subsidiary of The Irvine Company, which, together with its sole shareholder, Donald Bren, currently owns approximately 17.9% of the outstanding shares of Common Stock. In addition, Mr. Bren currently serves as Chairman of the Board of Directors of The Irvine Company and Chairman of the Board of Directors of the Company (which has nine members). Two other individuals, Michael D. McKee and Raymond L. Watson, who serve as officers and directors of The Irvine Company, also serve as directors of the Company. Directors of the Company are referred to as "Directors" in this Proxy Statement.

     THE BOARD OF DIRECTORS, BASED UPON THE UNANIMOUS RECOMMENDATION OF A SPECIAL COMMITTEE (THE "SPECIAL COMMITTEE") CONSISTING OF FOUR DIRECTORS WHO ARE INDEPENDENT OF THE ACQUIROR, THE IRVINE COMPANY AND THEIR AFFILIATES (OTHER THAN THE COMPANY AND ITS SUBSIDIARIES), HAS UNANIMOUSLY APPROVED THE MERGER PROPOSAL. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE MERGER PROPOSAL.

     SHAREHOLDERS ARE URGED TO READ AND CONSIDER CAREFULLY THE INFORMATION CONTAINED IN THIS PROXY STATEMENT AND TO CONSULT WITH THEIR PERSONAL FINANCIAL AND TAX ADVISORS.

     This Proxy Statement, the accompanying Notice of Special Meeting and the accompanying proxy card are first being mailed to Shareholders on or about
            , 1999. A copy of the Company's Annual Report on Form 10-K/A for the year ended December 31, 1998 accompanies this Proxy Statement.

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
                            ------------------------

            The date of this Proxy Statement is             , 1999.
                            ------------------------

  THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED
       IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                            ------------------------

                               TABLE OF CONTENTS
                            ------------------------


                                                              PAGE
                                                              ----
QUESTIONS AND ANSWERS ABOUT THE MERGER......................    1

WHO CAN HELP ANSWER YOUR QUESTIONS?.........................    2

SUMMARY.....................................................    3
  Voting....................................................    3
  Purpose, Structure and Effects of the Merger..............    3
  Recommendation of the Board of Directors and the Special
     Committee..............................................    5
  Factors Considered by the Board of Directors and the
     Special Committee......................................    6
  Morgan Stanley's Fairness Opinion.........................    7
  Potential Conflicts of Interest of Officers and Directors
     of the Company.........................................    7
  The Merger Consideration..................................    8
  Conditions to the Merger..................................    8
  Termination of the Merger Agreement.......................    8
  Financing; Source of Funds................................    9
  Federal Income Tax Consequences...........................    9
  No Appraisal Rights.......................................   10

INFORMATION CONCERNING THE SPECIAL MEETING..................   11
  Time, Place and Date......................................   11
  Purpose of the Special Meeting............................   11
  Record Date; Quorum; Outstanding Common Stock Entitled to
     Vote...................................................   11
  Vote Required.............................................   11
  Action to Be Taken Under the Proxy........................   12
  Proxy Solicitation........................................   12

GENERAL.....................................................   12
  The Company...............................................   12
  The Acquiror..............................................   13

BACKGROUND; PURPOSE AND EFFECTS OF THE MERGER...............   14
  Background of the Merger..................................   14
  Preliminary Analyses Conducted for the Special
     Committee..............................................   20
  Major Differences Between NationsBanc Montgomery's and
     Morgan Stanley's Preliminary Analyses..................   29
  The Acquiror's Purpose; Structure of the Merger...........   30
  Recommendation of the Special Committee and the Board of
     Directors; Fairness of the Merger......................   31
  Benefits and Detriments to Nonaffiliated Shareholders.....   34
  Opinion of the Financial Advisor for the Special
     Committee..............................................   34
  Position of the Acquiror, The Irvine Company and Mr.
     Bren...................................................   41
  Summary of the NationsBanc Montgomery Reports.............   42
  Interests of Certain Persons in the Merger................   57
  Certain Consequences of the Merger........................   60
  Plans for the Company After the Merger....................   61
  Conduct of the Business of the Company If the Merger Is
     Not Consummated........................................   62
  Material Tax Consequences.................................   62
  Litigation Regarding the Merger...........................   63

                                                              PAGE
                                                              ----
  Accounting Treatment......................................   63
THE MERGER..................................................   64
  The Merger................................................   64
  Merger Consideration......................................   64
  Effective Time............................................   64
  Exchange and Payment Procedures...........................   64
  Transfer of Common Stock..................................   65
  Additional Agreements.....................................   65
  Conduct of Business Pending the Merger....................   66
  Representations and Warranties............................   67
  Conditions................................................   69
  Termination; Withdrawal of Recommendations................   70
  Termination Fees and Expenses.............................   71
  Amendment and Waiver......................................   71
  Letter Agreement with The Irvine Company..................   71
  Financing; Source of Funds................................   71
  No Appraisal Rights.......................................   72
  Fees and Expenses.........................................   72
  Regulatory Requirements...................................   73
SELECTED FINANCIAL DATA OF THE COMPANY......................   74
COMMON STOCK MARKET PRICE INFORMATION; DIVIDEND
  INFORMATION...............................................   75
CERTAIN FINANCIAL PROJECTIONS OF THE COMPANY................   75
CERTAIN RELATIONSHIPS AND TRANSACTIONS......................   77
  Agreement with Messrs. Thompson, Dorfman and Hughes.......   77
  Special Rights of The Irvine Company Under Certain
     Agreements.............................................   78
  Purchases of Common Stock and Common L.P. Units by The
     Irvine Company and Its Affiliates Since January 1,
     1997...................................................   80
  Other Transactions........................................   81
MANAGEMENT OF THE COMPANY...................................   81
MANAGEMENT OF THE ACQUIROR AND ITS MEMBERS..................   82
  The Acquiror..............................................   82
  The Irvine Company........................................   83
  ICDC......................................................   85
SECURITIES OWNERSHIP........................................   87
PROPOSALS BY SHAREHOLDERS OF THE COMPANY....................   89
INDEPENDENT AUDITORS........................................   90
ANNUAL REPORT...............................................   90
WHERE YOU CAN FIND MORE INFORMATION.........................   90
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING
  STATEMENTS................................................   91
OTHER MATTERS...............................................   91
APPENDIX A -- MERGER AGREEMENT..............................  A-1
APPENDIX B -- OPINION OF MORGAN STANLEY.....................  B-1
APPENDIX C -- LETTER AGREEMENT BETWEEN THE COMPANY AND THE
  IRVINE COMPANY............................................  C-1

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:  WHAT WILL I RECEIVE IN THE MERGER?

A: You will receive $34.00 in cash in exchange for each share of Irvine Apartment Communities, Inc. Common Stock owned by you at the time of the Merger. The Special Committee formed by the Company's Board of Directors negotiated this price with the Acquiror. The record date for the Special Meeting is earlier than the expected date of the Merger -- therefore, transferors of shares of Common Stock after the record date but prior to the Merger will retain their right to vote at the Special Meeting but the right to receive the $34.00 in cash per share will transfer with the shares of Common Stock.

Q:  WHAT WILL HAPPEN TO MY DIVIDENDS?

A: The Merger Agreement permits the continued declaration and payment of regular quarterly dividends of $.385 per share on the Common Stock, in accordance with past practice, but also requires that the record dates for the second and third quarter 1999 quarterly dividends not be earlier than June 15, 1999 and September 15, 1999, respectively. Such dates are later than the record dates in prior years. The Company currently intends to set the close of business on June 15, 1999 as the record date for the second quarter 1999 quarterly dividend. Therefore, if the Merger is consummated on or before June 15, 1999, you will not receive any additional dividends on your Common Stock.

Q:  WHAT DO I NEED TO DO NOW?

A: Please complete, date and sign your proxy card and then mail it in the enclosed postage-paid envelope as soon as possible, so that your shares may be represented at the Special Meeting.

Q:  SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. After the Merger is completed, we will send you written instructions for exchanging your stock certificates.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY
   SHARES FOR ME?

A: Your broker will vote your shares ONLY if you provide your broker with instructions on how to vote. Any failure to instruct your broker to vote in favor of the Merger will have the effect of a NO vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares.

Q:  MAY I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A: Yes. Just send in a later dated, signed proxy card before the Special Meeting or attend the Special Meeting and vote.

Q:  WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A: We are working to complete the Merger as quickly as possible. We expect to complete the Merger (if it is approved) within several days of the Special Meeting.

Q:  WHAT ARE THE TAX CONSEQUENCES OF THE MERGER?

A: The exchange of Common Stock for cash by a Shareholder in the Merger will be a taxable transaction for federal income tax purposes and may also be a taxable transaction under state and local and other tax laws. In addition, if you are a foreign shareholder, you will be subject to tax and withholding under the Foreign Investment in Real Property Tax Act of 1980. See "Background; Purpose and Effects of the Merger -- Material Tax Consequences."

Q:  WHAT OTHER MATTERS WILL BE VOTED ON AT THE SPECIAL MEETING?

A: We do not expect to ask you to vote on any other matters at the Special Meeting. However, if a motion is made to adjourn or postpone the Special Meeting, you may also be asked to vote on adjournment or postponement of the Special Meeting.

Q: WHAT WILL HAPPEN TO THE EXISTING PUBLIC AND TAX-EXEMPT DEBT SECURITIES AND PREFERRED EQUITY OF IRVINE APARTMENT COMMUNITIES, L.P. AND IAC CAPITAL TRUST?

A: By itself, the Merger will not have any effect on these securities -- they will remain obligations of Irvine Apartment Communities, L.P. and IAC Capital Trust, as applicable. The Company has been advised by the Acquiror that the Acquiror's present intention is to retain all such existing debt securities and preferred equity. The Acquiror's plans could be revised, however. See "Background; Purpose and Effects of the Merger -- The Acquiror's Purpose; Structure of the Merger -- No Offer Made to Holders of Limited Partner Interests in the Operating Partnership."

                      WHO CAN HELP ANSWER YOUR QUESTIONS?

     If you have more questions about the Merger or would like additional copies of this Proxy Statement, you should contact:

                            GEORGESON & COMPANY INC.
                           88 Pine Street, 30th Floor
                            New York, New York 10005
                 Banks and Brokers Call Collect: (212) 440-9800
                   All Others Call Toll-Free: (800) 223-2064
                              FAX: (212) 440-9009

                                    SUMMARY

     This summary highlights the material information included in this Proxy Statement. This summary may not contain all of the information that is important to you. To understand the Merger fully and for a more complete description of the legal terms of the Merger, you should read carefully this entire document and the other documents to which we have referred you. See "Where You Can Find More Information." The actual terms of the Merger are contained in the Merger Agreement, a copy of which is attached as Appendix A to this Proxy Statement.

     All information contained in this Proxy Statement relating to the Acquiror, The Irvine Company and Mr. Bren and their affiliates (other than the Company and its subsidiaries) or to their respective actions, purposes, beliefs, intentions or plans has been supplied by the Acquiror for inclusion herein and has not been independently verified by the Company. This information includes, without limitation, certain information set forth under the captions "-- Purpose, Structure and Effects of the Merger," "-- Financing; Source of Funds,"
"General -- The Acquiror," "Background; Structure and Effects of the
Merger -- Background of the Merger," "-- The Acquiror's Purpose; Structure of the Merger," "-- Position of the Acquiror, The Irvine Company and Mr. Bren,"
"-- Summary of the NationsBanc Montgomery Reports," "-- Plans for the Company After the Merger," "The Merger -- Financing; Source of Funds," "-- Regulatory Requirements," "Certain Relationships and Transactions" and "Securities Ownership."

VOTING

     At the Special Meeting, the Shareholders will vote on a proposal to approve and adopt the Merger Proposal. Each share of Common Stock is entitled to one vote. Maryland law and the Company's Articles of Incorporation provide that the Merger must be approved by the holders of two-thirds of the total number of outstanding shares of Common Stock. The Merger Agreement also requires that the holders of a number of shares of Common Stock (excluding the shares held by the Acquiror and its affiliates) representing a majority of the total number of outstanding shares of Common Stock vote to approve the Merger. Subject to the Merger Agreement, which requires that the Special Meeting be held as promptly as practicable, Shareholders may also be asked to vote on adjournment or postponement of the Special Meeting for the purpose of soliciting additional proxies if the Board of Directors or the Special Committee determines that Shareholders have not had sufficient time to consider the Merger Proposal.


     The Record Date for determining who is entitled to vote at the Special Meeting has been fixed as the close of business on April 26, 1999. On the Record Date, there were 20,175,892 shares of Common Stock outstanding, held of record by approximately 1,150 registered holders. Of such shares, an aggregate of 3,613,738 shares are beneficially owned by The Irvine Company and Mr. Bren, affiliates of the Acquiror.


PURPOSE, STRUCTURE AND EFFECTS OF THE MERGER


     The purpose of the Merger is for the Acquiror to acquire the assets of the Company, while providing the Nonaffiliated Shareholders with the opportunity to liquidate their investment in the Company for cash at a price representing a significant premium to market prices for the Common Stock prior to the announcement of the Acquiror's acquisition offer (although below the midpoint of the per share net asset value range determined by the Company's financial advisor, Morgan Stanley & Co. Incorporated ("Morgan Stanley")). The Acquiror, The Irvine Company and Mr. Bren believe that the Merger will result in benefits to the Acquiror and The Irvine Company, including: (i) enabling The Irvine Company to manage directly the Operating Partnership and thereby integrate The Irvine Company's apartment activities with its other activities in achieving its master plan for development of the Irvine Ranch; (ii) enhancing The Irvine Company's ability to retain capital for future development of apartment communities; (iii) reducing overall operational and administrative costs; and
(iv) providing enhanced tax benefits.


     Pursuant to the Merger Agreement, following approval and adoption of the Merger Proposal and subject to the fulfillment or waiver of certain conditions, the Company will be merged with and into the Acquiror, and the Acquiror will continue as the Surviving Company in the Merger.

     Upon completion of the Merger, holders of shares of Common Stock will have the right to receive $34.00 in cash per share. Also, upon completion of the Merger, Nonaffiliated Shareholders will cease to have any ownership interest in the Company and will cease to participate in future earnings and growth, if any, of the Company or benefit from any increases, if any, in the value of the Company. Moreover, upon completion of the Merger, the Common Stock will be canceled, public trading of the Common Stock will cease and the Common Stock will be delisted from the New York Stock Exchange (the "NYSE").

     Pursuant to the terms of the Merger, the Acquiror will pay $34.00 in cash per share of Common Stock, or an aggregate of approximately $563 million, to the Nonaffiliated Shareholders.

     The following charts show the ownership structure of the Company and Irvine Apartment Communities, L.P., a Delaware limited partnership (the "Operating Partnership") prior to the Merger:

             OWNERSHIP STRUCTURE OF THE COMPANY PRIOR TO THE MERGER
                                    [GRAPH]

      OWNERSHIP STRUCTURE OF THE OPERATING PARTNERSHIP PRIOR TO THE MERGER
                                    [GRAPH]

     The following charts show the ownership structure of the Acquiror (the Surviving Company) and the Operating Partnership following the Merger (if approved and consummated):

OWNERSHIP STRUCTURE OF THE ACQUIROR (THE SURVIVING COMPANY) FOLLOWING THE MERGER
                                    [GRAPH]

    OWNERSHIP STRUCTURE OF THE OPERATING PARTNERSHIP FOLLOWING THE MERGER(4)
                                    [Graph]
---------------
(1) Includes 0.9% of the Common Stock held by a trust of which Mr. Bren is the trustee.

(2) Includes 16.3% of the common limited partnership interests in the Operating Partnership ("Common L.P. Units") held by 6 partnerships of which The Irvine Company is the 99% general partner and DBIAC Investment Company, a California corporation wholly owned by Mr. Bren, is the 1% partner.

(3) Stonecrest Village Company, LLC ("Stonecrest") is indirectly wholly owned by Mr. Bren.

(4) Assumes consummation of the transactions described under "Certain Relationships and Related Transactions -- Agreement with Messrs. Thompson, Dorfman and Hughes."

RECOMMENDATION OF THE BOARD OF DIRECTORS AND THE SPECIAL COMMITTEE

     The Board of Directors, acting on the unanimous recommendation of the Special Committee, has unanimously approved the Merger Proposal and recommends that you vote to adopt the Merger Proposal. The Board of Directors and the Special Committee believe that the Merger is in the best interests of the Nonaffiliated Shareholders, and that the $34.00 per share price is fair to the Nonaffiliated Shareholders.

FACTORS CONSIDERED BY THE BOARD OF DIRECTORS AND THE SPECIAL COMMITTEE

     In reaching their decision to recommend, approve and adopt the Merger Proposal, the Board of Directors and the Special Committee considered a number of factors. The material supporting factors considered were:

     - the opinion of Morgan Stanley as to the fairness from a financial point of view to the Nonaffiliated Shareholders of the $34.00 per share to be received by the Nonaffiliated Shareholders, and the analyses presented to the Special Committee and the Board of Directors by Morgan Stanley (see "Background; Purpose and Effects of the Merger -- Opinion of the Financial Advisor for the Special Committee");

     - the structural impediments contained in the Company's Articles of Incorporation (including ownership limitations and provisions that effectively require the consent of The Irvine Company before the Company can engage in certain transactions (including sale or liquidation of the Company) or amend the Company's Articles of Incorporation to change these provisions), as well as The Irvine Company's stated desire not to consider offers to sell its position in the Company, making it impracticable for the Company to solicit a third-party bidder (see "Certain Relationships and Transactions -- Special Rights of The Irvine Company Under Certain Agreements");

     - the fact that $34.00 per share was within the range of net asset value valuations for real estate transactions presented by Morgan Stanley (see "Background; Purpose and Effects of the Merger -- Opinion of the Financial Advisor for the Special Committee -- Net Asset Value");

     - the history of the negotiations with respect to the Merger Proposal that, among other things, led to an increase in the Acquiror's offer from $32.50 to $34.00 per share, and the belief of the Special Committee that $34.00 per share was the best price that could be obtained from the Acquiror (or any other party, primarily because of the above-referenced structural impediments);

     - the fact that the $34.00 per share to be received by Nonaffiliated Shareholders in the Merger represented a premium of approximately 24.2% to the closing price of the Common Stock on the NYSE of $27.375 on December 1, 1998, the day the Acquiror made its initial merger proposal to the Company's Board of Directors, and that $34.00 per share exceeds the all-time high price of the Common Stock ($33.50 per share);

     - the fact that the Company could continue to declare regular quarterly dividends (although the record dates for the second and third quarter 1999 quarterly dividends may not be earlier than June 15, 1999 and September 15, 1999, respectively);

     - the terms and conditions of the Merger Agreement, including the price of $34.00 in cash per share, the scope of the parties' representations, warranties, covenants and agreements, the limited number of conditions to the obligations of the Acquiror and the rights of the Special Committee and the Board of Directors, consistent with their duties, to withdraw or modify their respective recommendations;

     - the Shareholder approval condition to the consummation of the Merger that effectively requires the affirmative vote of approximately 60.9% of the shares held by the Nonaffiliated Shareholders in favor of the Merger Proposal; and


     - the fact that, although no third-party offers were actively solicited, from the time of the Acquiror's initial acquisition proposal which was publicly announced on December 1, 1998 through the approval of the Merger by the Special Committee and the Board of Directors on February 1, 1999, neither the Company nor the Special Committee received any alternative offers (taking into account the potential deterrent effect of the structural impediments discussed above).


     The material negative factors considered were:

     - the fact that, following the Merger, Nonaffiliated Shareholders will cease to participate in future earnings or growth, if any, of the Company or benefit from increases, if any, in the value of the Company;

     - potential or actual conflicts of interest of officers and Directors of the Company in connection with the Merger (see "Background; Purpose and Effects of the Merger -- Interests of Certain Persons in the Merger" and "Certain Relationship and Transactions"); and

     - Nonaffiliated Shareholders will recognize a taxable gain upon the completion of the Merger.

MORGAN STANLEY'S FAIRNESS OPINION

     Morgan Stanley delivered to the Board of Directors a written opinion, dated February 1, 1999, that the consideration the Acquiror is paying is fair to the Nonaffiliated Shareholders from a financial point of view. Morgan Stanley's opinion is attached as Appendix B to this Proxy Statement. Please read this opinion. Morgan Stanley will receive a financial advisory fee of approximately $4.3 million, approximately $3.8 million of which is contingent upon the consummation of the Merger. See "Background; Purpose and Effects of the Merger -- Opinion of the Financial Advisor for the Special Committee."

POTENTIAL CONFLICTS OF INTEREST OF OFFICERS AND DIRECTORS OF THE COMPANY

     Officers and Directors of the Company may have interests in the Merger that are different from your interests as a Shareholder or relationships that may present conflicts of interest, as follows:

     - Messrs. Bren, McKee and Watson, Directors of the Company, are executive officers and directors of The Irvine Company, and as a result, they have fiduciary duties to the Shareholders as well as to Mr. Bren, as sole shareholder of The Irvine Company. Therefore, they may be confronted by issues, including the Merger, which present them with conflicts. Because of the conflicting fiduciary duties owed by Messrs. Bren, McKee and Watson, among other reasons, the Company established the Special Committee to represent the interests of the Nonaffiliated Shareholders in the consideration and potential negotiation of the proposed merger.

     - On April 11, 1999, Mr. Richard E. Lamprecht, an executive officer of the Company, entered into an employment agreement with the Acquiror, intended to replace his existing employment agreement with the Company, which is effective upon the Merger.

     - Six officers (William H. McFarland, William W. Thompson, Richard E. Lamprecht, Rudy A. Svrcek, Scott A. Reinert and Shawn Howie) have entered into letter agreements with the Company which provide for severance benefits of one year's base salary in the event of their termination following the Merger.

     - The Directors and executive officers of the Company will receive an aggregate of approximately $2,750,000 in payment for cancellation of vested options upon consummation of the Merger, and executive officers of the Company may be entitled in the future (subject to continued employment or in the event of certain terminations of employment) to receive an aggregate of approximately $6,442,000 in payment for cancellation of unvested options and restricted stock units.


     - Three officers of the Company (William W. Thompson, Bruce N. Dorfman and Robert J. Hughes) have entered into an agreement with the Operating Partnership relating to the purchase of their interests in Thompson Residential Company, Inc. ("TRC") by the Operating Partnership, for an aggregate of $4,533,782 contingent upon the consummation of the Merger. TRC owns approximately 0.2% of the outstanding Common L.P. Units. The purchase price is equivalent to the sum of (i) $34.00 per Common L.P. Unit held by TRC and (ii) the $2,000,000 "earn out" which represents the maximum amount that TRC could receive under the agreement pursuant to which the Operating Partnership acquired the assets of TRC.


     - Two Directors (John F. Grundhofer and Jack W. Peltason) or their affiliates have had, and may continue to have, business relationships with Mr. Bren or The Irvine Company.

     See "Background; Purpose and Effects of the Merger -- Interests of Certain Persons in the Merger" and "Certain Relationships and Transactions."

THE MERGER CONSIDERATION

     If the Merger is completed, you will receive $34.00 in cash per share for your Common Stock (the "Merger Consideration"). In the Merger, the Acquiror will pay approximately $563 million to the Nonaffiliated Shareholders.

CONDITIONS TO THE MERGER

     There are a number of conditions that must be satisfied before either the Company or the Acquiror is obligated to complete the Merger. These conditions are:

     - the holders of two-thirds of the total number of outstanding shares of Common Stock must approve the Merger;

     - the holders of a number of shares of Common Stock (excluding the shares held by the Acquiror and its affiliates) representing a majority of the total number of outstanding shares of Common Stock must approve the Merger; and

     - there can be no legal restraints or prohibitions that prevent completion of the Merger.

     There are additional conditions that the Company must meet before the Acquiror is obligated to complete the Merger. These conditions are:

     - the representations and warranties the Company made in the Merger Agreement must be true and correct in all material respects;

     - the Company must comply in all material respects with the terms of the Merger Agreement;

     - the Acquiror must have received a tax opinion (as to the qualification of each of the Company and IAC Capital Trust as a real estate investment trust ("REIT") within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"), and as to the treatment of the Operating Partnership, and each other subsidiary of the Company that is a partnership, as a partnership for federal income tax purposes) from the Company's counsel, Davis Polk & Wardwell ("Davis Polk"); and

     - all awards under any Company stock option plan must be canceled in accordance with the terms of the Merger Agreement.

     There are additional conditions that the Acquiror must meet before the Company is obligated to complete the Merger. These conditions are:

     - the representations and warranties the Acquiror made in the Merger Agreement must be true and correct in all material respects; and

     - the Acquiror must comply in all material respects with the terms of the Merger Agreement.


     The mutual conditions can be waived if waiver is legally permitted and both parties agree (in the case of the Company, the determination as to the waiver may be made only by the Special Committee on behalf of the Company). The conditions the Company must meet can be waived by the Acquiror, and the conditions the Acquiror must meet can be waived by the Special Committee on behalf of the Company. If any material conditions are waived by the Special Committee on behalf of the Company, the Special Committee will, in light of its duties under Maryland law and the federal securities laws, determine at such time whether a resolicitation of proxies from Shareholders should be made. If a waiver of any conditions causes a material detriment to Nonaffiliated Shareholders, the Company intends to resolicit proxies from Shareholders.


TERMINATION OF THE MERGER AGREEMENT

     Either the Special Committee (on behalf of the Company) or the Acquiror may terminate the Merger Agreement and abandon the Merger, generally whether before or after approval by the Shareholders:

     - by mutual written consent;

     - if the Merger has not been completed by October 1, 1999;

     - if a law or final order prohibits the Merger; or

     - if the Merger Proposal is not approved by either (i) the holders of two-thirds of the total number of outstanding shares of Common Stock or
       (ii) the holders of a number of shares of Common Stock (excluding the shares held by the Acquiror and its affiliates) representing a majority of the total number of outstanding shares of Common Stock at the Special Meeting.

     The Special Committee (on behalf of the Company) may terminate the Merger
Agreement:

     - upon a material breach of any covenant or agreement contained in the Merger Agreement on the part of the Acquiror or if any representation or warranty of the Acquiror becomes untrue in any material respect and the Acquiror is not in good faith attempting to cure such breach; or

     - if, prior to the approval of the Merger Proposal by the Shareholders, the Special Committee determines to accept a superior acquisition proposal from a third party (subject to payment of a $19,250,000 break-up fee to the Acquiror).

     The Acquiror may terminate the Merger Agreement:

     - upon a material breach of any covenant or agreement contained in the Merger Agreement on the part of the Company or if any representation or warranty of the Company becomes untrue in any material respect and the Company is not in good faith attempting to cure such breach; or

     - upon any of the following (each of which will obligate the Company to pay a $19,250,000 break-up fee to the Acquiror):

      - the Company receives an acquisition proposal from a third party and, thereafter, the Special Committee or the Board of Directors (including a majority of the members of the Special Committee) withdraws or modifies its recommendation of the Merger or the Merger Agreement;

      - the Company receives an acquisition proposal from a third party and, thereafter, the Acquiror requests in writing that the Special Committee or the Board of Directors publicly reconfirm its recommendation of the Merger Proposal to the Shareholders and the Special Committee or the Board of Directors (including a majority of the members of the Special Committee) fails to do so within 5 business days after receipt of the Acquiror's request;

      - the Special Committee or the Board of Directors (including a majority of the members of the Special Committee) recommends to the Shareholders an alternative transaction;

      - a tender offer or exchange offer for 20% or more of the outstanding shares of Common Stock is commenced (other than by the Company or an affiliate of the Company) and the Special Committee or the Board of Directors (including a majority of the members of the Special Committee) recommends that the Shareholders tender their shares in such tender offer or exchange offer; or

      - the Company fails to call and hold the Special Meeting by October 1, 1999.

FINANCING; SOURCE OF FUNDS

     The total amount of funds required to pay the Merger Consideration to the Nonaffiliated Shareholders and fees and expenses related to the Merger is estimated to be approximately $582 million. These funds will be obtained from $238 million of cash on hand of the Acquiror and an irrevocable and unconditional letter of credit from Bank of America National Trust and Savings Association ("Bank of America") in the amount of $350 million, which was entered
into on             , 1999 (the "Letter of Credit"). The Letter of Credit
requires the Acquiror to certify to Bank of America that the proceeds obtained upon draw down of the Letter of Credit will be applied only to the payment of the Merger Consideration to the Nonaffiliated Shareholders. For additional information regarding the Letter of Credit, see "The Merger -- Financing; Source of Funds."

FEDERAL INCOME TAX CONSEQUENCES

     You will be taxed on your receipt of the $34.00 per share to the extent that the amount you receive exceeds your tax basis in your Common Stock. In addition, if you are a Foreign Shareholder (as defined herein), you will be subject to tax and withholding under the Foreign Investment in Real Property Tax Act of

1980. See "Background; Purpose and Effects of the Merger -- Material Tax Consequences." Because determining the tax consequences of the Merger can be complicated, you should consult your tax advisor in order to understand fully how the Merger will affect you.

NO APPRAISAL RIGHTS

     Holders of Common Stock are not entitled to dissenting shareholders' appraisal rights or other similar rights under the Maryland General Corporation Law (the "MGCL") and will be bound by the terms of the Merger Agreement. The MGCL does not provide appraisal rights or other similar rights to shareholders of a corporation in connection with a merger if their shares are listed on a national securities exchange, such as the NYSE, on the record date for determining shareholders entitled to vote on such merger. All of the shares of Common Stock outstanding on the record date for determining Shareholders entitled to vote on the Merger were listed on the NYSE.

                   INFORMATION CONCERNING THE SPECIAL MEETING

TIME, PLACE AND DATE

     This Proxy Statement is being furnished to the holders of the outstanding Common Stock of the Company in connection with the solicitation of proxies by the Board of Directors for use at the Special Meeting of Shareholders of the
Company to be held on             , 1999 at      , local time, at the
            , including any adjournments or postponements thereof.

PURPOSE OF THE SPECIAL MEETING

     At the Special Meeting, holders of Common Stock will consider and vote upon a proposal to approve and adopt the Merger and the Merger Agreement. Subject to the Merger Agreement, which requires that the Special Meeting be held as promptly as practicable, Shareholders may also be asked to vote on adjournment or postponement of the Special Meeting if a motion to adjourn or postpone the Special Meeting is properly brought. Additional information concerning the Special Meeting and the Merger Agreement is set forth below and a copy of the Merger Agreement is attached as Appendix A to this Proxy Statement. The Special Committee has unanimously determined that the terms of the Merger Proposal are fair to, and in the best interests of, the Nonaffiliated Shareholders, and has recommended that the Shareholders and the Board of Directors vote for approval and adoption of the Merger Proposal and the transactions contemplated thereby. Acting on the unanimous recommendation of the Special Committee, the Board of Directors has unanimously approved and adopted the Merger and the Merger Agreement. THE SPECIAL COMMITTEE AND THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND THAT SHAREHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE MERGER PROPOSAL. HOWEVER, SHAREHOLDERS SHOULD BE AWARE THAT CERTAIN OF THE MEMBERS OF THE BOARD OF DIRECTORS HAVE CONFLICTS OF INTEREST WITH RESPECT TO THE MERGER. See "Background; Purpose and Effects of the Merger -- Interests of Certain Persons in the Merger" and "Certain Relationships and Transactions."

RECORD DATE; QUORUM; OUTSTANDING COMMON STOCK ENTITLED TO VOTE

     The Record Date for the Special Meeting has been fixed as the close of business on April 26, 1999. Only holders of record of Common Stock on the Record Date are entitled to notice of and to vote at the Special Meeting. Holders of Common Stock on the Record Date are entitled to one vote on matters properly presented at the Special Meeting for each share of Common Stock held. A list of Shareholders will be available for examination by holders of Common Stock, for any purpose related to the Special Meeting, during the 10-day period preceding the Special Meeting, at the offices of Irvine Apartment Communities, Inc., 550 Newport Center Drive, Suite 300, Newport Beach, California, 92660; telephone
(949) 720-5500.


     On the Record Date, there were 20,175,892 shares of Common Stock outstanding, held of record by approximately 1,150 registered holders. The presence in person or by proxy of a majority of the shares of Common Stock entitled to vote will constitute a quorum for the transaction of business at the Special Meeting.


VOTE REQUIRED

     Pursuant to the MGCL and the Company's Articles of Incorporation, the Merger must be approved and adopted by the affirmative vote of the holders of two-thirds of the total number of outstanding shares of Common Stock. The Merger Agreement also requires that the holders of a number of shares of Common Stock (excluding the shares held by the Acquiror and its affiliates) representing a majority of the total number of outstanding shares of Common Stock vote to approve the Merger. The Irvine Company has advised the Company that it and its affiliates will vote their shares of Common Stock for approval and adoption of the Merger Proposal. As of the Record Date, The Irvine Company and Mr. Bren beneficially owned an aggregate of 3,613,738 shares of Common Stock (approximately 17.9% of the outstanding Common Stock). The Merger is also subject to other conditions. See "The Merger -- Conditions."

     Failure to return an executed proxy card or to vote in person at the Special Meeting or voting to abstain (or broker non-votes) will constitute, in effect, a vote against approval and adoption of the Merger Proposal for purposes of both the two-thirds vote requirement and the additional Nonaffiliated Shareholder vote requirement specified in the Merger Agreement.

     Any proposal to adjourn or postpone the Special Meeting for the purpose of soliciting additional proxies must be approved by a majority of the Shareholders present in person or by proxy. Votes to abstain or broker non-votes will constitute, in effect, votes against such adjournment or postponement. Failure to return an executed proxy card will have no effect on whether the Special Meeting is adjourned or postponed.

ACTION TO BE TAKEN UNDER THE PROXY


     All proxy cards in the enclosed form that are properly executed and returned to the Exchange Agent, EquiServe, L.P., on or before the date of the Special Meeting, and not revoked, will be voted at the Special Meeting or any adjournments or postponements thereof in accordance with any instructions thereon, or, if no instructions are provided, will be voted FOR approval and adoption of the Merger Proposal and, as appropriate, FOR adjournment or postponement for the purpose of soliciting additional proxies. Any Shareholder who has given a proxy pursuant to this solicitation may revoke it by attending the Special Meeting and voting in person, without compliance with any other formalities. In addition, any proxy given pursuant to this solicitation may be revoked prior to the Special Meeting by delivering an instrument revoking it or a duly executed proxy bearing a later date.


     Management of the Company does not know of any matters other than those set forth herein which may come before the Special Meeting. If any other matters are properly presented at the Special Meeting for action, it is intended that the persons named in the enclosed form of proxy and acting thereunder will vote in accordance with their discretion on such matters.

PROXY SOLICITATION

     The expense of preparing, printing and mailing this Proxy Statement and the proxies solicited hereby will be borne by the Company. In addition to the use of the mails, proxies may be solicited by officers and Directors and regular employees of the Company, without additional remuneration, by personal interviews, written communication, telephone, telegraph or facsimile transmission. The Company also will request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of Common Stock held of record by such brokerage firms, nominees, custodians and fiduciaries and will provide reimbursement for the cost of forwarding the material in accordance with customary charges. In addition, the Company has retained Georgeson & Company Inc. to assist in the solicitation of proxies at an estimated fee of $15,000 plus reimbursement of reasonable expenses.

                                    GENERAL

THE COMPANY


     Formed in 1993, the Company operates as a REIT under the Code. In connection with the Company's initial public offering of Common Stock (the "Offering"), the Company obtained a general partnership interest in and became the sole managing general partner of the Operating Partnership. The Operating Partnership was formed on November 15, 1993 and began operations as of December 8, 1993, the date of the Offering. At March 31, 1999, the Company had a 44.6% general partnership interest in and was the sole managing general partner of the Operating Partnership. At March 31, 1999, the common limited partners had a 55.4% common limited partnership interest in the Operating Partnership, with The Irvine Company and its subsidiaries owning a 54.5% common limited partnership interest in the Operating Partnership. In addition, at March 31, 1999, The Irvine Company and Mr. Bren beneficially owned an aggregate of approximately 17.9% of the outstanding shares of Common Stock. The Operating Partnership's management and operating decisions are under the unilateral control of the Company. The Company was originally incorporated in Delaware, but on May 2, 1996, changed its state of incorporation to Maryland.



     The Company is a self-administered equity REIT engaged in the operation and development (through the Operating Partnership) of apartment communities in California. As of March 31, 1999, the Operating

Partnership owned 65 apartment communities representing 16,630 operating apartment units and 2,849 apartment units under construction or development (collectively, the "Properties"). Until July 31, 2020, the Operating Partnership has the exclusive right, but not the obligation, to acquire land from The Irvine Company for development of additional apartment communities on the Irvine Ranch. The Irvine Company has no obligation to designate any land for sale and development of additional apartment communities. Since 1997, the Company has acquired or developed two off-Ranch properties (with 1,265 units) and is in the process of developing six additional off-Ranch properties (with 1,347 units). In March 1998, the Operating Partnership and Western National Property Management ("WNPM") announced the formation of a strategic alliance that, in April 1998, assumed all property management responsibilities for the Operating Partnership's Southern California portfolio. The new entity, Irvine Apartment Management Company ("IAMC"), is owned 51% by the Operating Partnership and 49% by WNPM.


     The address of the principal business and the principal executive offices of the Company is 550 Newport Center Drive, Suite 300, Newport Beach, California 92660; telephone (949) 720-5500.

THE ACQUIROR

     The Acquiror in the Merger is TIC Acquisition LLC. The principal business of the Acquiror is to merge with the Company and to be the surviving company following the Merger. The Acquiror is capitalized with $238 million in cash and cash equivalents. The Acquiror will obtain the balance of the Merger Consideration to the Nonaffiliated Shareholders at or before the consummation of the Merger. See "The Merger -- Financing; Source of Funds." The address of the principal business and the principal executive offices of the Acquiror is 550 Newport Center Drive, Suite 900, Newport Beach, California 92660; telephone
(949) 720-2000.

     The Irvine Company is the managing member (holding the sole managing member interest) of the Acquiror. The Irvine Company is a century old, privately held real estate investment company primarily engaged in the long-term development of its land in Orange County, California, and elsewhere in California. Following a comprehensive master plan created in the 1960s, The Irvine Company is building a series of large-scale communities on the Irvine Ranch, a 90 square mile parcel of land located in central Orange County in Southern California. The Irvine Company's principal business consists of the ownership, development, management and leasing of real estate on the Irvine Ranch. The sole shareholder of The Irvine Company is Donald Bren. In connection with the Merger, The Irvine Company has entered into a letter agreement with the Company. See "The Merger -- Letter Agreement with The Irvine Company" and Appendix C to this Proxy Statement.

     The Irvine Company, including its affiliates, is the largest Shareholder of the Company, with beneficial ownership of approximately 17.9% of the outstanding shares of Common Stock. The Irvine Company also beneficially owns a 54.5% common limited partnership interest in the Operating Partnership. Pursuant to the Miscellaneous Rights Agreement dated March 20, 1996, as amended, among the Company, the Operating Partnership and The Irvine Company (the "Miscellaneous Rights Agreement"), The Irvine Company has certain rights with respect to the nomination of Directors of the Company so long as The Irvine Company and its related parties meet certain beneficial ownership tests. The Irvine Company currently has the right to nominate three Directors. The three current Directors nominated by The Irvine Company are Messrs. Bren, McKee and Watson. The Company's Articles of Incorporation provide The Irvine Company additional rights with respect to the Company's Board of Directors, including the requirement that certain types of transactions, such as the Merger, be approved by more than 75% of the entire Board of Directors, which effectively requires the consent of at least one of The Irvine Company's Director nominees. See "Certain Relationships and Transactions -- Special Rights of The Irvine Company Under Certain Agreements." The address of the principal business and the principal executive offices of The Irvine Company is 550 Newport Center Drive, Suite 900, Newport Beach, California 92660; telephone (949) 720-2000.

     Irvine Community Development Company, a Delaware corporation and wholly-owned subsidiary of The Irvine Company ("ICDC"), holds the sole non-managing member interest in the Acquiror. Mr. Bren is the indirect sole shareholder of ICDC. The principal business of ICDC is land development and sales. The address of the principal business and the principal executive offices of ICDC is 550 Newport Center Drive, Suite 900, Newport Beach, California 92660; telephone
(949) 720-2000.

                 BACKGROUND; PURPOSE AND EFFECTS OF THE MERGER

BACKGROUND OF THE MERGER

     In mid-November 1998, The Irvine Company requested Latham & Watkins and NationsBanc Montgomery Securities LLC ("NationsBanc Montgomery") to analyze The Irvine Company's investment alternatives. After initial consultations with Latham & Watkins and NationsBanc Montgomery, The Irvine Company decided to pursue more intensive analysis of its investment alternatives, including possible business combination transactions with the Company. NationsBanc Montgomery presented its preliminary financial analyses as well as a discussion of issues related to potential third-party offers to The Irvine Company in connection with a possible business combination with the Company in the form of a report dated November 25, 1998 (the "First NationsBanc Montgomery Report"). During the period from November 25, 1998 to December 1, 1998, The Irvine Company consulted from time to time with Latham & Watkins and NationsBanc Montgomery regarding various courses of action. During this period, The Irvine Company also discussed with Bank of America the availability of a special funding facility for a potential transaction. On December 1, 1998, The Irvine Company entered into an engagement letter with NationsBanc Montgomery (the "Acquiror Engagement Letter").

     On December 1, 1998, after the close of trading on the NYSE, the Acquiror delivered a letter (the "December 1 Letter") to the Company, the text of which follows:

                              TIC Acquisition LLC
                            550 Newport Center Drive
                            Newport Beach, CA 92660
                                                         December 1, 1998
Board of Directors
Irvine Apartment Communities, Inc.
550 Newport Center Drive
Newport Beach, CA 92660

Gentlemen:

     This letter is a proposal from TIC Acquisition LLC, a wholly owned subsidiary of The Irvine Company, to acquire all of the outstanding common shares of Irvine Apartment Communities, Inc. in a business combination for $32.50 per share in cash. This represents a 21% premium to yesterday's closing price and one of the highest cash premiums ever paid for a REIT. We are prepared, at the earliest possible time, to enter into a binding agreement which would contain standard terms and conditions for transactions of this nature. There will be no financing contingency.

     We believe that our proposal presents an excellent opportunity for shareholders of Irvine Apartment Communities to achieve liquidity for their shares at a significant premium to current market value. We are confident that you will conclude that our proposal is fair and in the best interests of the public shareholders.

     Attached is a press release to be issued immediately which briefly describes our reasons for making this proposal. We look forward to your response at your earliest convenience but in any event no later than December 31, 1998.

     We look forward to your careful consideration of this important proposal and are prepared to work closely with you over the coming weeks.
                                          Very truly yours,

                                          TIC Acquisition LLC
                                          By: /s/ MICHAEL D. MCKEE
                                            ------------------------------------
                                            Michael D. McKee
                                            Authorized Officer

     Also on December 1, 1998, after the close of trading on the NYSE, the Acquiror issued a press release stating that the Acquiror proposed to acquire all of the outstanding shares of Common Stock at a price of $32.50 per share.

     The Company's Articles of Incorporation and by-laws contain provisions establishing an Independent Directors Committee of the Board of Directors, which must approve all transactions (including transactions under the Exclusive Land Rights and Non-Competition Agreement dated as of November 21, 1993 by and among The Irvine Company, the Operating Partnership, the Company and Mr. Bren, as amended (the "Land Rights Agreement")) between the Company, on the one hand, and The Irvine Company and its affiliates, on the other. The Independent Directors Committee consists of five of the nine members of the Board of Directors (Anthony M. Frank (Chairman), John F. Grundhofer, Bowen H. McCoy, John F. Seymour, Jr. and Jack W. Peltason). Each member of the Independent Directors Committee must not be (i) an affiliate of, or an officer, director or employee of, The Irvine Company or (ii) a spouse, ancestor or lineal descendant or brother or sister of Mr. Bren, and cannot have been employed by The Irvine Company or any of its subsidiaries within the five years preceding such person's election as a Director of the Company.


     On December 3, 1998, the Independent Directors Committee met to consider what action the Board of Directors should take in response to the offer from the Acquiror. Mr. Peltason was unavailable for the initial meeting and did not participate in any of the deliberations of the Independent Directors Committee prior to February 1, 1999. At the initial meeting, Mr. Frank outlined the terms and conditions of the December 1 Letter. Mr. Frank then indicated that it would be appropriate for the committee to hire a financial advisor to assist it in reviewing the proposal set forth in the December 1 Letter and in formulating a response. After discussion, the Independent Directors Committee authorized Messrs. Frank and McCoy to interview a number of candidates.



     On December 4, 1998, Messrs. Frank and McCoy met with Davis Polk, who had acted as counsel to the Company, the Board of Directors and the Independent Directors Committee since the Offering, for the purpose of interviewing candidates for financial advisor to the Board of Directors. Presentations were made by four investment banks invited by the Independent Directors Committee based upon their general reputation and experience in REIT mergers and acquisitions, "going private" transactions and similar matters.


     Also on December 4, 1998, Mr. Frank, on behalf of the Independent Directors Committee, delivered to the Acquiror a letter acknowledging receipt of the December 1 Letter and stating that the Board of Directors and the Independent Directors Committee intended to review the Acquiror's proposal and respond in due course.

     On December 8, 1998, by unanimous written consent, the Board of Directors established a Special Committee consisting of Messrs. Frank, McCoy, Grundhofer and Seymour, four Directors of the Company who are not employees of the Company or The Irvine Company and are not affiliates of The Irvine Company, Mr. Bren or their affiliates (other than the Company and its subsidiaries). The Special Committee was delegated the full power and authority of the Board of Directors to determine what actions with respect to the proposal set forth in the December 1 Letter would be in the best interests of the Nonaffiliated Shareholders, including whether to consummate or reject the proposal set forth in the December 1 Letter or seek modification of any of its terms. The Board of Directors authorized the Special Committee to evaluate and negotiate, if appropriate, the terms of the proposal set forth in the December 1 Letter with the Acquiror and its representatives, to consider and negotiate the terms of transactions other than the proposal set forth in the December 1 Letter as it deemed appropriate, and to make a recommendation to the full Board of Directors concerning the proposal set forth in the December 1 Letter. The Special Committee was also authorized to retain legal advisors and investment bankers to assist it in discharging these duties and to determine appropriate compensation for its members. Other than the legal and financial advisors engaged by and on behalf of the Special Committee, no outside parties were engaged to negotiate on behalf of the Nonaffiliated Shareholders (the Special Committee served this purpose).

     Also on December 8, 1998, the Special Committee held its initial meeting. At the meeting, the Special Committee elected Messrs. Frank and McCoy as Co-Chairmen of the Special Committee and retained Davis Polk as legal counsel in connection with the Special Committee's evaluation and negotiation of the proposal set forth in the December 1 Letter and any alternative transactions. The Special Committee also retained Piper & Marbury L.L.P. and Morris, James, Hitchens & Williams for the purpose of consultation with regard to Maryland and Delaware law, respectively. The Special Committee, along with Davis Polk, reviewed the presentations received from the four investment banks and discussed their relative merits. After further deliberations, the Special Committee engaged Morgan Stanley as its financial advisor to analyze and provide advice with respect to the proposal set forth in the December 1 Letter and with respect to any other strategic transaction or decision which might be considered by the Special Committee whether or not involving the Acquiror and to assist in any negotiations with respect to such transactions. For descriptions of the terms of the engagement of Morgan Stanley, see "-- Opinion of the Financial Advisor for the Special Committee." The Special Committee then discussed the fact that affiliates of U.S. Bancorp, of which Mr. Grundhofer is Chairman, President and Chief Executive Officer, are lenders to The Irvine Company (as well as to the Company). In addition, it was expected that one or more of these affiliates would be lenders (as participants in a syndicated facility) to The Irvine Company in connection with the proposed merger. However, the Special Committee determined that, because these affiliates are not agent banks or lead banks under the facilities in question, and the aggregate of these loans was not material to U.S. Bancorp, these relationships would not impair Mr. Grundhofer's ability to serve on the Special Committee and to evaluate the proposed merger and merger agreement. In light of the extensive time commitments and travel anticipated in connection with negotiating a transaction (including reviewing and negotiating the terms of the proposed merger, numerous meetings in New York City and California and numerous telephonic meetings), the Special Committee also determined compensation for its members as follows: In addition to the Company's normal fees for attendance at meetings and reimbursement of expenses, Messrs. Grundhofer and Seymour will each receive $20,000 for their service as members of the Special Committee through March 31, 1999 and Messrs. Frank and McCoy will each receive $50,000 for their service as Co-Chairmen of the Special Committee through March 31, 1999.


     On December 22, 1998, the Compensation Committee of the Board of Directors (consisting of Messrs. McCoy and Seymour) met with its employee benefits consultant, Frederic W. Cook & Co., Inc., to discuss appropriate arrangements for preventing the loss of key employees in light of uncertainty as to the Company's future status. The Compensation Committee's employee benefits consultant analyzed the Company's current compensation arrangements for senior management and other key employees and presented its recommendations relating to appropriate retention arrangements. The Compensation Committee ultimately determined that these retention-related matters were integrally related to the proposal set forth in the December 1 Letter of the Acquiror, and therefore, it would be more appropriate for the Special Committee to address and decide these issues.

     Later on December 22, 1998, the Special Committee met with Davis Polk and Morgan Stanley. The Special Committee discussed the retention issues considered by the Compensation Committee and authorized the implementation of certain measures aimed at the retention of key employees, all as more fully described under "-- Interests of Certain Persons in the Merger." Davis Polk then outlined the duties of the Special Committee under Maryland law and aspects of federal securities law. In addition, the Special Committee and its advisors considered the structural impediments contained in the Company's Articles of Incorporation (including ownership limitations and provisions that effectively require the consent of The Irvine Company before the Company can engage in certain transactions (including sale or liquidation of the Company) or amend the Company's Articles of Incorporation to change these provisions), as well as The Irvine Company's stated desire not to consider offers to sell its position in the Company. The Special Committee believed that these circumstances would deter any serious interest from third-party bidders because The Irvine Company could effectively block any attempt of a third-party bidder to obtain control of the Company. Accordingly, the Special Committee determined that it was impracticable to solicit third-party bidders. On the basis of this determination, the Special Committee, taking into account the advice it received from its legal advisors regarding its duties under Maryland law, concluded that it would not solicit third-party bidders. The Special Committee decided to negotiate the highest price and best terms possible for a transaction with the Acquiror and then determine whether it was preferable to engage in such transaction or to adopt the alternative of saying "no" to such transaction and to continue to operate the Company as a public company for the benefit of the Shareholders. Morgan Stanley then reviewed certain preliminary financial and comparative analyses based in part on information it had received from the Company in the prior week. Morgan Stanley noted that its analyses were preliminary and subject to revision. See "-- Preliminary Analyses Conducted for the Special Committee."


     At the request of the Special Committee and the Acquiror, on December 30, 1998, Morgan Stanley and NationsBanc Montgomery met to discuss their respective valuation analyses. Also present were representatives of Merrill Lynch Equity Research, a consultant to The Irvine Company. Morgan Stanley presented its preliminary valuation analyses. In addition, Morgan Stanley delivered a letter requesting disclosure from NationsBanc Montgomery, the Acquiror and The Irvine Company of all material facts relating to the use or value of the assets in question and to the market value of the subject transaction. NationsBanc Montgomery presented its financial analyses to Morgan Stanley in connection with the proposed business combination in the form of a report dated December 30, 1998 (the "Second NationsBanc Montgomery Report"). During the meeting, a discussion ensued about the Company's October 30, 1998 Board of Directors meeting pertaining to the 1999 business plan of the Company (the "1999 Business Plan"). At that Board meeting, members of management of the Company had discussed management's 1999 Business Plan and the assumptions underlying it. Following that presentation, Mr. Bren had indicated that he believed that certain assumptions in management's proposed 1999 Business Plan were too conservative in light of existing conditions and expected market conditions in 1999 and beyond. Prior to the meeting, Mr. Bren had presented information that suggested a recent rental growth rate for certain competitive properties in the range of 12% and that management's assumed 1999 rental growth rate of 5% should be reviewed. Management disagreed with the information presented and the conclusions reached by Mr. Bren. There followed considerable discussion among the Directors and management of what growth assumptions and targets should be established for the 1999 Business Plan. Upon conclusion of this discussion, the Board of Directors (including Mr. Bren) unanimously approved management's 1999 Business Plan as a base case and it was agreed that management would undertake to develop an additional 1999 Business Plan which would reflect actual growth rates in the relevant competitive California markets. It was also agreed by management and the Board of Directors that, in any case, the Company would commit to meet or exceed the competitive market in 1999 with respect to rental growth and occupancy rates. It was further agreed that management would work with representatives of The Irvine Company and independent consultants to agree on the composition of properties comprising appropriate competitive markets. Because of the Acquiror's acquisition proposal, the additional 1999 Business Plan has not yet been undertaken.

     In connection with the ongoing discussions, on December 31, 1998, the Acquiror sent a letter to the Special Committee extending the time for the Special Committee to respond to the Acquiror's proposal from December 31, 1998 to January 18, 1999.

     On January 7, 1999, NationsBanc Montgomery delivered to Morgan Stanley certain materials pertaining to the Company as requested by Morgan Stanley in its December 30, 1998 letter. In a letter dated January 12, 1999 (the "Third NationsBanc Montgomery Report" and, together with the First NationsBanc Montgomery Report and the Second NationsBanc Montgomery Report, the "NationsBanc Montgomery Reports"), NationsBanc Montgomery provided additional detail and documentation in support of the Acquiror's offer of $32.50 per share.


     By mutual agreement, on January 13, 1999, Morgan Stanley and NationsBanc Montgomery met to discuss outstanding differences between the two financial advisors related to valuation assumptions, including rental growth rates, liquidity or control discounts, the valuation of the Land Rights Agreement, capitalization rates, and the asset and equity discount rates. Morgan Stanley reiterated its position that as a result of its preliminary analyses, Morgan Stanley continued to be of the view that the Acquiror's offer undervalued the Company.



     On January 14, 1999, the Special Committee met with Morgan Stanley and Davis Polk and reviewed the discussions that had occurred up until that point and outlined the major differences between NationsBanc Montgomery's and Morgan Stanley's valuations, including certain rental growth assumptions, capitalization rates, and the asset and equity discount rates. For a discussion of these differences, see "-- Major Differences Between NationsBanc Montgomery's and Morgan Stanley's Analyses." Morgan Stanley then provided to the Special Committee a summary of its preliminary analyses. Morgan Stanley noted that its analyses were preliminary and subject to revision. No resolution was reached on the valuation assumption differences. See "-- Preliminary Analyses Conducted for the Special Committee."



     On January 18 and 19, 1999, Messrs. Frank and McCoy arranged to meet with Messrs. Bren and McKee, together with their respective financial advisors, to discuss valuation issues. No progress was made at these meetings. Following the meeting on January 19, 1999, Messrs. Bren and McKee met with Messrs. Frank and McCoy and indicated that, as a result of the ongoing discussions, the Acquiror might be willing to increase its offer to $33.50 per share. Messrs. Frank and McCoy responded that they would discuss the matter with the full Special Committee.


     On January 20, 1999, the Special Committee met with its advisors to discuss the course of the negotiations. After deliberation, the Special Committee concluded that a price of $33.50 per share would not be satisfactory. The Special Committee instructed Messrs. Frank and McCoy to communicate to Mr. Bren that the Special Committee would not support a price of $33.50 per share. Messrs. Frank and McCoy telephoned Mr. Bren informing him of the Special Committee's conclusion. Mr. Bren indicated that he would consider the matter and proposed a meeting with Messrs. Frank and McCoy on January 21, 1999.

     On January 21, 1999, Mr. Bren telephoned Messrs. Frank and McCoy and stated that, as a final offer, the Acquiror was willing to raise its offer to $34.00 per share. Messrs. Frank and McCoy indicated that they would communicate the revised offer to the Special Committee.

     Later on January 21, 1999, the Special Committee met with Davis Polk and Morgan Stanley. Mr. McCoy indicated that the Acquiror had agreed to raise its offer to $34.00 per share. Messrs. Frank and McCoy also indicated that Mr. Bren urged them to consider this proposal carefully with the full Special Committee and stated that the time had come when the transaction should either be concluded or discussions terminated. Messrs. Frank and McCoy advised the members of the Special Committee that they believed that $34.00 per share was the final and best offer that would be received from the Acquiror. This assessment was based on the history and status of the negotiations (as described above), including, among other things, the direct interaction between Messrs. Frank and McCoy and Mr. Bren, two months of negotiations and two increases, aggregating $1.50 per share, in the proposed merger consideration (from $32.50 to $33.50 to $34.00) and the experience of Messrs. Frank and McCoy with the Acquiror and Mr. Bren (including over five years of service on the Board of Directors). In response to questions from members of the Special Committee, Morgan Stanley indicated that its preliminary view was that it would be able to deliver a fairness opinion to the Board of Directors with respect to a transaction at $34.00 per share.

     Later on January 21, 1999, Messrs. Frank and McCoy telephoned Mr. Bren and stated that the Special Committee would likely recommend acceptance of a transaction at a price of $34.00 per share subject to final approval by the Special Committee, receipt by the Special Committee of a written opinion from Morgan Stanley that such consideration would be fair from a financial point of view to the Nonaffiliated Shareholders, approval by the Board of Directors and agreement on the terms of a definitive merger agreement.

     In subsequent conversations between the parties on the same day, it became evident that the Acquiror's offer did not include the continued payment of quarterly dividends to the Shareholders, whereas the Special Committee had contemplated the continued payment of regular quarterly dividends until the completion of the Merger. The Special Committee concluded that it was not prepared to recommend a transaction that did not allow for the continued payment of regular quarterly dividends.

     On January 26, 1999, the Acquiror delivered a letter to the Company stating that in light of nearly two months of negotiations between the parties and the upcoming regularly scheduled February 1, 1999 meeting of the Board of Directors, at which declaration of quarterly dividends was scheduled to be considered, the Acquiror believed that the parties should come to a prompt resolution regarding the outstanding issues. The Acquiror set a deadline of 5:00 p.m. on February 1, 1999 for the resolution of all open issues.

     The material open issues were: (i) whether the Company would continue to be able to pay regular quarterly dividends; (ii) financing representations of the Acquiror; (iii) the right of the Special Committee to change its recommendation with respect to the Merger; and (iv) the scope of covenants restricting the conduct of the Company's business pending the Merger.

     On January 27, 1999, the Special Committee met with Davis Polk and Morgan Stanley. Pursuant to earlier discussions between members of the Special Committee and Mr. Bren, the Special Committee instructed its counsel to attempt to resolve as many of the open issues as possible. The Acquiror instructed its counsel similarly. During the period from January 28, 1999 through January 31, 1999, Davis Polk continued to negotiate the terms of a definitive merger agreement with Latham & Watkins. No material progress was made.


     By mutual agreement, on January 31, 1999, Messrs. Frank, McCoy, Bren and McKee, with their respective financial advisors and counsel, met in an attempt to resolve the major outstanding issues. The parties met for several hours, discussing each of these issues, but no agreement was reached on these issues.


     On the morning of February 1, 1999, the Special Committee met prior to the Company's regularly scheduled Board of Directors and Committee meetings. The Special Committee and Davis Polk then met with Messrs. Bren and McKee and Latham & Watkins. Thereafter, the Special Committee and Mr. Bren met for approximately one hour. At this meeting, the remaining open issues were resolved as follows:
(i) the parties agreed that the Company would continue to pay regular quarterly dividends after entering into the proposed merger agreement, provided that the record dates for the second and third quarter 1999 dividends would not be earlier than June 15, 1999 and September 15, 1999, respectively; (ii) the Acquiror and The Irvine Company agreed to represent in the proposed merger agreement and related letter agreement that the Acquiror would maintain a minimum of $150 million of cash on hand and would have access to additional funds sufficient to consummate the Merger; (iii) the parties agreed that, consistent with its duties, the Special Committee would have the right to change its recommendation with respect to the Merger, provided that it would be subject to a $19,250,000 break-up fee in certain circumstances; and (iv) the parties agreed that the Company would be subject to restrictions on its ability to transfer property, incur indebtedness, enter into material contracts and discharge liabilities prior to the closing of the Merger. Upon resolution of these open issues, the parties reached an agreement in principle, subject to formal approval by the Special Committee and the entire Board of Directors and receipt by the Board of Directors of the Morgan Stanley fairness opinion.

     Later on February 1, 1999, the Special Committee held a meeting with Davis Polk. Davis Polk reviewed the principal terms and conditions of the Merger Agreement and outlined to members of the Special Committee the details of their duties. Morgan Stanley had previously indicated its view that it would be able to deliver an opinion that the $34.00 in cash per share to be received by the Nonaffiliated Shareholders in the Merger was fair from a financial point of view to such holders. See "-- Opinion of the Financial Advisor for the Special Committee." Subject to receipt of Morgan Stanley's fairness opinion, after full discussion, the Special Committee unanimously determined that the Merger Proposal was fair to, and in the best interests of, the Nonaffiliated Shareholders. Subject to receipt of Morgan Stanley's fairness opinion, after full discussion, the Special Committee unanimously adopted resolutions (i) recommending to the Board of Directors that it approve and adopt the Merger Proposal and (ii) recommending to the Shareholders that they vote to approve and adopt the Merger Proposal.


     Immediately following the Special Committee meeting, the Board of Directors and the Independent Directors Committee met to consider the Merger Proposal. Davis Polk outlined to the Board of Directors its duties. Messrs. Bren, McKee and Watson then departed the meeting temporarily to permit Directors William H. McFarland and Jack W. Peltason, neither of whom had served on the Special Committee, a full opportunity to ask questions and obtain information to satisfy themselves that the Merger Proposal was fair to, and in the best interests of, the Nonaffiliated Shareholders. Messrs. Bren, McKee and Watson then rejoined the meeting and Davis Polk reviewed the principal terms and conditions of the Merger Agreement. Morgan Stanley then reviewed the financial terms of the Merger and Morgan Stanley's financial analyses and delivered its oral opinion, subsequently confirmed in writing as of February 1, 1999, and subject to the various considerations set forth in its opinion, that the consideration to be received by the Nonaffiliated Shareholders pursuant to the Merger Agreement is fair from a financial point of view to such holders. In response to questions from the Directors, Morgan Stanley gave its informal response, based on its analyses described in "-- Opinion of the Financial Advisor for the Special Committee" and the circumstances then existing and as discussed with the Special Committee, that the proposed transaction at $34.00 per share was a superior alternative for the Nonaffiliated Shareholders as compared to continuing to hold their shares of Common

Stock. Some of these circumstances included: (a) the lack of other alternatives to the proposed transaction based on the stated desire of The Irvine Company not to consider offers to sell its position in the Company, (b) the possibility, based on conversations with The Irvine Company relative to land pricing for apartment community uses versus alternative uses, that actual land for multi-family development made available to the Company in the future by The Irvine Company might be substantially less than the assumptions in the Company's business plan, (c) the potential inability of the Company to attract and retain qualified senior management personnel if the Merger is not consummated because there would be ongoing uncertainty as to the possibility of future "going private" transactions that might be initiated by The Irvine Company and (d) the analyses performed by Morgan Stanley in connection with rendering its fairness opinion. Finally, Morgan Stanley indicated that failure to consummate the Merger would likely be viewed by investors as having adversely affected the relationship between the Company and The Irvine Company, and therefore the price of the Common Stock would likely be affected. The Special Committee and the Board of Directors took the view of Morgan Stanley into account in their evaluation of the Merger. While neither the Special Committee nor the Board of Directors formally adopted the view of Morgan Stanley, they concluded that the Merger was fair to, and in the best interests of, the Nonaffiliated Shareholders. Following the discussions with Morgan Stanley, the Special Committee recommended that the Board of Directors and the Independent Directors Committee each approve the Merger Proposal. After full discussion, the Board of Directors and the Independent Directors Committee each unanimously determined that the Merger Proposal was fair to, and in the best interests of, the Nonaffiliated Shareholders, and adopted resolutions to approve and adopt the Merger Proposal and to recommend that the Shareholders vote to approve and adopt the Merger Proposal.

     Later on February 1, 1999, the Company and the Acquiror entered into a definitive merger agreement, a copy of which is attached as Appendix A to this Proxy Statement. The Company and The Irvine Company also entered into a letter agreement, a copy of which is attached as Appendix C to this Proxy Statement.

     On February 2, 1999, prior to the open of trading on the NYSE, the Company and the Acquiror issued a joint press release announcing that they had signed a definitive merger agreement under which, upon the merger of the Company into the Acquiror, the Shareholders would receive $34.00 in cash per share.


PRELIMINARY ANALYSES CONDUCTED FOR THE SPECIAL COMMITTEE



     The Special Committee retained Morgan Stanley to act as the Company's financial advisor with respect to the proposed merger and related matters. At meetings of the Special Committee on both December 22, 1998 and January 14, 1999, Morgan Stanley reviewed with the Special Committee preliminary financial and comparative analyses of the Company. These analyses, although not complete at the time, were prepared for two major purposes: (i) for the purpose of providing the Special Committee with an update as to Morgan Stanley's valuation analyses performed to date and (ii) for purposes of negotiation with the Acquiror, The Irvine Company and NationsBanc Montgomery.



     THE FOLLOWING IS A SUMMARY OF PRELIMINARY ANALYSES PREPARED BY MORGAN STANLEY AND DISCUSSED WITH THE SPECIAL COMMITTEE ON DECEMBER 22, 1998 AND JANUARY 14, 1999. THE INFORMATION CONTAINED IN THE PRELIMINARY ANALYSES WAS PREPARED AS A NEGOTIATING TOOL AND TO PROVIDE THE SPECIAL COMMITTEE WITH SOME BACKGROUND INFORMATION WITH RESPECT TO POSSIBLE ALTERNATIVES IN CONNECTION WITH THE OFFER MADE BY THE ACQUIROR. IT IS IMPORTANT TO NOTE THAT NEITHER THE DUE DILIGENCE NOR THE ANALYSES PERFORMED BY MORGAN STANLEY REFLECTED IN THE ABOVE REFERENCED DRAFTS WERE COMPLETE AT THE TIME THE PRELIMINARY DRAFTS WERE PREPARED AND THEY WERE NOT INTENDED TO BE RELIED UPON BY THE SPECIAL COMMITTEE OR ANY THIRD PARTIES, INCLUDING THE SHAREHOLDERS. THE SPECIAL COMMITTEE WAS AWARE OF THE STATUS OF AND THE PRELIMINARY NATURE OF THE DRAFTS AND THE FACT THAT THEY WERE NOT TO BE RELIED UPON. THE PRELIMINARY DRAFTS WERE PREPARED AS OF DECEMBER 22, 1998 AND JANUARY 14, 1999 AND REFLECT INFORMATION MADE AVAILABLE TO MORGAN STANLEY PRIOR TO SUCH DATES. THEREFORE, MORGAN STANLEY'S PRELIMINARY ANALYSES PERFORMED AS OF DECEMBER 22, 1998 AND JANUARY 14, 1999 DO NOT AND DID NOT AS OF THE DATES THEY WERE PROVIDED TO THE SPECIAL COMMITTEE REFLECT THE FINAL VIEWS OF MORGAN STANLEY WITH RESPECT TO MORGAN STANLEY'S VALUATION OF THE COMPANY OR AN OPINION AS TO THE FAIRNESS OF THE PROPOSED TRANSACTION.

     In preparing the preliminary analyses, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by Morgan Stanley for the purposes of its analyses. With respect to the financial projections, Morgan Stanley assumed that such information had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of the Company. Further, Morgan Stanley relied upon the Company's estimates of the synergies and other cost savings to be realized pursuant to the proposed merger. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of the Company, nor was Morgan Stanley provided with any such appraisals. In addition, as discussed above, the preliminary analyses were prepared primarily for negotiation purposes, and they should be treated accordingly. The Morgan Stanley analyses are necessarily based on economic, market and other conditions as in effect on, and the information made available to Morgan Stanley as of, December 22, 1998 and January 14, 1999.



 December 22, 1998 Special Committee Meeting



     Net Asset Value. Morgan Stanley estimated the net asset value of the Company based on a property-by-property analysis. For stabilized properties, a range of capitalization rates based on recent, comparable market transactions was applied to estimates of 1999 net operating income, based on rent growth projections ranging from 5% to 10%. Properties under development were valued using a discounted cash flow analysis through the stabilization period using discount rates ranging from 12% to 16% and applying capitalization rates ranging from 7.25% to 8.25% to estimate terminal value. The LRA Value was added to the net asset value based upon the Company's right to purchase land from The Irvine Company at below-market prices. The LRA Value was estimated at $50 million to $100 million based upon a total build-out of 17,000 units through the Land Rights Agreement expiration date, and assuming a 5% to 15% discount to projected land sales based upon a historical review of appraisals under the Land Rights Agreement. The gross value of the assets was reduced by the estimated value of the Company's outstanding consolidated debt and preferred equity to arrive at a net asset value range of $35.00 to $44.00 per fully diluted share, as compared to the offer price as of that date of $32.50 per share.



     Discounted Cash Flow. Morgan Stanley performed discounted cash flow analyses of the Company based upon the preliminary due diligence performed and the projections provided by the Company and rental growth assumptions ranging from 5% to 9%. Morgan Stanley performed two separate discounted cash flow analyses using the varying rental growth rates: dividend discount and leveraged recapitalization. The dividend discount model discounted dividends per share for the years 1999 through 2003, using discount rates reflecting an expected equity total return and applying terminal multiples on 2004 FFO. The expected equity total return was determined based upon comparable companies' dividend yields plus expected FFO growth. The leveraged recapitalization analysis assumed that debt would be raised to purchase the outstanding public shares and projected dividends based upon 50% of funds available for distribution after all projected capital expenditures. The projected dividends were discounted for the years 1999 through 2003. The ranges of estimated present values per share of Common Stock pursuant to the discounted cash flow analyses are shown below, as compared to the offer price as of that date of $32.50 per share:



          METHODOLOGY             DISCOUNT RATE     TERMINAL MULTIPLE    PER SHARE VALUE RANGE
          -----------             --------------    -----------------    ---------------------
Dividend Discount...............  13.0% to 15.0%      9.0x to 10.5x        $34.00 to $43.00
Leveraged Recapitalization......  14.5% to 16.5%      8.5x to 10.0x        $33.00 to $43.00



     Analyses of Selected Comparable Publicly Traded Companies. Morgan Stanley reviewed the trading statistics of selected comparable publicly traded apartment REITs, selected on the basis of their size, portfolio characteristics and geographic concentration or presence in high-barrier-to-entry markets. The comparable companies selected are listed below:



          - Archstone Communities Trust



          - AvalonBay Apartment Communities Inc.



          - BRE Properties Inc.

          - Equity Residential Properties Trust



          - Essex Property Trust Inc.



          - Post Properties Inc.



     Such trading statistics included aggregate value to EBITDA multiples, price to FFO multiples, price to normalized FFO multiples, dividend yields, and multiple to total return ratios, based on consensus security analyst estimates for 1999 as reported by First Call. The normalized FFO multiples were calculated based on normalizing each company's 1999 projected FFO to a target leverage ratio of 35% debt to market capitalization based upon the comparable companies' average leverage levels. The multiple to total return ratios were obtained by dividing the FFO trading multiple for each company by its total return, computed as the sum of its annualized reported dividend yield and the consensus analyst estimate of the long term growth rate as reported by First Call.



     Morgan Stanley then added the estimated LRA Value, as calculated above, to the values estimated by applying trading statistics of the comparable companies to the Company.



     The following table presents, as of December 22, 1998, the range of multiples of the comparable companies and the resulting implied value range for the Common Stock. The comparable company information was based upon consensus security analyst estimates for 1999 as reported by First Call.



                        AGGREGATE VALUE/
                          LAST TWELVE                       PRICE/NORMALIZED
                             MONTHS         PRICE/1999E         DIVIDEND          DIVIDEND        MULTIPLE TO
                             EBITDA             FFO            1999E FFO           YIELD          TOTAL RETURN
                        ----------------  ----------------  ----------------  ----------------  ----------------
COMPARABLE COMPANIES
  INFORMATION.........   13.3x to 16.6x    9.1x to 10.4x     9.8x to 10.8x      5.9% to 7.6%      .52x to .65x
COMPANY COMMON STOCK
  ESTIMATED VALUE
  RANGE...............  $22.35 to $32.46  $27.04 to $30.59  $29.08 to $31.74  $26.64 to $33.74  $28.64 to $35.38



     No company utilized as a comparison in the comparable companies analysis is identical to the Company. In evaluating the comparable companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the Company, such as the impact of competition on the Company and the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of the Company or the industry or in the financial markets in general.



     Ability-to-Pay Analysis. Morgan Stanley analyzed the estimated purchase price that could be paid by another public apartment company based on a variety of assumptions as to the potential acquiror's acceptable level of earnings accretion or dilution. Based upon each company's cost of debt and equity, a supportable purchase price was calculated assuming the price would result in break-even earnings or be slightly dilutive. To arrive at the break-even and slightly dilutive prices, the Company's 1999 estimated FFO was divided by the blended cost of debt and equity. The blended cost of debt and equity was determined based on the debt and preferred equity to total market capitalization ratio multiplied by the cost of debt, and the equity market capitalization to total market capitalization ratio multiplied by the inverse of the FFO multiple which equates to the cost of equity. The resulting comparable companies supportable price ranged from $32.00 to $35.00.



     Analyses of Selected Comparable Transactions. Morgan Stanley compared the principal terms of the Merger with those of selected other comparable transactions. Morgan Stanley analyzed two groups of selected precedent transactions: public multi-family REIT transactions and minority shareholder transactions.

                     PUBLIC MULTI-FAMILY REIT TRANSACTIONS



   DATE ANNOUNCED                   ACQUIROR                             ACQUIREE
---------------------  -----------------------------------    -------------------------------
July 8, 1998           Equity Residential Properties Trust    Merry Land & Investment Company
April 2, 1998          Security Capital Pacific Trust         Security Capital Atlantic
March 8, 1998          Bay Apartment Communities              Avalon Properties
December 23, 1997      Apartment Investment and Management    Ambassador Properties
                       Company
December 17, 1997      Camden Property Trust                  Oasis Residential
August 28, 1997        Equity Residential Properties Trust    Evans Withycombe
August 4, 1997         Post Properties Trust                  Columbus Realty Trust
January 17, 1997       Equity Residential Properties Trust    Wellsford Residential
December 16, 1996      Camden Property Trust                  Paragon Group, Inc.
October 1, 1996        United Dominion Realty                 South West Property Trust
October 1, 1995        BRE Properties Inc.                    REIT of California



     Based on the average trading prices for the ten trading days ending five trading days prior to the public announcement of each of the public multi-family REIT transactions, the average premium paid for the company being acquired by the surviving company was 11.7% and ranged from (1.0)% to 20.7% for the selected transaction. On the same computation basis, the premium to be paid by the Acquiror pursuant to the proposed merger with the Company was 19.1%, based upon the offer price as of that date of $32.50. However, these transactions represented stock for stock merger transactions and Morgan Stanley believed, therefore, that these transactions were not comparable to the proposed merger under discussion.



     The second group of transactions analyzed involved minority squeeze-out transactions in which the majority shareholder bought out the minority shareholders. A sampling of 24 transactions from 1992 to 1998 was reviewed:

                       MINORITY SHAREHOLDER TRANSACTIONS



  DATE ANNOUNCED               ACQUIROR                         ACQUIREE
  --------------               --------                         --------
October 19, 1998    Affiliated Computer Services,    BRC Holdings Inc.
                    Inc
September 23, 1998  Usinor SA                        J&L Specialty Steel Inc.
July 7, 1998        Dexter Corporation               Life Technologies
June 2, 1998        BT OPI Acquisition Corp          BT Office Products
                                                     International
May 26, 1998        Dow AgroSciences                 Mycogen Corp.
March 16, 1998      Robert L. Johnson and Liberty    BET Holdings Inc.
                    Media
March 4, 1998       Xerox Corporation                XL Connect Solutions, Inc.
February 27, 1998   World Access, Inc.               NACT Telecommunications
January 8, 1998     Rayonier Inc.                    Rayonier Timberlands LP
August 1, 1997      RP Vehicle, Inc.                 Rhone-Poulenc Rorer Inc.
June 20, 1997       Waste Management, Inc.           Wheelabrator Technologies Inc.
June 3, 1997        F.H. Faulding & Co. Ltd.         Faulding Inc.
April 17, 1997      Zurich Insurance Inc.            Zurich Reinsurance Centre
                                                     Holdings Inc.
January 28, 1997    Monsanto                         Calgene Inc.
January 13, 1997    Novartis AG                      Systemix Inc.
December 17, 1996   Allmerica Financial Corp.        Allmerican Ppty. & Casualty
                                                     Cos.
August 8, 1996      Chemed Corp                      Roto Rooter Inc.
October 18, 1995    Rhone-Poulenc Rorer Inc.         Applied Immune Sciences
April 5, 1995       Club Mediterranee S.A.           Club Med, Inc.
March 7, 1995       AT&T Co.                         Lin Broadcasting Corp.
April 28, 1994      MacFaddenHoldings & Boston       Enquirer/Star Group Inc.
                    Ventures
November 23, 1993   Triarc Co.                       Southeastern Public Service Co.
October 13, 1993    Medco Containment Services       Medical Marketing Group Inc.
                                                     Inc.
August 17, 1992     Leucadia National Corp.          PHLCorp Inc.



     The premiums paid ranged widely from approximately 0% to 50%. Applying the premiums paid from the selected minority transactions resulted in a value range of $30.00 to $35.00.



     No transaction utilized as a comparison in a comparable transaction analysis is identical to the Merger in timing, size and currency, and, accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning financial and operating characteristics of the Company and other factors that would affect the acquisition value of companies to which it is being compared. In evaluating the selected comparable transactions, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the Company, such as the absence of any adverse material change in the financial conditions and prospects of the Company or the industry or in the financial markets in general.



     Wall Street's Views. Morgan Stanley reviewed the price estimates and net asset value estimates for the Company as reported by Green Street Advisors, Morgan Stanley Dean Witter, CIBC Oppenheimer, Jefferies & Company, Sutro & Co., the Penobscot Group, and Realty Stock Review. Morgan Stanley reviewed the net asset and price target valuations published by the analysts prior to the December 1, 1998 offer date, and after December 1, 1998. From October 5, 1998 to December 10, 1998 (post-announcement), the net asset value estimates from these analysts ranged from $24.00 to $35.28 per share. In the same time period, 12-month price targets ranged from $30.00 to $37.47 per share.

  January 14, 1999 Special Committee Meeting



     Morgan Stanley reviewed a summary of its preliminary financial analyses as of that date to the Special Committee on January 14, 1999. Analysis had continued since the December 22, 1998 meeting based upon, among other things, further review of updated Orange County rental surveys, review of recent apartment sale transactions, discussions with Company management, review of materials received from NationsBanc Montgomery, and assumption and valuation discussions with NationsBanc Montgomery. Morgan Stanley noted that although it had performed certain additional due diligence, the January 14, 1999 preliminary analysis was not complete and was subject to further review and completion of further due diligence.



     Net Asset Value. Morgan Stanley estimated the net asset value of the Company based on a property-by property analysis. For stabilized properties, a range of capitalization rates based on recent, comparable market transactions was applied to estimates of 1999 net operating income, based on rent growth projections ranging from 7% to 12%. Properties under development were valued using a discounted cash flow analysis through the stabilization period using discount rates ranging from 12% to 16% and applying capitalization rates ranging from 7.25% to 8.25% to estimate terminal value. The LRA Value was added to the net asset value based upon the Company's right to purchase land from The Irvine Company at below-market prices. The LRA Value was estimated at $50 million to $100 million based upon a total build-out of 14,359 units through the expiration date of the Land Rights Agreement, and assuming a 5% to 15% discount to projected land sales based upon a historical review of appraisals under of the Land Rights Agreement. The gross value of the assets were reduced by the estimated value of the Company's outstanding consolidated debt and preferred equity to arrive at a net asset value range of $34.50 to $40.00 per fully diluted share, as compared to the offer price as of that date of $32.50 per share.



     Discounted Cash Flow. Morgan Stanley performed discounted cash flow analyses of the Company based upon projections provided by the Company and rental growth assumptions ranging from 7% to 12%. Morgan Stanley performed three separate discounted cash flow analyses at the assumed rental growth rates: dividend discount, free cash flow and leveraged recapitalization. The dividend discount model discounted dividends per share for the years 1999 through 2003, using discount rates reflecting an expected equity total return and applying terminal multiples on 2004 FFO. The expected equity total return was determined based upon comparable companies' dividend yields plus expected FFO growth, and cost of equity calculations derived by the Capital Asset Pricing Model ("CAPM"). The free cash flow methodology discounted all available cash flow before interest and dividends for the years ending December 31, 1999 through December 31, 2003, using discount rates reflecting a weighted average cost of capital of 9.5% to 10.5% and terminal multiples on 2004 EBITDA of 11.0x to 12.0x. The leveraged recapitalization analysis assumed that debt would be raised to purchase the outstanding public shares and projected dividends based upon 50% of funds available for distribution after all projected capital expenditures. The projected dividends were discounted for the years 1999 through 2003. The ranges of estimated present values per share of Common Stock pursuant to the discounted cash flow analyses are shown below, as compared to the offer price as of that date of $32.50 per share:



          METHODOLOGY             DISCOUNT RATE     TERMINAL MULTIPLE    PER SHARE VALUE RANGE
          -----------             --------------    -----------------    ---------------------
Dividend Discount...............  11.0% to 13.0%      9.5x to 11.5x        $32.50 to $43.00
Free Cash Flow..................   9.5% to 10.5%     11.0x to 12.5x        $33.00 to $45.00
Leveraged Recapitalization......  14.0% to 16.0%      8.0x to 10.0x        $33.50 to $46.00



     Analyses of Selected Comparable Publicly Traded Companies. Morgan Stanley reviewed the trading statistics of selected comparable publicly traded apartment REITs, selected on the basis of the size, portfolio characteristics and geographic concentration or presence in high-barrier-to-entry markets. The comparable companies selected are listed below:



          - Archstone Communities Trust



          - AvalonBay Apartment Communities Inc.



          - BRE Properties Inc.

          - Equity Residential Properties Trust



          - Essex Property Trust Inc.



          - Post Properties Inc.



     Such trading statistics included aggregate value to EBITDA multiples, price to FFO multiples, price to normalized FFO multiples, dividend yields, and multiple to total return ratios, based on consensus security analyst estimates for 1999 as reported by First Call. The normalized FFO multiples were calculated based on normalizing each company's 1999 projected FFO to a target leverage ratio of 35% debt to market capitalization based upon the comparable companies' average leverage levels. The multiple to total return ratios were obtained by dividing the FFO trading multiple for each company by its total return, computed as the sum of its annualized reported dividend yield and the consensus analyst estimate of the long term growth rate as reported by First Call.



     Morgan Stanley then added the estimated LRA Value, as calculated above, to the values estimated by applying trading statistics of the comparable companies to the Company.



     The following table presents, as of January 14, 1999, the range of multiples of the comparable companies and the resulting implied value range for the Common Stock. The comparable company information was based upon consensus security analyst estimates for 1999 as reported by First Call.



                        AGGREGATE VALUE/
                          LAST TWELVE                       PRICE/NORMALIZED
                             MONTHS         PRICE/1999E         DIVIDEND          DIVIDEND        MULTIPLE TO
                             EBITDA             FFO            1999E FFO           YIELD          TOTAL RETURN
                        ----------------  ----------------  ----------------  ----------------  ----------------
COMPARABLE COMPANIES
  INFORMATION.........    13.3x to 16.6x   9.2x to 10.5x     9.9x to 11.0x      5.8% to 7.5%      .52x to .73x
COMPANY COMMON STOCK
  ESTIMATED VALUE
  RANGE...............  $22.40 to $32.31  $27.42 to $30.89  $29.21 to $32.40  $26.64 to $33.74  $28.42 to $36.30



     No company utilized as a comparison in the comparable companies analysis is identical to the Company. In evaluating the comparable companies, Morgan Stanley made judgements and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the Company, such as the impact of competition on the Company and the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of the Company or the industry or in the financial markets in general.



     Ability-to-Pay Analysis. Morgan Stanley analyzed the estimated purchase price that could be paid by another public apartment company based on a variety of assumptions as to the potential acquiror's acceptable level of earnings accretion or dilution. Based upon each company's cost of debt and equity, a supportable purchase price was calculated assuming the price would result in break-even earnings or be slightly dilutive. To arrive at the break-even and slightly dilutive prices, the Company's 1999 estimated FFO was divided by the blended cost of debt and equity. The blended cost of debt and equity was determined based on the debt and preferred equity to total market capitalization ratio multiplied by the cost of debt, and the equity market capitalization to total market capitalization ratio multiplied by the inverse of the FFO multiple which equates to the cost of equity. The resulting comparable companies supportable price ranged from $32.50 to $35.50.



     Analyses of Selected Comparable Transactions. Morgan Stanley compared the principal terms of the proposed merger with those of selected other comparable transactions. Morgan Stanley analyzed two groups of selected transactions: public multi-family REIT transactions and minority shareholder transactions.

                     PUBLIC MULTI-FAMILY REIT TRANSACTIONS



        DATE
      ANNOUNCED                     ACQUIROR                            ACQUIREE
      ---------                     --------                            --------
July 8, 1998           Equity Residential Properties Trust   Merry Land & Investment Company
April 2, 1998          Security Capital Pacific Trust        Security Capital Atlantic
March 8, 1998          Bay Apartment Communities             Avalon Properties
December 23, 1997      Apartment Investment and              Ambassador Properties
                       Management Company
December 17, 1997      Camden Property Trust                 Oasis Residential
August 28, 1997        Equity Residential Properties Trust   Evans Withycombe
August 4, 1997         Post Properties Trust                 Columbus Realty Trust
January 17, 1997       Equity Residential Properties Trust   Wellsford Residential
December 16, 1996      Camden Property Trust                 Paragon Group, Inc.
October 1, 1996        United Dominion Realty                South West Property Trust
October 1, 1995        BRE Properties Inc.                   REIT of California



     Based on the average trading prices for the ten trading days ending five trading days prior to the public announcement of each of the public multi-family REIT transactions, the average premium paid for the company being acquired by the surviving company was 11.7% and ranged from (1.0)% to 20.7% for the selected transaction. On the same computation basis, the premium to be paid by the Acquiror pursuant to the Merger for the Company was 19.1%, based upon the offer price as of that date of $32.50. However, these transactions represented stock for stock merger transactions and Morgan Stanley believed, therefore, that these transactions were not comparable to the proposed merger under discussion.



     The second group of transactions analyzed involved minority squeeze-out transactions in which the majority shareholder bought out the minority shareholders. A sampling of 24 transactions from 1992 to 1998 was reviewed:

                       MINORITY SHAREHOLDER TRANSACTIONS



  DATE ANNOUNCED               ACQUIROR                         ACQUIREE
  --------------               --------                         --------
October 19, 1998    Affiliated Computer Services,    BRC Holdings Inc.
                    Inc
September 23, 1998  Usinor SA                        J&L Specialty Steel Inc.
July 7, 1998        Dexter Corporation               Life Technologies
June 2, 1998        BT OPI Acquisition Corp          BT Office Products
                                                     International
May 26, 1998        Dow AgroSciences                 Mycogen Corp.
March 16, 1998      Robert L. Johnson and Liberty    BET Holdings Inc.
                    Media
March 4, 1998       Xerox Corporation                XL Connect Solutions, Inc.
February 27, 1998   World Access, Inc.               NACT Telecommunications
January 8, 1998     Rayonier Inc.                    Rayonier Timberlands LP
August 1, 1997      RP Vehicle, Inc.                 Rhone-Poulenc Rorer Inc.
June 20, 1997       Waste Management, Inc.           Wheelabrator Technologies Inc.
June 3, 1997        F.H. Faulding & Co. Ltd.         Faulding Inc.
April 17, 1997      Zurich Insurance Inc.            Zurich Reinsurance Centre
                                                     Holdings Inc.
January 28, 1997    Monsanto                         Calgene Inc.
January 13, 1997    Novartis AG                      Systemix Inc.
December 17, 1996   Allmerica Financial Corp.        Allmerican Ppty. & Casualty
                                                     Cos.
August 8, 1996      Chemed Corp                      Roto Rooter Inc.
October 18, 1995    Rhone-Poulenc Rorer Inc.         Applied Immune Sciences
April 5, 1995       Club Mediterranee S.A.           Club Med, Inc.
March 7, 1995       AT&T Co.                         Lin Broadcasting Corp.
April 28, 1994      MacFaddenHoldings & Boston       Enquirer/Star Group Inc.
                    Ventures
November 23, 1993   Triarc Co.                       Southeastern Public Service Co.
October 13, 1993    Medco Containment Services       Medical Marketing Group Inc.
                                                     Inc.
August 17, 1992     Leucadia National Corp.          PHLCorp Inc.



     The premiums paid ranged widely from approximately 0% to 50%. Applying the premiums paid from the minority transactions resulted in a value range of $30.00 to $35.00.



     No transaction utilized as a comparison in a comparable transaction analysis is identical to the Merger in timing, size and currency, and, accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning financial and operating characteristics of the Company and other factors that would affect the acquisition value of companies to which it is being compared. In evaluating the selected comparable transactions, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the Company, such as the absence of any adverse material change in the financial conditions and prospects of the Company or the industry or in the financial markets in general.



     Wall Street's Views. Morgan Stanley reviewed the price estimates and net asset value estimates for the Company as reported by Green Street Advisors, Morgan Stanley Dean Witter, CIBC Oppenheimer, Jefferies & Company, Sutro & Co., the Penobscot Group, and Realty Stock Review. Morgan Stanley reviewed the net asset and price target valuations published by the analysts prior to the December 1, 1998 offer date, and after December 1, 1998. From October 5, 1998 to December 10, 1998 (post-announcement), the net asset value estimates from these analysts ranged from $24.00 to $35.28 per share. In the same time period, 12-month price targets ranged from $30.00 to $37.47 per share.

MAJOR DIFFERENCES BETWEEN NATIONSBANC MONTGOMERY'S AND MORGAN STANLEY'S PRELIMINARY ANALYSES



     At the January 14, 1999 Special Committee meeting, Morgan Stanley reviewed with the Special Committee discussions that had occurred with NationsBanc Montgomery up until the date thereof and outlined the major differences between NationsBanc Montgomery's and Morgan Stanley's preliminary valuation assumptions. The following discussion of Morgan Stanley's preliminary valuations and assumptions is subject to all of the qualifications set forth above under "-- Preliminary Analyses Conducted for the Special Committee." The major differences in assumptions could be summarized as follows:



                                        MORGAN STANLEY            NATIONSBANC MONTGOMERY
                                ------------------------------    ----------------------
RENTAL GROWTH.................            5% to 12%                        5%
LIQUIDITY DISCOUNT............               None                          10%
LAND RIGHTS AGREEMENT.........         $50 MM - $100 MM                  $10 MM
CAPITALIZATION RATES..........          7.25% to 8.25%               7.25% to 8.00%
                                   Applied to net operating       Applied to cash flow
                                            income
DISCOUNT RATES................    11% to 13% cost of equity        11% to 13% weighted
                                9.5% to 10.5% weighted average       average cost of
                                       cost of capital                   capital
                                     14% to 16% leveraged
                                   recapitalization cost of
                                            equity



     Rental Growth. NationsBanc Montgomery utilized a 5% rental growth assumption for calendar year 1999 based upon the Company's 1999 Business Plan and references to publicly available Orange County rental growth studies and publicly available equity analyst research reports. Morgan Stanley utilized a range of rent growth rates ranging from 5% to 12% based upon discussions with the Company's management, a review of publicly available Orange County rental growth studies, and information presented by Mr. Bren at the Company's October 30, 1998 Board meeting that suggested a recent rental growth rate for certain competitive properties in the range of 12%.



     NationsBanc Montgomery noted that its understanding was Mr. Bren's information was historical and intended as a basis for reviewing the Company management's assumed 5% rental growth rate in the 1999 Business Plan, which Mr. Bren thought was too conservative. NationsBanc Montgomery also noted that management disagreed with the information presented and the conclusions reached by Mr. Bren. NationsBanc Montgomery noted that the Board of Directors, including Mr. Bren, unanimously adopted management's plan as the base case. However, as noted above in "-- Background of the Merger," the Board of Directors agreed that management would undertake to develop an additional 1999 Business Plan which would reflect actual growth rates in the relevant competitive California markets.



     Liquidity Discount. NationsBanc Montgomery utilized a 10% bulk discount based on NationsBanc Montgomery's experience, the aggregate size of the Company's portfolio, the time value of money and anticipated fees associated with liquidation. Morgan Stanley did not apply a bulk discount due to the fact that Morgan Stanley was not estimating liquidation value; rather Morgan Stanley was estimating the net asset value, which is a static estimate of value, not a liquidation value.



     Land Rights Agreement. NationsBanc Montgomery valued the Land Rights Agreement based upon the 1999 Business Plan and assumed that 5,763 units were potentially available for development over a period of five years. In addition, NationsBanc Montgomery applied a 5% discount to the fair market value of projected land sales determined by independent appraisals and an average land price of $50,000 per acre. Morgan Stanley assumed that approximately 14,000 units could be developed based on discussions with the Company's management indicating that the total build-out of the Irvine Ranch property is 30,000 units and that approximately 16,000 units had been built. NationsBanc Montgomery noted that historical building rates for the Company indicated that half of the number of assumed units would be built in that period of time. Morgan Stanley discounted the cash flows through the date upon which the LRA expires. In addition, Morgan Stanley applied a 5% to 15% discount based upon a review of the historical land prices paid over the last four years under the Land Rights Agreement. NationsBanc Montgomery noted a 5% discount was specified in the Land Rights Agreement. The land prices paid as compared to independent appraisals procured by The Irvine

Company resulted in discounts ranging from 14% to 73% of the appraised value. Morgan Stanley utilized an average land price range of $50,000 to $75,000 per unit based on recent land sale comparables. Morgan Stanley also believed that if NationsBanc Montgomery's assertion that 14,000 units would not be delivered to the Company in the future for various reasons were correct, then rents would likely increase due to lack of competition.



     Capitalization Rates. NationsBanc Montgomery applied capitalization rates of 7.25% to 8.0% to cash flow, after capital expenditures, whereas Morgan Stanley applied capitalization rates of 7.25% to 8.25% to net operating income. The financial advisors disagreed over which recent transactions in Orange County and San Diego County were most relevant and comparable, leading to the differences in capitalization rates used.



     Discount Rates. NationsBanc Montgomery applied discount rates ranging from 11% to 13%, based upon the 1999 Business Plan estimated cost of equity of 15% and the Company's assumed cost of debt, resulting in a weighted average cost of capital ("WACC") of 11.8%. Morgan Stanley derived the cost of equity of 11% to 13% utilized in the dividend discount cash flows based upon a review of comparable companies' dividend yields plus expected funds from operations ("FFO"), a review of cost of equity calculations derived through the Capital Asset Pricing Model ("CAPM"), and a review of asset returns and the Company's cost of debt. The free cash flow methodology discount rates reflected a WACC of 9.5% to 10.5% based upon the above assumed cost of equity and the Company's cost of debt. The cost of equity utilized in the leveraged recapitalization analysis of 14% to 16% was slightly higher, reflecting the additional risk in the leveraged scenario.



     Generally speaking, the valuation analyses based on the assumptions used by Morgan Stanley indicated values in excess of $32.50 and the valuation analyses based on the assumptions used by NationsBanc Montgomery indicated values at or below $32.50.


THE ACQUIROR'S PURPOSE; STRUCTURE OF THE MERGER


     Purpose. The purpose of the Merger is for the Acquiror and The Irvine Company to acquire the assets of the Company, while providing the Nonaffiliated Shareholders with the opportunity to liquidate their investment in the Company for cash at a price representing a significant premium to market prices for the Common Stock prior to the announcement of the Acquiror's acquisition offer (although below the midpoint of the per share net asset value range determined by the Company's financial advisor, Morgan Stanley). The Acquiror and The Irvine Company decided to make a proposal to acquire the Company on December 1, 1998 because of their determination that the Company's REIT structure was disadvantageous for real estate development in the current economic environment.


     Alternatives. Prior to reaching their decision to pursue the Merger, the Acquiror, The Irvine Company and Mr. Bren considered various alternatives to the Merger, including: (i) a two-step acquisition of the Company, consisting of a first step tender offer and a second step merger; (ii) a purchase of the Company's general partnership interest in the Operating Partnership; and (iii) continuing The Irvine Company's existing ownership interest in the Company.

     The primary benefit to the Acquiror, The Irvine Company and Mr. Bren of the two-step acquisition alternative was the potential to consummate an acquisition of the Company in a short time period and, potentially, avoid the time and expense of seeking Shareholder approval at a meeting of the Shareholders. The Acquiror, The Irvine Company and Mr. Bren ultimately rejected this alternative, however, primarily because they believed that the two-step structure would have increased the federal income tax cost of the Merger. The Acquiror, The Irvine Company and Mr. Bren believed that, under the two-step structure, the Acquiror's acquisition of shares in the first-step tender offer would have likely caused the Company to fail to qualify as a REIT for the 1999 tax year, thus triggering significant tax liability.
The Irvine Company and Mr. Bren ultimately rejected this alternative, however, because it presented no material benefits relative to the Merger structure and would result in the Company surviving as a public entity without any significant operations.

     The Acquiror, The Irvine Company and Mr. Bren also considered maintaining The Irvine Company's current investment in the Company. The Acquiror, The Irvine Company and Mr. Bren rejected this alternative due to the potential benefits (discussed below) of the Merger.

     Benefits and Detriments of the Merger to the Acquiror, The Irvine Company and Mr. Bren. The primary benefits of the Merger to the Acquiror, The Irvine Company and Mr. Bren are the following:

     - enabling The Irvine Company to manage directly the Operating Partnership and thereby integrate The Irvine Company's apartment activities with its other activities in achieving its master plan for the Irvine Ranch;

     - increasing The Irvine Company's flexibility to retain capital by eliminating the need to comply with the distribution requirements imposed by tax laws applicable to REITs;

     - reducing overall operational and administrative costs by eliminating the costs associated with public ownership of the Company (recognizing that the Operating Partnership and IAC Capital Trust will continue to be reporting companies), including the costs of investor relations, public reporting, mailings of dividends to shareholders, directors' and officers' liability insurance, directors' fees, administration of the Company's treasury department, legal expenses and consultant fees, which the Acquiror estimates will result in total annual cost savings in excess of $2.5 million; and

     - providing tax benefits associated with increasing the potential depreciation of the assets acquired by the Acquiror in the Merger.

     The detriments of the completion of the Merger to the Acquiror, The Irvine Company and Mr. Bren will be (i) the significant cash outlay by the Acquiror required to complete the Merger and (ii) the Surviving Company's inability to use publicly traded securities as acquisition capital.

     No Offer Made to Holders of Limited Partner Interests in the Operating Partnership. Because the Acquiror's current intention is to retain the outstanding preferred equity of the Operating Partnership, no offer has been made by the Acquiror or The Irvine Company to purchase the preferred equity. Because The Irvine Company and its subsidiaries hold all of the Common L.P. Units in the Operating Partnership (other than the 0.7% Common L.P. Unit interest held by Stonecrest (a limited liability company indirectly wholly owned by Mr. Bren) and the 0.2% Common L.P. Unit interest held by TRC, no offer has been made to holders of the Operating Partnership's common partnership interests. However, see "Certain Relationships and Transactions -- Agreement with Messrs. Thompson, Dorfman and Hughes."

RECOMMENDATION OF THE SPECIAL COMMITTEE AND THE BOARD OF DIRECTORS; FAIRNESS OF THE MERGER

     At a meeting held on February 1, 1999, the Special Committee unanimously determined (i) to recommend that the Board of Directors approve and adopt the Merger Proposal and that the Board of Directors recommend to the Shareholders that they vote to approve and adopt the Merger Proposal; (ii) to recommend to the Shareholders that they vote to approve and adopt the Merger Proposal; and
(iii) that the terms of the Merger Proposal are fair to, and in the best interests of, the Nonaffiliated Shareholders. At a meeting of the Board of Directors held on February 1, 1999, at which all of the Directors were present, the Board of Directors, based on the unanimous recommendation of the Special Committee, unanimously (x) approved and adopted the Merger Proposal; (y) determined to recommend to the Shareholders that they vote to approve and adopt the Merger Proposal; and (z) determined that the terms of the Merger Proposal are fair to, and in the best interests of, the Nonaffiliated Shareholders. See "-- Background of the Merger" and "-- The Acquiror's Purpose; Structure of the Merger."

     The Special Committee. In determining to recommend to the Board of Directors that it approve and adopt the Merger Proposal, and in determining that the Merger Proposal was fair to, and in the best interests of, the Nonaffiliated Shareholders, the Special Committee considered factors, each of which, in the Special

Committee's view, supported the Special Committee's determination to recommend the Merger Proposal. The material supporting factors considered were:

     - the opinion of Morgan Stanley as to the fairness from a financial point of view to the Nonaffiliated Shareholders of the $34.00 per share to be received by the Nonaffiliated Shareholders, and the analyses presented to the Special Committee by Morgan Stanley (see "-- Opinion of the Financial Advisor for the Special Committee");

     - the structural impediments contained in the Company's Articles of Incorporation (including ownership limitations and provisions that effectively require the consent of The Irvine Company before the Company can engage in certain transactions (including sale or liquidation of the Company) or amend the Company's Articles of Incorporation to change these provisions), as well as The Irvine Company's stated desire not to consider offers to sell its position in the Company, making it impracticable for the Company to solicit a third-party bidder (see "Certain Relationships and Transactions -- Special Rights of The Irvine Company Under Certain Agreements");

     - the fact that $34.00 per share was within the range of net asset value valuations for real estate transactions presented by Morgan Stanley (see "-- Opinion of the Financial Advisor for the Special Committee -- Net Asset Value");

     - the history of the negotiations with respect to the Merger Proposal that, among other things, led to an increase in the Acquiror's offer from $32.50 to $34.00 per share, and the belief of the Special Committee that $34.00 per share was the best price that could be obtained from the Acquiror (or any other party, primarily because of the above-referenced structural impediments);

     - the fact that the $34.00 per share to be received by Nonaffiliated Shareholders in the Merger represented a premium of approximately 24.2% to the closing price of the Common Stock on the NYSE of $27.375 on December 1, 1998, the day the Acquiror made its initial merger proposal to the Company's Board of Directors, and that $34.00 per share exceeds the all-time high price of the Common Stock ($33.50 per share);

     - the fact that the Company could continue to declare regular quarterly dividends (although the record dates for the second and third quarter 1999 quarterly dividends may not be earlier than June 15, 1999 and September 15, 1999, respectively);

     - the terms and conditions of the Merger Agreement, including the price of $34.00 in cash per share, the scope of the parties' representations, warranties, covenants and agreements, the limited number of conditions to the obligations of the Acquiror and the rights of the Special Committee and the Board of Directors, consistent with their duties, to withdraw or modify their respective recommendations; and

     - the Shareholder approval condition to the consummation of the Merger that effectively requires the affirmative vote of approximately 60.9% of the shares held by the Nonaffiliated Shareholders in favor of the Merger Proposal.

     In light of the number and variety of factors the Special Committee considered in connection with its evaluation of the Merger Proposal, the Special Committee did not find it practicable to assign relative weights to the foregoing factors; accordingly, the Special Committee did not do so.

     The Special Committee also considered the following less significant factors:

     - the fact that, although no third-party offers were actively solicited, from the time of the Acquiror's initial acquisition proposal which was publicly announced on December 1, 1998 through the approval of the Merger by the Special Committee and the Board of Directors on February 1, 1999, neither the Company nor the Special Committee received any alternative offers (taking into account the potential deterrent effect of the structural impediments discussed above);


     - Morgan Stanley's informal response that, in response to questions from the Special Committee, based on the circumstances and issues discussed with the Special Committee, $34.00 per share was a superior alternative for the Nonaffiliated Shareholders as compared to continuing to hold their shares of Common Stock; and

     - the fact that Nonaffiliated Shareholders would no longer bear the risk of any decreases in the value of the Company. See "-- Background of the Merger."

     In determining to recommend to the Board of Directors that it approve and adopt the Merger Proposal, and in determining that the Merger Proposal was fair to, and in the best interests of, the Nonaffiliated Shareholders, the Special Committee considered factors which did not support the Special Committee's determination to recommend the Merger Proposal. The material negative factors considered were:

     - the fact that, following the Merger, Nonaffiliated Shareholders will cease to participate in future earnings or growth, if any, of the Company or benefit from increases, if any, in the value of the Company;

     - potential or actual conflicts of interest of officers and Directors of the Company in connection with the Merger (see "-- Interests of Certain Persons in the Merger" and "Certain Relationships and Transactions"); and

     - Nonaffiliated Shareholders will recognize a taxable gain upon the completion of the Merger.

     The Special Committee also considered the fact that the market for REIT stocks in general, and the Common Stock in particular, was depressed from prior highs and that $34.00 per share represents only a slight premium to the all-time high price of the Common Stock ($33.50). However, the Special Committee took a longer term view of the fundamentals of the Company's business, and this factor was not a material factor in the Special Committee's determination. The Special Committee concluded that these negative factors were outweighed by the supporting factors described above.

     The Special Committee consulted with Morgan Stanley during the course of Morgan Stanley's work in connection with its analysis of the Company and evaluation of the proposed merger. Although Morgan Stanley provided advice to the Special Committee, the decision to enter into the Merger Agreement and to accept the consideration to be received in the Merger was solely that of the Special Committee. The Special Committee intends to obtain a revised fairness opinion from Morgan Stanley in the event that the amount or form of the Merger Consideration is modified adversely to the Nonaffiliated Shareholders.

     Shareholders should note that no liquidation analysis was prepared, primarily because of the structural impediments described above and The Irvine Company's stated desire not to consider offers to sell its position in the Company or liquidate the Company. The Special Committee believed that these facts made a liquidation analysis largely irrelevant.

     The Special Committee believes that the Merger Proposal is procedurally fair because: (i) the Special Committee consisted of disinterested Directors appointed to represent the interests of, and to negotiate on an arm's-length basis with the Acquiror on behalf of, the Nonaffiliated Shareholders; (ii) the Special Committee retained and was advised by outside legal counsel; (iii) the Special Committee retained Morgan Stanley as financial advisor to assist it in evaluating the proposed merger; and (iv) the Merger Agreement contains as a condition to the consummation of the Merger that the holders of a number of shares of Common Stock (excluding the shares held by the Acquiror and its affiliates) representing a majority of the total number of outstanding shares of Common Stock vote to approve the Merger (effectively requiring the affirmative vote of approximately 60.9% of the shares held by the Nonaffiliated Shareholders in favor of the Merger). In addition, the Special Committee believes that the Merger Proposal is procedurally fair because the price of $34.00 per share and the other terms and conditions of the Merger Agreement resulted from active arm's-length bargaining between the Special Committee and the Acquiror.

     The Board of Directors. The Board of Directors, at its February 1, 1999 meeting, considered the unanimous recommendation of the Special Committee, as well as the factors (enumerated above) considered by the Special Committee, and unanimously determined that the Merger Proposal is fair to, and in the best interests of, the Nonaffiliated Shareholders, approved and adopted the Merger Proposal, and recommended that the Shareholders vote to approve and adopt the Merger Proposal. The Nonaffiliated Shareholders should be aware in considering the recommendation of the Special Committee that was adopted by the Board of Directors, that certain members of the Board of Directors are also executives and directors of The Irvine Company. Such relationships could present such members of the Board of Directors with potential conflicts of interest. The Board of Directors and the Special Committee considered the potential and actual conflicts of interest in making their recommendation and in approving the Merger Proposal. The Special Committee was formed, in part, to address these conflicts and to act on behalf of the Nonaffiliated Shareholders in relation to the Merger. See "Summary -- Potential Conflicts of Interest of Officers and Directors of the Company."

BENEFITS AND DETRIMENTS TO NONAFFILIATED SHAREHOLDERS


     The Company, the Acquiror, The Irvine Company and Mr. Bren believe that the Merger will result in the following benefits to the Nonaffiliated Shareholders:
(i) realizing the value of their investment in the Company in cash at a price which is higher than the highest historical trading price of the Common Stock and which represents a substantial premium to the market price for the Common Stock prior to the announcement of the Acquiror's offer to acquire the Common Stock (although below the midpoint of the per share net asset value range determined by the Company's financial advisor, Morgan Stanley) and (ii) eliminating the risk of a decline in the value of their investment in the Company.


     The primary detriment to Nonaffiliated Shareholders of the completion of the Merger is that they will cease to have any ownership interest in the Company and will cease to participate in future earnings or growth, if any, of the Company or benefit from increases, if any, in the value of the Company. In addition, the Nonaffiliated Shareholders will recognize a taxable gain upon the completion of the Merger.

OPINION OF THE FINANCIAL ADVISOR FOR THE SPECIAL COMMITTEE

     The Special Committee retained Morgan Stanley to act as the Company's financial advisor with respect to the proposed merger and related matters, based on Morgan Stanley's qualifications, reputation and expertise. At a meeting of the Board of Directors on February 1, 1999, Morgan Stanley delivered its oral opinion to the Board of Directors, subsequently confirmed in writing, that as of such date, and subject to the various considerations set forth in its opinion (the "Opinion"), the consideration to be received by the Nonaffiliated Shareholders pursuant to the Merger Agreement is fair from a financial point of view to such holders.

     THE FULL TEXT OF THE WRITTEN OPINION OF MORGAN STANLEY DIRECTED TO THE BOARD OF DIRECTORS AND DATED AS OF FEBRUARY 1, 1999, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED, PROCEDURES FOLLOWED AND LIMITATIONS OF THE REVIEW UNDERTAKEN IN CONNECTION WITH THE OPINION, IS ATTACHED AS APPENDIX B TO THIS PROXY STATEMENT AND IS INCORPORATED HEREIN BY REFERENCE. MORGAN STANLEY'S OPINION ADDRESSES ONLY THE FAIRNESS OF THE CONSIDERATION TO BE RECEIVED BY THE NONAFFILIATED SHAREHOLDERS PURSUANT TO THE MERGER AGREEMENT FROM A FINANCIAL POINT OF VIEW TO SUCH SHAREHOLDERS. THE OPINION OF MORGAN STANLEY IS DIRECTED TO THE BOARD OF DIRECTORS FOR ITS USE IN CONNECTION WITH ITS CONSIDERATION OF THE MERGER PROPOSAL AND IS NOT INTENDED TO BE, AND DOES NOT CONSTITUTE, A RECOMMENDATION TO ANY SHAREHOLDER OF THE COMPANY AS TO HOW SUCH SHAREHOLDER SHOULD VOTE WITH RESPECT TO THE MERGER PROPOSAL. THE SUMMARY OF THE OPINION OF MORGAN STANLEY SET FORTH HEREIN IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION. THE NONAFFILIATED SHAREHOLDERS ARE URGED TO, AND SHOULD, READ THE OPINION CAREFULLY AND IN ITS ENTIRETY.

     In connection with rendering its Opinion, Morgan Stanley, among other things:

      - reviewed certain publicly available financial statements and other information of the Company;
      - reviewed certain internal financial statements and other financial and operating data concerning the Company prepared by the management of the Company;
      - reviewed certain financial projections prepared by the management of the Company;
      - discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;
      - reviewed the reported prices and trading activity for the Common Stock;

      - compared the financial performance of the Company and the prices and trading activity of the Common Stock with that of certain other comparable publicly-traded companies and their securities;
      - reviewed the financial terms, to the extent publicly available, of certain comparable transactions;
      - participated in discussions and negotiations between the Company and the Acquiror and The Irvine Company and their respective financial and legal advisors;
      - reviewed the draft Merger Agreement and certain related documents;
      - reviewed and considered the governance provisions relating to the Company and the Operating Partnership; and
      - considered the Company's ability to execute its business plan if the Merger were not consummated.


     In rendering its Opinion, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by Morgan Stanley for the purposes of its Opinion. With respect to the financial projections prepared by the management of the Company, Morgan Stanley assumed that such information had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of the Company. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of the Company, nor was Morgan Stanley provided with any such appraisals. The Opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to Morgan Stanley as of, February 1, 1999. In addition, Morgan Stanley considered certain economic and market factors, principally unemployment rates, interest rates, inflation and Gross Domestic Product growth. In arriving at its Opinion, Morgan Stanley was not authorized to solicit, and did not solicit interest from, any other party, with respect to the acquisition of, or any businesses combination or other extraordinary transaction involving, the Company, nor did Morgan Stanley negotiate with any party other than the Acquiror and The Irvine Company in connection with a transaction involving the Company.


     The following is a summary of the material financial and comparative analyses performed by Morgan Stanley in connection with providing the Opinion to the Board of Directors on February 1, 1999. Certain of these summaries of financial analyses include information presented in tabular format. In order to understand fully the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

     Stock Trading History. Morgan Stanley reviewed the historical trading prices for the Common Stock and noted that since the initial price in the Offering of $17.50 on December 8, 1993, the Common Stock recorded an all-time high of $33.50 per share on October 8, 1997. Morgan Stanley noted that, as of December 1, 1998, the proposed Merger Consideration of $34.00 per share exceeded the all-time high closing price of the Common Stock.

     Morgan Stanley reviewed the average of the daily closing prices of the Common Stock from January 1, 1998 through December 1, 1998, the date of the Acquiror's offer. Morgan Stanley also reviewed the premium obtained by computing the percentage excess of the $34.00 offer price over the average closing price of the Common Stock for the following periods ended December 1, 1998.

               TIME PERIOD                    AVERAGE       OFFER PRICE
        (ENDED DECEMBER 1, 1998)           CLOSING PRICE      PREMIUM
        ------------------------           -------------    -----------
  January 1, 1998........................     $28.91           17.6%
  Last 10 Trading Days...................     $27.29           24.6%
  Last Two Months........................     $26.24           29.6%
  Last Six Months........................     $27.26           24.7%

     Net Asset Value. Morgan Stanley estimated the net asset value of the Company based on a property-by-property analysis. For stabilized properties, a range of capitalization rates based on recent, comparable market transactions was applied to estimates of 1999 net operating income, based on various rent growth scenarios as used in the discounted cash flow analyses described below. Properties under development were valued using a discounted cash flow analysis through the stabilization period using a range of discount rates ranging from 12%
to 16% and applying a range of capitalization rates ranging from 7.25% to 8.25% to estimate terminal value. Morgan Stanley then added an estimated value associated with the Land Rights Agreement based upon the Company's right to purchase land from The Irvine Company at below-market prices (the "LRA Value"). The LRA Value was estimated based upon a total build-out of 4,000 to 14,000 apartment units over the 1999 to 2008 period, assuming the land purchase prices ranged from 95% of market value, as stipulated in the Land Rights Agreement, to 85% of market value. The LRA Value was estimated at $25 million to $50 million. The gross value of the assets was reduced by the estimated value of the outstanding debt and preferred stock of the Company to arrive at a net asset value range of $33.00 to $40.00 per fully diluted share of Common Stock, as compared to the offer price of $34.00 per share. Other factors considered included but are not limited to, historical rent growth, employment growth projections, housing permit data and multi-family vacancy levels. This was an important analysis considered by Morgan Stanley in connection with rendering its Opinion.

     Discounted Cash Flow. Morgan Stanley performed discounted cash flow analyses of the Company based upon projections provided by the Company and a range of rental growth assumptions ranging from 5% to 9%, as compared to the Company's assumed growth rate of 5% in its projections. See "Certain Financial Projections of the Company." These discounted cash flow analyses may be considered to represent continuation analyses for the Company. Morgan Stanley performed three separate discounted cash flow analyses at varying rental growth rates: dividend discount, free cash flow, and leveraged recapitalization. The dividend discount model discounted dividends per share for the years 1999 through 2003, using discount rates reflecting an expected equity total return and applying terminal multiples on 2004 funds from operations ("FFO"). The expected equity total return was determined based upon the Company's and the comparable companies' dividend yields plus expected FFO growth rate. The free cash flow methodology discounted all available cash flow before interest and dividends for the years 1999 through 2003, using discount rates reflecting a weighted average cost of capital and applying terminal multiples on 2004 earnings before interest, taxes, depreciation and amortization expense ("EBITDA"). The leveraged recapitalization analysis assumed that debt would be raised to purchase the outstanding public shares and projected dividends based upon 50% of funds available for distribution after all projected capital expenditures. The projected dividends were discounted for the years 1999 through 2003. The assumed equity total return for the leveraged recapitalization analyses was determined based on the range of dividend yields plus FFO growth rates for the comparable publicly traded apartment REITs listed in the comparable company analysis below. The range of estimated present values per share pursuant to the discounted cash flow analyses are shown below as compared to the offer price of $34.00 per share:

          METHODOLOGY             DISCOUNT RATE     TERMINAL MULTIPLE    PER SHARE VALUE RANGE
          -----------             --------------    -----------------    ---------------------
Dividend Discount...............  11.0% to 15.0%      9.0x to 12.0x        $30.00 to $39.00
Free Cash Flow..................  9.5% to 11.5%      10.5x to 13.0x        $30.00 to $40.00
Leveraged Recapitalization......  14.0% to 18.0%      7.5x to 10.5x        $30.50 to $40.00

This was an important analysis considered by Morgan Stanley in connection with rendering its Opinion.

Analyses of Selected Comparable Publicly Traded Companies. Morgan Stanley reviewed the trading statistics of selected comparable publicly traded apartment REITs, selected on the basis of their size, portfolio characteristics and geographic concentration or presence in high barrier-to-entry markets. The comparable companies selected included:

     - Archstone Communities Trust

     - AvalonBay Apartment Communities Inc.

     - BRE Properties Inc.

     - Equity Residential Properties Trust

     - Essex Property Trust Inc.

     - Post Properties Inc.

Morgan Stanley then added the LRA Value described above to the values estimated by applying trading statistics of the comparable companies to the Company. The LRA Value was estimated at $37.5 million or

$.83 per share based on the present value of the potential below-market prices through the expiration of the Land Rights Agreement.

     Based on consensus security analyst estimates for 1999, as reported by First Call, an industry service provider of earnings estimates based on an average of earnings estimates published by various investment banking firms, and January 20, 1999 closing share prices, the trading multiples of 1999 projected FFO per share of the comparable companies ranged from 9.2x to 10.4x, with an average of 9.9x. Applying this range of multiples to the estimated 1999 FFO per share for the Company resulted in a range of values per share of Common Stock of $26.61 to $29.91. Normalizing each of the comparable companies' 1999 FFO to a target leverage (debt to market capitalization) ratio of 35% based on the comparable companies' average leverage levels in order to allow for the multiples to be on a comparable leverage basis, the trading multiples of normalized 1999 FFO per share ranged from 9.7x to 11.1x. Applying this range of multiples to the normalized 1999 FFO for the Company and adding the LRA Value resulted in a range of values per share of Common Stock of $28.06 to $31.76.

     Based on the January 20, 1999 closing share prices of the comparable companies, their dividend yields ranged from 5.8% and 7.6%, with an average of 6.7%. Applying this range of dividend yields to the estimated 2000 dividends for the Company and adding the LRA Value resulted in a range of values per share of Common Stock of $25.78 to $33.49.

     Morgan Stanley also reviewed the multiple-to-total return ratios of the comparable companies. The multiple-to-total return ratios were obtained by dividing the FFO trading multiple for each comparable company by its total return, computed as the sum of its annualized reported dividend yield and the consensus analyst estimates of the long-term growth rate as reported by First Call. The multiple-to-total return ratios for the comparable companies ranged from .52x to .75x. This range was applied to the Company's estimated total return to arrive at an implied FFO multiple range of 9.2x to 12.1x. Applying the estimated 1999 FFO per share and adding the LRA Value yielded an implied range of values per share of Common Stock of $26.51 to $34.67.

     The following table presents, as of January 20, 1999, the range of multiples of the comparable companies and the resulting implied per share value range for the Company. The comparable companies information was based upon consensus security analyst estimates for 1999 as reported by First Call.

                                                   PRICE/
                              PRICE/1999E        NORMALIZED          DIVIDEND         MULTIPLE TO
                                  FFO            1999E FFO            YIELD           TOTAL RETURN
                            ---------------   ----------------   ----------------   ----------------
COMPARABLE COMPANIES
  INFORMATION............    9.2x to 10.4x     9.7x to 11.1x       5.8% to 7.6%       .52x to .75x
COMMON STOCK ESTIMATED
  VALUE RANGE............   $26.61 to 29.91   $28.06 to $31.76   $25.78 to $33.49   $26.51 to $34.67

     This was an important analysis considered by Morgan Stanley in connection with rendering its Opinion. None of the comparable companies is identical to the Company. In evaluating the comparable companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the Company, such as the impact of competition on the Company and the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of the Company or the industry or in the financial markets in general.

     Ability-to-Pay Analysis. Morgan Stanley analyzed the purchase price that could be paid by another public apartment company based on a variety of assumptions as to a potential acquiror's acceptable level of earnings accretion or dilution. Based upon each comparable company's cost of debt and equity, a supportable purchase price was calculated assuming it would be break-even to the potential acquiror's earnings or be slightly dilutive. To arrive at the break-even and slightly dilutive prices, the Company's 1999 estimated FFO was divided by the blended cost of debt and equity. The blended cost of debt and equity was determined for each company based upon the debt and preferred stock to total market capitalization ratio multiplied by the cost of debt, and the equity market capitalization to total market capitalization ratio multiplied by the inverse of the FFO multiple, which is considered to be a measure of the cost of equity. The resulting comparable companies supportable price ranged from $32.00 to $34.50 per share of Common Stock. This was an important analysis considered by Morgan Stanley in connection with rendering its Opinion.

     Analyses of Selected Comparable Transactions. Morgan Stanley compared the principal terms of the Merger with those of selected other comparable transactions. The analysis of comparable transactions may be considered to represent a continuation analysis for the Company. Morgan Stanley analyzed three groups of selected transactions: public REIT transactions, public multi-family REIT transactions and minority shareholder transactions. None of the public REIT transactions or public multi-family REIT transactions involved "going private" transactions or all-cash offers.

                            PUBLIC REIT TRANSACTIONS


      DATE ANNOUNCED                      ACQUIROR                           ACQUIREE
      --------------                      --------                           --------
July 8, 1998                 Equity Residential Properties Trust  Merry Land & Investment Company
September 15, 1997           Equity Office Properties             Beacon Properties
August 28, 1997              Equity Residential Properties Trust  Evans Withycombe
January 17, 1997             Equity Residential Properties Trust  Wellsford Residential
March 26, 1996               Simon Property Group                 DeBartolo Realty


     Based on the average trading prices for the ten-trading day period ending five trading days prior to the public announcement of each of the public REIT transactions, the average premium paid by the surviving company for the company being acquired was 18.6% and ranged from 13.5% to 22.4% for the selected transactions. On the same computation basis, the premium to be paid by the Acquiror pursuant to the Merger is 24.6%.

                     PUBLIC MULTI-FAMILY REIT TRANSACTIONS


      DATE ANNOUNCED                      ACQUIROR                           ACQUIREE
      --------------                      --------                           --------
July 8, 1998                 Equity Residential Properties Trust  Merry Land & Investment Company
April 2, 1998                Security Capital Pacific Trust       Security Capital Atlantic
March 8, 1998                Bay Apartment Communities            Avalon Properties
December 23, 1997            Apartment Investment and Management
                             Company                              Ambassador Properties
December 17, 1997            Camden Property Trust                Oasis Residential
August 28, 1997              Equity Residential Properties Trust  Evans Withycombe
August 4, 1997               Post Properties Trust                Columbus Realty Trust
January 17, 1997             Equity Residential Properties Trust  Wellsford Residential
December 16, 1996            Camden Property Trust                Paragon Group, Inc.
October 1, 1996              United Dominion Realty               South West Property Trust
October 1, 1995              BRE Properties Inc.                  REIT of California


     Based on the average trading prices for the ten-trading day period ending five trading days prior to the public announcement of each of these transactions, the average premium paid by the surviving company for the company being acquired in the public multi-family REIT transactions was 11.7% and ranged from (1.0)% to 20.7% for the selected transactions. On the same computation basis, the premium to be paid by the Acquiror pursuant to the Merger is 24.6%.

     The third group of transactions analyzed involved minority shareholder transactions, in which the majority shareholder bought out the minority shareholders. A sampling of 24 transactions from 1992 to 1998 was reviewed including the following:


                       MINORITY SHAREHOLDER TRANSACTIONS



  DATE ANNOUNCED               ACQUIROR                         ACQUIREE
  --------------               --------                         --------
October 19, 1998    Affiliated Computer Services,    BRC Holdings Inc.
                    Inc
September 23, 1998  Usinor SA                        J&L Specialty Steel Inc.
July 7, 1998        Dexter Corporation               Life Technologies
June 2, 1998        BT OPI Acquisition Corp          BT Office Products
                                                     International
May 26, 1998        Dow AgroSciences                 Mycogen Corp.
March 16, 1998      Robert L. Johnson and Liberty    BET Holdings Inc.
                    Media
March 4, 1998       Xerox Corporation                XL Connect Solutions, Inc.
February 27, 1998   World Access, Inc.               NACT Telecommunications
January 8, 1998     Rayonier Inc.                    Rayonier Timberlands LP
August 1, 1997      RP Vehicle, Inc.                 Rhone-Poulenc Rorer Inc.
June 20, 1997       Waste Management, Inc.           Wheelabrator Technologies Inc.
June 3, 1997        F.H. Faulding & Co. Ltd.         Faulding Inc.
April 17, 1997      Zurich Insurance Inc.            Zurich Reinsurance Centre
                                                     Holdings Inc.
January 28, 1997    Monsanto                         Calgene Inc.
January 13, 1997    Novartis AG                      Systemix Inc.
December 17, 1996   Allmerica Financial Corp.        Allmerican Ppty. & Casualty
                                                     Cos.
August 8, 1996      Chemed Corp                      Roto Rooter Inc.
October 18, 1995    Rhone-Poulenc Rorer Inc.         Applied Immune Sciences
April 5, 1995       Club Mediterranee S.A.           Club Med, Inc.
March 7, 1995       AT&T Co.                         Lin Broadcasting Corp.
April 28, 1994      MacFaddenHoldings & Boston       Enquirer/Star Group Inc.
                    Ventures
November 23, 1993   Triarc Co.                       Southeastern Public Service Co.
October 13, 1993    Medco Containment Services       Medical Marketing Group Inc.
                                                     Inc.
August 17, 1992     Leucadia National Corp.          PHLCorp Inc.


     The per share premiums paid ranged widely from approximately 0% to 50%.

     Applying the low end of the range of public REIT transaction premiums (given the tight range of the five public merger companies) and the midpoint of the range of minority shareholder transaction premiums (given the significantly wider ranges of such premiums) resulted in a range of values per share of Common Stock of $31.00 to $35.00. This was an important analysis considered by Morgan Stanley in connection with rendering its Opinion.

     No transaction utilized in a comparable transaction analysis is identical to the Merger and, accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning financial and operating characteristics of the Company and other factors that would affect the acquisition value of companies to which it is being compared. In evaluating the selected comparable transactions, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the Company, such as the impact of competition on the Company and the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of the Company or the industry or in the financial markets in general.

     Wall Street's Views. Morgan Stanley reviewed the price estimates and net asset value estimates for the Company as reported by Green Street Advisors, Morgan Stanley Dean Witter, CIBC Oppenheimer, Jefferies

& Company, Sutro & Co., the Penobscot Group and Realty Stock Review. Morgan Stanley reviewed the net asset and price target valuations published by the analysts prior to the December 1, 1998 offer date, and after December 1, 1998. From October 5, 1998 through December 20, 1998 (post-announcement), the net asset value estimates from these analysts ranged from $24.00 to $35.28 per share. In the same time period, price targets for twelve months from these analysts ranged from $30.00 to $37.47 per share. This was an important analysis considered by Morgan Stanley in connection with rendering its Opinion.


     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. Morgan Stanley believes that its analyses must be taken as a whole and that selecting portions of its analyses, without considering all analyses, would create an incomplete view of the process underlying the Opinion. In addition, certain analyses or valuations may be more or less relevant than other analyses or valuations, and may have assumptions which are more or less probable than other assumptions, so that the ranges of valuations resulting from a particular analysis described above should not be taken to be Morgan Stanley's view of the value of the Common Stock. The analyses explicitly identified above as important analyses had the most weight with respect to this conclusion. In light of the number and variety of analyses, valuations and assumptions considered, Morgan Stanley did not assign relative weights to these analyses, valuations and assumptions considered.



     In performing its analyses, Morgan Stanley assumed economic, market and other conditions as in effect on, and the information made available to it as of, February 1, 1999. The analyses performed by Morgan Stanley are not necessarily indicative of actual value, which may be significantly more or less favorable than suggested by such analyses. Morgan Stanley noted that none of the analyses described above did not support the conclusion reached in the Opinion. Such analyses were prepared solely as part of Morgan Stanley's analysis of whether the consideration to be received by the Nonaffiliated Shareholders pursuant to the Merger Agreement is fair from a financial point of view to such holders, and were conducted in connection with the delivery of the Opinion by Morgan Stanley to the Board of Directors. The analyses do not purport to be appraisals or to reflect the prices at which the Company might actually be sold. The Morgan Stanley analyses described above should not be viewed as determinative of the opinion of the Board of Directors or the management of the Company with respect to the value of the Company or of whether Morgan Stanley would have been willing to agree to any consideration other than the consideration to be received by the Shareholders pursuant to the Merger.


     The Opinion speaks as of February 1, 1999 (the date the Special Committee and the Board of Directors approved the Merger) and Morgan Stanley is not required to and does not intend to update the Opinion. Among other things, changes in industry performance, general business, economic, market and financial conditions, as well as changes in the Company's business or its properties, may affect a future determination of fairness. In addition, in the event of a material amendment to the Merger Agreement, the Special Committee may request Morgan Stanley to update the Opinion, if it deems appropriate.

     As described above, the Opinion and presentation of Morgan Stanley to the Board of Directors were only one of many factors taken into consideration by the Special Committee in making its determination to approve the Merger Proposal. In addition, the terms of the Merger Agreement were determined through negotiations between the Special Committee and the Acquiror. Although Morgan Stanley provided advice to the Special Committee during the course of these negotiations, the decision to enter into the Merger Agreement and to accept the consideration to be received in the Merger was solely that of the Special Committee and the Board of Directors.

     The Special Committee retained Morgan Stanley based upon its experience and expertise. Morgan Stanley is an internationally recognized investment banking and advisory firm. As part of its investment banking business, Morgan Stanley is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuation for estate, corporate and other purposes. In the ordinary course of their business, Morgan Stanley and its affiliates may actively trade the debt and equity securities of the Company for their own account and for the account of customers and, accordingly, may at any time hold long or short positions in such securities or senior loans. Morgan Stanley has also acted as an underwriter in connection with public offerings of the Company's securities and has performed various investment banking services for the Company and The Irvine Company. Morgan Stanley acted as an underwriter for the Series A Preferred Securities of IAC Capital Trust in January 1998 and received underwriting commissions and fees of $686,000 for such services. No other similar arrangements are mutually contemplated at this time. Morgan Stanley received no instructions from the Acquiror or The Irvine Company relating to Morgan Stanley's preparation of the Opinion.

     In connection with the services of Morgan Stanley as financial advisor to the Special Committee with respect to the Merger and related matters, the Company has agreed to pay Morgan Stanley certain fees. If a transaction is accomplished, the Company has agreed to pay Morgan Stanley a transaction fee (the "Transaction Fee"). The Transaction Fee will be approximately $4.3 million, calculated as the sum of (a) $3 million and (b) the product of (i) 5% and (ii) the amount, if any, by which the aggregate consideration paid in the transaction to holders of Common Stock, options exercisable for Common Stock or common L.P. Units of the Operating Partnership (in each case as not currently owned by The Irvine Company or its affiliates) exceeds the aggregate consideration such securityholders would have received under the proposal set forth in the December 1 Letter. In addition, the Company has agreed to reimburse Morgan Stanley for its reasonable out-of-pocket expenses (including the fees and disbursements of their attorneys) and to indemnify Morgan Stanley and certain related persons against certain liabilities, including certain liabilities under the federal securities laws, arising out of its engagement. If a transaction is not accomplished, the Company has agreed to pay Morgan Stanley a fee of $500,000 in connection with the delivery of Morgan Stanley's Opinion.

POSITION OF THE ACQUIROR, THE IRVINE COMPANY AND MR. BREN

     The Acquiror, The Irvine Company and Mr. Bren have each concluded that the Merger is fair to the Nonaffiliated Shareholders based on the following factors:

     - the recommendation of and approval by the Special Committee described under "-- Recommendation of the Special Committee and the Board of Directors; Fairness of the Merger";

     - the receipt by the Board of Directors of the Company of the opinion of Morgan Stanley that the consideration to be received by the Nonaffiliated Shareholders in the Merger is fair to such shareholders from a financial point of view;

     - the fact that the principal terms of the Merger were established through arm's-length negotiation with the Special Committee and its legal and financial advisors; and

     - the fact that during the negotiation of the Merger Agreement, the interests of the Nonaffiliated Shareholders were represented by the Special Committee and its legal and financial advisors.

     In addition to the other factors considered by the Acquiror, The Irvine Company and Mr. Bren in concluding that the Merger is fair to Nonaffiliated Shareholders, the Acquiror, The Irvine Company and Mr. Bren adopted the conclusion and analysis of the Special Committee described under "-- Recommendation of the Special Committee and the Board of Directors; Fairness of the Merger" that the Merger is fair to the Nonaffiliated Shareholders. The Acquiror, The Irvine Company and Mr. Bren did not attach relative weights to the specific factors considered in reaching their conclusions as to the fairness of the Merger, although they considered the arm's length negotiations between the parties, the receipt by the Special Committee of the opinion of Morgan Stanley and the recommendation of the Special Committee to be the most significant.

     The Irvine Company retained NationsBanc Montgomery to analyze its alternatives regarding its investment in the Company which included (a) maintaining The Irvine Company's ownership in the Company without taking any further action; (b) selling all or a portion of its ownership interest in the Company; or (c) purchasing the shares of the Company which it did not already own. In connection with the engagement, the Acquiror and The Irvine Company asked NationsBanc Montgomery to perform preliminary financial analyses regarding a potential business combination. On November 25, 1998, NationsBanc Montgomery made presentations to the Acquiror and The Irvine Company in which NationsBanc Montgomery summarized its preliminary financial analyses in the First NationsBanc Montgomery Report. Upon determin-ing to proceed with the December 1 Letter, the Acquiror and The Irvine Company engaged NationsBanc Montgomery to act as their financial advisor in connection with the transaction proposed in the December 1 Letter. Following December 1, 1998, NationsBanc Montgomery continued to refine its financial analyses, which culminated on December 30, 1998 in the presentation of the Second NationsBanc Montgomery Report. In response to requests by Morgan Stanley, NationsBanc Montgomery delivered the Third NationsBanc Montgomery Report to Morgan Stanley on January 12, 1999.

SUMMARY OF THE NATIONSBANC MONTGOMERY REPORTS

     All information contained in this summary has been supplied by the Acquiror for inclusion herein and has not been independently verified by the Company. NationsBanc Montgomery was not retained to, and was not expected to, render any advice or opinion as to the fairness to the Nonaffiliated Shareholders of the consideration to be received by them in the Merger. NEITHER THE SPECIAL COMMITTEE NOR THE BOARD OF DIRECTORS OF THE COMPANY RELIED UPON THE NATIONSBANC MONTGOMERY REPORTS IN DETERMINING THAT THE MERGER PROPOSAL WAS FAIR TO, AND IN THE BEST INTERESTS OF, THE NONAFFILIATED SHAREHOLDERS.

     Pursuant to the Acquiror Engagement Letter, The Irvine Company retained NationsBanc Montgomery to act as its financial advisor in connection with the possible acquisition of the Company. NationsBanc Montgomery is a nationally recognized investment banking firm and, as part of its activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. The Acquiror and The Irvine Company selected NationsBanc Montgomery as their financial advisor on the basis of NationsBanc Montgomery's experience and expertise in transactions similar to the proposal set forth in the December 1 Letter and its reputation in the REIT industry and investment community and its historical investment banking relationship with The Irvine Company.

     NationsBanc Montgomery prepared the NationsBanc Montgomery Reports but did not prepare or render any opinion as to the fairness of either the proposal set forth in the December 1 Letter or the Merger and was not asked to prepare or render any such opinion to the Acquiror, The Irvine Company or Mr. Bren. No limitations were imposed by the Acquiror, The Irvine Company or Mr. Bren on NationsBanc Montgomery with respect to the investigations made or procedures followed in preparing the NationsBanc Montgomery Reports. NationsBanc Montgomery was not requested to, nor did it, deliver a report to the Acquiror, The Irvine Company or Mr. Bren with respect to the Merger or the Acquiror's underlying decision to proceed with or effect the proposal set forth in the December 1 Letter or the Merger. NationsBanc Montgomery was not requested to, and did not, make any recommendation to the Acquiror as to the Merger Consideration, which was determined by the Acquiror.

     THE FOLLOWING SUMMARY OF THE NATIONSBANC MONTGOMERY REPORTS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE NATIONSBANC MONTGOMERY REPORTS. A COPY OF EACH OF THE NATIONSBANC MONTGOMERY REPORTS HAS BEEN FILED AS AN EXHIBIT TO THE SCHEDULE 13E-3 FILED WITH THE COMMISSION BY THE ACQUIROR, THE IRVINE COMPANY AND MR. BREN AND IS AVAILABLE FOR INSPECTION AND COPYING AT THE PRINCIPAL EXECUTIVE OFFICES OF THE ACQUIROR DURING ITS REGULAR BUSINESS HOURS BY ANY SHAREHOLDER OR SUCH SHAREHOLDER'S REPRESENTATIVE WHO HAS BEEN SO DESIGNATED IN WRITING, UPON WRITTEN REQUEST AND AT THE EXPENSE OF THE REQUESTING SHAREHOLDER OR REPRESENTATIVE. THE NATIONSBANC MONTGOMERY REPORTS WERE DIRECTED TO THE ACQUIROR AND THE BOARD OF DIRECTORS OF THE IRVINE COMPANY AND DO NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE WITH RESPECT TO THE MERGER. THE NATIONSBANC MONTGOMERY REPORTS DO NOT ADDRESS THE UNDERLYING DECISION OF THE ACQUIROR TO PROCEED WITH OR EFFECT THE PROPOSAL SET FORTH IN THE DECEMBER 1 LETTER OR THE MERGER OR ANY OTHER ASPECT OF THE PROPOSAL SET FORTH IN THE DECEMBER 1 LETTER OR THE MERGER. IN FURNISHING THE NATIONSBANC MONTGOMERY REPORTS, NATIONSBANC MONTGOMERY DID NOT ADMIT THAT IT IS AN EXPERT WITHIN THE MEANING OF THE TERM "EXPERT" AS USED IN THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), NOR DID IT ADMIT THAT THE NATIONSBANC MONTGOMERY REPORTS CONSTITUTE REPORTS OR VALUATIONS WITHIN THE MEANING OF THE SECURITIES ACT.

     In connection with the preparation of the NationsBanc Montgomery Reports, NationsBanc Montgomery, among other things:

     - reviewed certain publicly available financial and other data with respect to the Company, including the financial statements for recent years and interim periods to September 30, 1998, and relevant financial and operating data relating to The Irvine Company and the Company made available to NationsBanc Montgomery from published sources and from the internal records of The Irvine Company and internal records of the Company which were provided to NationsBanc Montgomery by The Irvine Company;

     - reviewed certain publicly available information concerning the trading of, and the trading market for, the Common Stock and calculated the stock price of the Common Stock as a multiple of projected FFO per share, based on estimates published by First Call;

     - compared the Company from a financial point of view with certain other publicly traded companies in the REIT industry which NationsBanc Montgomery deemed to be relevant;

     - considered the financial terms of, and the premiums offered in, to the extent publicly available, selected recent business combinations of publicly traded companies in the REIT industry which NationsBanc Montgomery deemed to be comparable, in whole or in part, to the proposal set forth in the December 1 Letter;

     - reviewed the reports and net asset value estimates of industry analysts;

     - calculated net asset values of the Company based on certain capitalization rate and discounted cash flow analyses, considering the value of certain exclusive land rights using going concern and liquidation analyses with respect to stabilized assets;

     - reviewed and discussed with representatives of the management of the Acquiror and The Irvine Company information of a business and financial nature regarding The Irvine Company and the Company furnished to NationsBanc Montgomery by them, including financial forecasts and related assumptions of The Irvine Company and the Company; and

     - made inquiries regarding and discussed the proposal set forth in the December 1 Letter and other matters related thereto with the Acquiror's counsel.

     With respect to the financial forecasts referred to above provided to NationsBanc Montgomery by The Irvine Company and the Company, NationsBanc Montgomery and Morgan Stanley relied upon the same financial forecasts. The Third NationsBanc Montgomery Report (described herein) details the related assumptions and the differences between how NationsBanc Montgomery and Morgan Stanley view those assumptions.

     In connection with its review, NationsBanc Montgomery assumed and relied upon the accuracy and completeness of the foregoing information and did not assume any responsibility for independent verification of such information. With respect to the financial forecasts of The Irvine Company and the Company provided to NationsBanc Montgomery by the Acquiror's and The Irvine Company's management, NationsBanc Montgomery assumed for purposes of preparing the NationsBanc Montgomery Reports, upon the advice of the Acquiror's and The Irvine Company's management, that such forecasts have been reasonably prepared on bases reflecting the best available estimates and judgments of the management of The Irvine Company and the Company at the time of preparation as to the future financial performance of the Company, and that they provide a reasonable basis upon which NationsBanc Montgomery could prepare the NationsBanc Montgomery Reports. The Irvine Company and the Company do not publicly disclose internal management forecasts of the type provided to NationsBanc Montgomery by the management of The Irvine Company and the Company in connection with NationsBanc Montgomery's analyses. Such forecasts were not prepared with a view toward public disclosure. In addition, the forecasts were based upon variables and assumptions that are inherently uncertain, including factors related to general economic and competitive conditions such as rental growth rates and the rate at which the Company would develop its properties. The material variables and assumptions considered in projecting rental growth were historical rent growth, competitor property statistics, such as projected competitor supply, and job growth projections. Other factors considered were population growth/in-migration, levels of "for sale" housing, household income growth, office and industrial space absorption and proximity to transportation corridors. Accordingly, actual results could vary significantly from those set forth in such forecasts. NationsBanc Montgomery has assumed no liability for such forecasts. NationsBanc Montgomery also assumed that there have been no material changes in the Company's assets, financial condition, results of operations, business or prospects since the date of the most recent financial statements made available to NationsBanc Montgomery. NationsBanc Montgomery relied on advice of counsel and independent accountants to the Acquiror and The Irvine Company as to all legal and financial reporting matters with respect to The Irvine Company, the Merger and the Merger Agreement. In addition, NationsBanc Montgomery did not assume responsibility for making an independent evaluation, appraisal or physical inspection of the assets or liabilities (contingent or otherwise) of the Company, nor was NationsBanc Montgomery furnished with any such appraisals. Finally, the NationsBanc Montgomery Reports are based on economic, monetary and market and other conditions as in effect on, and the information made available to NationsBanc Montgomery as of, the respective dates of the NationsBanc Montgomery Reports. Set forth below is a summary of the NationsBanc Montgomery Reports.

     The following is a summary of the material financial and comparative analyses performed by NationsBanc Montgomery in connection with the NationsBanc Montgomery Reports. Certain of these summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by NationsBanc Montgomery, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

  THE FIRST NATIONSBANC MONTGOMERY REPORT

     NationsBanc Montgomery prepared the First NationsBanc Montgomery Report at the request of The Irvine Company to demonstrate what methodologies might be used by (a) the Company as the Company determined its response to an offer to acquire the Company and (b) The Irvine Company or an acquisition subsidiary as such entities determine the appropriate valuation of the Company should such entities decide to make an offer to acquire or combine with the Company. NationsBanc Montgomery prepared the First NationsBanc Montgomery Report using only publicly available data. The Acquiror's initial proposal price of $32.50 (the "Acquiror's Initial Proposal Price") had not been determined prior to the preparation of the First NationsBanc Montgomery Report and consequently NationsBanc Montgomery did not compare the results of its preliminary analyses to any actual offer price.

     Historical Stock Price Analysis. NationsBanc Montgomery reviewed the performance of the per share market price and trading volume of the Common Stock for the period from December 1, 1993 to November 23, 1998. The analysis indicated that for the last year, the highest closing market price per share was $32.44. The average stock prices for the last 30 trading days, 60 trading days and 90 trading days prior to November 23, 1998 were:

                     TIME PERIOD PRIOR                            AVERAGE
                    TO NOVEMBER 23, 1998                        STOCK PRICE
                    --------------------                        -----------
Last 30 trading days........................................      $26.81
Last 60 trading days........................................      $26.21
Last 90 trading days........................................      $25.95

     NationsBanc Montgomery noted that the closing stock price on November 23, 1998 was $27.13 (the "November Stock Price").

     NationsBanc Montgomery also calculated the implied price per share of Common Stock as a multiple of projected FFO (as of November 23, 1998) based on estimates provided to NationsBanc Montgomery by First Call, with such estimates based on an average of earnings estimates published by various investment banking firms and based on historical forward multiples of the Company. The calculations yielded historical forward FFO per share multiples ranging from 9.1x to 15.2x, with a mean of 12.1x and a median of 12.2x. NationsBanc Montgomery noted that the mean and median multiples of forward FFO per share, on a historical basis, when multiplied by the estimated calendar year 1999 FFO per share, implied per share prices of $30.97 and $31.20, respectively, for a share of Common Stock.

     Comparable Company Analysis. Based on public and other available information, including estimates of future financial results published by First Call and taken from NationsBanc Montgomery research reports, NationsBanc Montgomery calculated the percentages of debt to total market capitalization (defined as the market value of the equity of the Company and its subsidiaries plus total debt), the multiples of stock price to estimated calendar year 1998 FFO per share, and the multiples of stock price to estimated calendar year 1999 FFO per share for the following eight publicly traded companies in the REIT industry (the "First Report Comparable Companies"):

     - AvalonBay Apartment Communities Inc.

     - Apartment Investment and Management Company


     - BRE Properties Inc.


     - Equity Residential Properties Trust

     - Post Properties Trust

     - Archstone Communities Trust

     - Charles E. Smith Residential Realty

     - United Dominion Realty

The First Report Comparable Companies were selected based on the fact that such companies (a) had publicly traded securities; (b) were in the apartment REIT industry; and (c) had market valuations and trading valuations exceeding $1 billion. Such analysis indicated the following:

                                               RANGE OF
                                             PERCENTAGES      MEAN     MEDIAN
                                            --------------    -----    ------
Debt to market capitalization.............  31.0% to 61.8%     45.2%    46.4%

                                               RANGE OF
             STOCK PRICE TO:                  MULTIPLES       MEAN     MEDIAN
             ---------------                --------------    -----    ------
Estimated calendar year 1998 FFO per
  share...................................  7.7x to 11.6x     10.5x    10.9x
Estimated calendar year 1999 FFO per
  share...................................  7.2x to 10.6x      9.5x     9.9x

     NationsBanc Montgomery noted that the November Stock Price implied a percentage of debt to total market capitalization of 44.6%. NationsBanc Montgomery also noted that the estimated calendar year 1998 FFO per share and the estimated calendar year 1999 FFO per share, when multiplied by the stock price to estimated calendar year 1998 FFO per share or the estimated calendar year 1999 FFO per share (as applicable) mean and median multiples, implied per share valuations of $23.68 and $24.60 and $24.30 and $25.25, respectively, for a share of Common Stock.

     Comparable Transactions Analysis. Based on public and other available information, NationsBanc Montgomery calculated the multiples of aggregate value to last twelve months (to November 23, 1998) ("LTM") EBITDA and LTM FFO per share for the target company implied in the following 13 acquisitions of control of comparable publicly traded REIT companies (the "First Report Comparable Transactions"):

                      FIRST REPORT COMPARABLE TRANSACTIONS


  DATE ANNOUNCED           ACQUIROR                  ACQUIREE
  --------------           --------                  --------
November 17, 1998   ProLogis Trust           Meridan Industrial Trust
September 10, 1998  United Dominion Trust    American Apartment
                                             Communities
July 8, 1998        Equity Residential       Merry Land & Investment
                    Properties Trust         Co. Inc.
April 2, 1998       Security Capital         Security Capital Atlantic
                    Pacific Trust
March 8, 1998       Bay Apartment            Avalon Properties Inc.
                    Communities
December 22, 1997   United Dominion Realty   ASR Investments Corp.
December 17, 1997   Camden Property Trust    Oasis Residential Inc.
December 16, 1997   Apartment Investment     Ambassador Properties
                    and Management Company
August 28, 1997     Equity Residential       Evans Withycombe
                    Properties Trust
August 25, 1997     Vornado Realty Trust     Arbor Property Trust
August 4, 1997      Post Properties Trust    Columbus Realty Trust
February 20, 1997   Apartment Investment     NHP Inc.
                    and Management Company
January 17, 1997    Equity Residential       Wellsford Residential
                    Properties Trust

     The First Report Comparable Transactions (i) involved comparable publicly traded apartment REIT companies, (ii) were announced between January 17, 1997 and November 17, 1998, and (iii) resulted in the surviving company paying a premium for the company being acquired.

     Such analysis yielded the following multiples:

                                               RANGE OF
           AGGREGATE VALUE TO:                MULTIPLES       MEAN     MEDIAN
           -------------------              --------------    -----    ------
Last twelve months (to November 23, 1998)
  EBITDA per share........................   8.1x to 17.9x    13.9x    13.6x
Last twelve months (to November 23, 1998)
  FFO per share...........................  10.6x to 19.7x    13.9x    13.9x

     NationsBanc Montgomery noted that the Company's estimated calendar year 1999 EBITDA and estimated calendar year 1999 FFO per share, when multiplied by the means and medians of LTM EBITDA and LTM FFO per share, implied per share prices of $20.79 and $19.96 and $30.35 and $30.37, respectively, for a share of Common Stock.

     NationsBanc Montgomery also compared the discounts/premiums paid in the First Report Comparable Transactions to the share price of the target company one day prior to the announcement of the proposal set forth in the December 1 Letter in the First Report Comparable Transactions. Such analysis indicated a range of discounts/premiums of (1.3%) to 14.9%, with a mean of 7.7% and a median of 7.9%. NationsBanc Montgomery noted that adding the mean and median discounts/premiums to the November Stock Price implied share prices of $29.20 and $29.27.

     Control Premium Analysis. NationsBanc Montgomery reviewed the consideration paid in 124 acquisitions of controlling equity interests in target companies announced between January 7, 1997 and November 17, 1998 in which the aggregate values paid were between $500 million and $1.5 billion. NationsBanc Montgomery calculated the premiums paid relative to the prices of the acquired controlling equity interests for one day, one week and thirty days prior to the announcement of the proposal set forth in the December 1 Letter. Such analysis indicated the following:

 PERIOD PRIOR TO
 THE ANNOUNCEMENT
 OF THE PROPOSAL
 SET FORTH IN THE
DECEMBER 1 LETTER                                            MEDIAN PREMIUMS
-----------------                                            ---------------
  One day..................................................       17.8%
One week...................................................       23.0%
  Thirty days..............................................       28.2%

     Multiplying the implied premiums by the November Stock Price implied per share stock prices of $31.78, $33.37 and $35.46, respectively, for a share of Common Stock.

     NationsBanc Montgomery presented the control premium analysis as an analysis which might be used in determining the valuation of the Company but determined that such an analysis would not be meaningful in preparing the other NationsBanc Montgomery Reports because the target companies within the aggregate value range of $500 million and $1.5 billion were not generally in the same industry as the Company, making the analysis less meaningful.

     No other company or transaction used in the comparable company, comparable transactions and control premium analyses as a comparison is identical to the Company or the proposal set forth in the December 1 Letter. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which the Company and the proposal set forth in the December 1 Letter were compared in the NationsBanc Montgomery Reports.

     Research Analyst Views. NationsBanc Montgomery reviewed and summarized publicly available equity analyst research reports regarding the Company published between October 24, 1997 and November 4, 1998 (the "Research Reports"). The Research Reports were prepared by:

     - Merrill Lynch

     - NationsBanc Montgomery

     - Jefferies & Co.

     - Morgan Stanley

     - Dean Witter

     - Sutro & Co.

     - J.P. Morgan & Co.

     - Paine Webber

     - CIBC Oppenheimer

     - Everen Securities

     - Goldman, Sachs & Co.

     - Salomon Smith Barney

     - Donaldson, Lufkin & Jenrette

     - Prudential

NationsBanc Montgomery noted that the Research Reports indicated a range of estimated target price (during a projected twelve to eighteen month period) per share valuation of $30.00 to $34.00, with a mean of $32.00, to the extent the Research Reports indicated such a price. NationsBanc Montgomery also noted that the Research Reports indicated a range of estimated net asset value ("NAV") per share of $24.00 to $28.71, with a mean of $26.57, to the extent the Research Reports indicated such a value.

     Net Asset Value Analysis. NationsBanc Montgomery estimated the NAV per share of the Company based on a property-by-property analysis. For stabilized properties, a range of capitalization rates based on recent, comparable market transactions were applied to forward estimates of net operating income, based on projections of The Irvine Company's management. Other assets under construction or not fully leased were valued at cost of construction. The gross value of the assets was reduced by the estimated value of the net debt and preferred equity of the Company and its subsidiaries to arrive at NAVs per share ranging from $30.76 to $32.50 for a share of Common Stock. NationsBanc Montgomery prepared its net asset value analysis based solely on publicly available information and consequently noted that such analysis was preliminary.


     Discounted Cash Flow Analysis. NationsBanc Montgomery applied a discounted cash flow analysis to the financial cash flow forecasts for the Company for calendar years 1998 through 2003, as estimated by The Irvine Company's management. In conducting this analysis, NationsBanc Montgomery first calculated the present values of the forecasted cash flows. Second, NationsBanc Montgomery estimated the present value of the aggregate value of the Company at the end of calendar year 2003 by capitalizing the Company's estimated calendar year 2004 net operating income at a capitalization rate of 8.5%, which was arrived at by determining the capitalization rates implied by recent comparable transactions and adding 100 basis points. In arriving at the terminal value, NationsBanc Montgomery deemed it appropriate to adjust the exit capitalization rate by 100 basis points. It was the judgment of NationsBanc Montgomery that such an adjustment was standard in the industry in order to reflect the aging of the properties over the forecast period and to reflect the reduction of land available for development over the forecast period. Such cash flows and aggregate values were discounted to present values using discount rates ranging from 10% to 12%. NationsBanc Montgomery selected the range of discount rates based on its prior experience in the Company's industry and its estimation of what discount rates potential third-party acquirors might apply in determining their own valuations of the Company. This analysis indicated a range of imputed equity values of the Company of $29.94 to $33.46.


  THE SECOND NATIONSBANC MONTGOMERY REPORT

     NationsBanc Montgomery prepared the Second NationsBanc Montgomery Report in response to the request of the Special Committee and the Acquiror for the December 30, 1998 meeting with Morgan Stanley. NationsBanc Montgomery was now able to take the Acquiror's Initial Proposal Price of $32.50 per share into account and was instructed to perform financial due diligence regarding the Company and its properties.

     Historical Stock Price Analysis. NationsBanc Montgomery again reviewed the performance of the per share market price and trading volume of the Common Stock for the period from December 1, 1993 to November 23, 1998. The analysis indicated that for the last year, the highest closing market price per share was $32.44. The average stock prices and 90 trading days prior to November 23, 1998 were:

                     TIME PERIOD PRIOR                            AVERAGE
                    TO NOVEMBER 23, 1998                        STOCK PRICE
                    --------------------                        -----------
Last 30 trading days........................................      $26.81
Last 60 trading days........................................      $26.21
Last 90 trading days........................................      $25.95

     NationsBanc Montgomery noted that the Acquiror's Initial Proposal Price of $32.50 was greater than each of the average historical stock prices.

     NationsBanc Montgomery also calculated the implied price per share of Common Stock as a multiple of projected FFO (as of November 23, 1998), based on estimates provided to NationsBanc Montgomery by First Call, with such estimates based on an average of earnings estimates published by various investment banking firms and based on historical forward multiples of the Company. The calculations yielded historical forward FFO multiples ranging from 9.1x to 15.2x, with a mean of 12.1x and a median of 12.2x. NationsBanc Montgomery noted that the mean and median multiples of forward FFO per share, on a historical basis, when multiplied by the estimated calendar year 1999 FFO per share, implied per share prices of $30.97 and $31.20, respectively, for a share of Common Stock, which were less than the Acquiror's Initial Proposal Price of $32.50.

     Comparable Company Analysis. Based on public and other available information including estimates of future financial results published by First Call and taken from NationsBanc Montgomery research reports, NationsBanc Montgomery calculated the percentages of debt to total market capitalization, the multiples of stock price to estimated calendar year 1998 FFO per share, and the multiples of stock price to estimated calendar year 1999 FFO per share for the First Report Comparable Companies. Such analysis indicated the following:

                                               RANGE OF
                                             PERCENTAGES      MEAN     MEDIAN
                                            --------------    -----    ------
Debt to market capitalization.............  31.0% to 61.8%     45.2%    46.4%

                                               RANGE OF
             STOCK PRICE TO:                  MULTIPLES       MEAN     MEDIAN
             ---------------                --------------    -----    ------
Estimated calendar year 1998 FFO per
  share...................................   7.7x to 11.6x    10.5x    10.9x
Estimated calendar year 1999 FFO per
  share...................................   7.2x to 10.6x     9.5x     9.9x

     NationsBanc Montgomery noted that the November Stock Price implied a percentage of debt to total market capitalization of 44.6%. NationsBanc Montgomery also noted that the estimated calendar year 1998 FFO per share and the estimated calendar year 1999 FFO per share, when multiplied by the stock price to estimated calendar year 1998 FFO per share or the estimated calendar year 1999 FFO per share (as applicable) mean and median multiplies, implied per share valuations of $23.68 and $24.60 and $24.30 and $25.25, respectively, for a share of Common Stock, which were less than the Acquiror's Initial Proposal Price of $32.50.

     Comparable Transactions Analysis. Based on public and other available information, NationsBanc Montgomery calculated the multiples of aggregate value to LTM EBITDA and LTM FFO per share for the target company implied in the First Report Comparable Transactions. Such analysis yielded the following multiples:

                                               RANGE OF
           AGGREGATE VALUE TO:                MULTIPLES       MEAN     MEDIAN
           -------------------              --------------    -----    ------
Last twelve months (to November 23, 1998)
  EBITDA per share........................  8.1x to 17.9x     13.9x    13.6x
Last twelve months (to November 23, 1998)
  FFO per share...........................  10.6x to 19.7x    13.9x    13.9x

     NationsBanc Montgomery noted that the Company's estimated calendar year 1999 EBITDA and estimated calendar year 1999 FFO per share, when multiplied by the means and medians of LTM EBITDA and LTM FFO per share, implied per share prices of $20.79 and $19.96 and $30.35 and $30.37, respectively, for a share of Common Stock, which were less than the Acquiror's Initial Proposal Price of $32.50.

     NationsBanc Montgomery also compared the discounts/premiums paid in the First Report Comparable Transactions to the share price of the target company one day prior to the announcement in the First Report Comparable Transactions. Such analysis indicated a range of discounts/premiums of (1.3%) to 14.9%, with a mean of 7.7% and a median of 7.9%. NationsBanc Montgomery noted that adding the mean and median discounts/premiums to the November Stock Price implied share prices of $29.20 and 29.27, which were less than the Acquiror's Initial Proposal Price of $32.50.

     No other company or transaction used in the comparable company and comparable transactions analyses as a comparison is identical to the Company or the proposal set forth in the December 1 Letter. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which the Company and the proposal set forth in the December 1 Letter were compared in the NationsBanc Montgomery Reports.

     Research Analyst Views. NationsBanc Montgomery reviewed and summarized the Research Reports. NationsBanc Montgomery noted that the Research Reports indicated a range of estimated target price (during a projected twelve to eighteen month period) per share valuation of $30.00 to $34.00, with a mean of $32.00, to the extent the Research Reports indicated such a price. NationsBanc Montgomery also noted that the Research Reports indicated a range of estimated NAV per share of $24.00 to $28.71, with a mean of $26.57, to the extent the Research Reports indicated such a value, with such values being less than the Acquiror's Initial Proposal Price of $32.50.

     Net Asset Value Analyses. NationsBanc Montgomery performed several net asset value analyses of the Company, incorporating the results of its financial due diligence. NationsBanc Montgomery calculated NAV by first arriving at a value for the real property assets of the Company. The real estate assets included were categorized as stabilized (properties which are fully constructed and fully leased), lease-up (properties for which construction is nearly complete and which are not fully leased) and under construction. Stabilized assets were valued using "going concern" and liquidation analyses, discussed below. "Lease-up" assets were valued by using a number equal to the sum of Company management estimates of total costs incurred prior to November 23, 1998 with respect to the construction of such properties and an additional estimated ten percent (10%) developer's profit, such percentage being customary for the industry and reflecting the risks incurred by the developer. The "under construction" assets were valued at cost incurred prior to November 23, 1998 based on Company management estimates.

     Second, NationsBanc Montgomery identified and calculated other sources of value within the Company. Other sources of value identified included value associated with existing tax exempt debt and value associated with the Land Rights Agreement. NationsBanc Montgomery determined that the value associated with the Land Rights Agreement was $10.7 million or $0.24 per share. NationsBanc Montgomery used The Irvine Company's management estimates to determine a value for the exclusive land rights associated with the Land Rights Agreement. Based on estimates from The Irvine Company and Company management, NationsBanc Montgomery assumed that the Company would acquire land eligible for the development of 5,888 apartment units over a period of five years, commencing in calendar year 1999. Reviewing 13 comparable sale transactions between July 1996 and October 1998, NationsBanc Montgomery assumed an average land cost per unit of $47,000. The comparable sale transactions included:

     - The Lakes at South Coast

     - The Resorts

     - Villas Alliento

     - Leguna Brisas

     - Sea Terrace

     - Villa Serena

     - Toscana

     - Oasis Martinique

     - Sea Palms Village

     - Crown Terrance

     - Woodbridge Meadows

     - Mill Creek

Applying a 5% discount established in the Land Rights Agreement to such projected land sales to determine a hypothetical stream of cash flows for such five year period, and further discounting such hypothetical cash flows by 12%, which was the midpoint of the range of selected discount rates, a present value was determined.

     Third, NationsBanc Montgomery added the value of the stabilized properties, the "lease-up" properties and the "under construction" properties and other identified sources of value to determine the Company's total enterprise value. Fourth, NationsBanc Montgomery adjusted the total enterprise value to reflect an estimated discount of 10% based on, among other factors, the aggregate size of the Company's portfolio and anticipated fees associated with liquidation. Finally, NationsBanc Montgomery subtracted the net liabilities and preferred equity of the Company and its subsidiaries from the adjusted total enterprise value to determine the Company's aggregate equity value.

     The following table summarizes the net asset valuation analyses performed by NationsBanc Montgomery:

                    METHODOLOGY                       IMPLIED SHARE PRICE
                    -----------                       -------------------
Capitalization Analysis.............................      $21.54 - $24.12
Present Value Analysis..............................      $19.30 - $21.68
Replacement Cost Analysis...........................      $22.86 - $23.84
Liquidation Analysis................................      $21.70 - $24.34

     The procedures used by NationsBanc Montgomery to perform these analyses are described below.

     a. Going Concern Analysis. In performing the NAV calculations, NationsBanc Montgomery analyzed the value of the Company under the assumption that the Company would continue its current operations as a going concern. Under the Going Concern Analysis, the assumption was made that the Company would continue to incur corporate overhead expenses, which would be deducted from the stabilized portfolio value prior to arriving at the final NAV.

     NationsBanc Montgomery used three methods to calculate the going concern value for stabilized assets. The first method utilized property-specific projections of net operating income less maintenance capital expenditures for each of the estimated calendar years 1998 and 1999 (the "Capitalization Rate Analysis"). Such projections were based on information contained in monthly operating performance reports through October 1998 prepared by Company management. The projected cash flows were then capitalized at a blended capitalization rate of 7.62% to arrive at a value for the Company's stabilized portfolio of assets. Adding the value of the stabilized portfolio to the other components of value described above, capitalization of the estimated calendar years 1998 and 1999 cash flow projections yielded implied share prices of $21.54 and $24.12, respectively, which were less than the Acquiror's Initial Proposal Price of $32.50.

     The second method utilized Company management operating performance reports to estimate cash flows for a period of ten years, between 1998 and 2008 (the "Present Value Analysis"). NationsBanc Montgomery expanded the period to which the discounted cash flow analysis was applied from five to ten years after having had the opportunity to conduct its financial due diligence and further opportunity to review the 1999 Business Plan. A discounted cash flow analysis was applied to cash flows over the ten year period using discount rates between 11% and 13%. NationsBanc Montgomery increased the range of discount rates based on its financial due diligence and the factors discussed under the heading "Discount Rates for Analysis of the Present Value of Future Property Cash Flows" in the summary of the Third NationsBanc Montgomery Report. The terminal value of the assets was also determined by capitalizing the eleventh year (calendar year
2009) cash flow projection of each of the assets at a blended capitalization rate of 8.62%. Adding the value of the stabilized portfolio to the other components of value described above, the NAV per share range implied by such present value analysis was $19.30 to $21.68, which were less than the Acquiror's Initial Proposal Price of $32.50.

     The third method of determining the going concern value of the stabilized asset portfolio (the "Replacement Cost Analysis") used reports of the Company's management to determine the aggregate costs of the construction of six recent Company building projects:

     - Sonoma (Oak Creek I)

     - Britanny I (Oak Creek II)

     - Baypointe

     - Santa Rosa II

     - Santa Maria

     - Rancho Santa Fe

The aggregate cost of construction of each project was divided by the number of units available for lease in each project to determine an average cost per unit. Using such statistics, NationsBanc Montgomery calculated the mean and median cost per unit for the projects to be $116,118 and $117,526. Multiplying the mean and median costs per unit by the number of units in the Company's stabilized portfolio, the implied aggregate value of the stabilized portfolio was calculated to be within a range of $1.895 billion to $1.918 billion. Adding the value of the stabilized portfolio to the other components of value described above, the NAV per share range implied by such capitalization was $22.86 to $23.84, which was less than the Acquiror's Initial Proposal Price of $32.50.

     b. Liquidation Analysis. Under a liquidation analysis, the stabilized portfolio was valued using the same analysis performed in the Capitalization Rate Analysis. NationsBanc Montgomery then assumed that the Company would incur no additional corporate overhead expenses but rather would liquidate its properties. Additionally, NationsBanc Montgomery assumed that a potential buyer of the liquidated properties would have to pay additional sums based on a tax reassessment made under California's Proposition 13 (the "Proposition 13 Liability"). Adding the value of the stabilized portfolio to the other components of value described above and accounting for the Proposition 13 Liability, the NAV per share range implied by such capitalization was $21.70 to $24.34, which was less than the Acquiror's Initial Proposal Price of $32.50.

  THE THIRD NATIONSBANC MONTGOMERY REPORT

     NationsBanc Montgomery prepared the Third NationsBanc Montgomery Report in response to a further request by Morgan Stanley. NationsBanc Montgomery incorporated its review of the 1999 Business Plan into its analyses where appropriate.

     Comparable Transactions Analysis. In the Third NationsBanc Montgomery Report, NationsBanc Montgomery enclosed a copy of its comparable transactions analyses from the First NationsBanc Montgomery Report and the Second NationsBanc Montgomery Report. NationsBanc Montgomery noted that the Acquiror's Initial Proposal Price implied a 19% premium over the closing price of the Common Stock on November 30, 1998 and that the implied 19% premium was in excess of the 7.9% median for discounts/premiums indicated in the First Report Comparable Transactions.

     Comparable Company Analysis. In the Third NationsBanc Montgomery Report, NationsBanc Montgomery enclosed a copy of its comparable company analyses from the First NationsBanc Montgomery Report and the Second NationsBanc Montgomery Report. NationsBanc Montgomery reiterated that its analyses indicated that multiples of stock price to estimated calendar year 1999 FFO per share for the First Report Comparable Companies ranged from 7.2x to 10.6x, with a mean of 9.5x. NationsBanc Montgomery noted that the Acquiror's Initial Proposal Price implied a multiple of 12.7x estimated calendar year 1999 FFO per share and a premium of 34% over the mean 1999 FFO per share multiple of 9.5x. NationsBanc Montgomery stated that it believed the Company's high FFO per share multiple was partly due to support from an open market purchase program conducted by The Irvine Company prior to the Acquiror's offer and that the share price prior to the Acquiror's offer was also supported by The Irvine Company with respect to a return guarantee with respect to land sales, which had expired.

     Research Analyst Views

     Views Prior to Offer. NationsBanc Montgomery enclosed a copy of a summary of research analyst views analyses from the First NationsBanc Montgomery Report and the Second NationsBanc Montgomery Report. NationsBanc Montgomery noted again that the Research Reports indicated a range of estimated NAV per share of $24.00 to $28.71 with a mean of $26.57, to the extent the Research Reports indicated such a value. NationsBanc Montgomery noted that the Acquiror's Initial Proposal Price implied a 22% premium over the estimated mean NAV per share.

     Further, NationsBanc Montgomery noted that the estimated mean target price per share valuation indicated in the Research Reports was $32.00. NationsBanc Montgomery noted that the Acquiror's Initial Proposal Price implied a 2% premium over the estimated mean target price per share, which was a projection of price per share value over a 12 to 18 month period in the future.

     Views After Offer Was Made. NationsBanc Montgomery enclosed copies of publicly available equity analyst research reports regarding the Company published between December 1, 1998 and December 4, 1998 (the "Post-Offer Research Reports"). The Post-Offer Research Reports stated that the Acquiror's Initial Proposal Price was reasonable or fair, with the exception of one such report which contained no assessment regarding the Acquiror's Initial Proposal Price's fairness or reasonableness. NationsBanc Montgomery noted that the common view in unrelated and unsolicited conversations with Shareholders and research analysts indicated support of the Acquiror's Initial Proposal Price.

     Historical Stock Price Analysis. NationsBanc Montgomery enclosed a copy of the primary page from its historical stock price analyses from the First NationsBanc Montgomery Report and the Second NationsBanc Montgomery Report. NationsBanc Montgomery noted that the Acquiror's Initial Proposal Price:

     (a) implied:

        - a 21% premium over the average stock price for the last 30 trading days prior to November 23, 1998; and

        - a 25% premium over the average price of the Common Stock for the last 90 trading days prior to November 23, 1998;

     and (b) was greater than the highest price of the Common Stock for the 52-week period prior to November 23, 1998 (i.e., $32.44).

     Trading Activity Analysis. NationsBanc Montgomery noted that over 20% of the shares of Common Stock owned by Nonaffiliated Shareholders parties were sold in the open market between December 1, 1998 and January 11, 1999 at prices less than the Acquiror's Initial Proposal Price.

     Rent Growth. NationsBanc Montgomery enclosed copies of rent growth projections for the Company contained in the 1999 Business Plan and a presentation by Company management to the Board of Directors on October 30, 1998. NationsBanc Montgomery noted that the 1999 Business Plan contained a 5% rent growth projection for calendar year 1999 which the Board of Directors approved at its October 30, 1998 Board meeting (the "October 1998 Board Presentation").

     NationsBanc Montgomery also enclosed a summary providing 21 references to estimated calendar year 1999 rent growth rates for the Company obtained from the Company's management and publicly available equity analyst research reports. The estimated calendar year 1999 rent growth rates for the Company ranged from 3.0% to 6.2%, with a mean of 4.8%. Based on the information contained in the 1999 Business Plan and the publicly available equity analyst research reports, NationsBanc Montgomery, the Acquiror and The Irvine Company used the 5% rent growth projection for calendar year 1999 contained in the 1999 Business Plan for the applicable valuation analyses. NationsBanc Montgomery also enclosed summaries of gross domestic product growth forecasts for calendar years 1999 through 2001 derived from publicly available university forecasts and publicly available "blue chip" economic indicators as well as the Company's internal forecasts regarding employment to show that forecasted declines in gross domestic product growth and employment would likely affect housing demand and the Company's ability to increase rents.

     The Third NationsBanc Montgomery Report also clarified references to a statement by the Chairman of the Board of Directors that the Company's rental growth rate had been below the 12% annualized rate achieved by competitors in the relevant geographic region in the first three quarters of 1998. As noted in the Third NationsBanc Montgomery Report, the statement by the Chairman of the Board of Directors was made in the context of setting a goal for Company management that the Company's rental growth rate should meet or exceed the projected rental growth rates generally anticipated in the regional marketplace in the future, not that the Chairman had established a 12% rental growth rate target for the Company.

     Bulk Discount. As stated in the third paragraph of the "Net Asset Value Analyses" section of the summary of the Second NationsBanc Montgomery Report, NationsBanc Montgomery adjusted the total enterprise value to reflect an estimated discount of 10% based on, among other factors, the aggregate size of the Company's portfolio, the time value of money and anticipated fees associated with liquidation. NationsBanc Montgomery responded to Morgan Stanley's inquiries regarding the discount by noting that in the experience of The Irvine Company and NationsBanc Montgomery, and based on market research and other information, buyers would typically apply a size-oriented discount to the total value of the assets being acquired in a transaction. NationsBanc Montgomery stated its belief that few buyers would be willing or have the resources available to purchase the Company's entire portfolio, making liquidity an issue for a prospective buyer. NationsBanc Montgomery further noted that the Company's portfolio was geographically concentrated, increasing the risk that any legislative changes, natural disasters or regional economic downturns would have an impact on the entire portfolio.

     Additionally, NationsBanc Montgomery noted that a third party buyer would likely discount the value of the Company's aggregate portfolio for a number of reasons, including the time and transaction costs necessary to complete a liquidation of the portfolio and the downward pressure that the sale of each property would cause on property prices for subsequent sales of other properties out of the portfolio. A third party buyer would also likely have to account for a substantial increase in property taxes due to tax reassessments under California's Proposition 13 upon sale of the properties.

     NationsBanc Montgomery focused on such factors to further explain its use of the 10% discount. Finally, NationsBanc Montgomery noted that if Morgan Stanley's assumptions that:

          (a) no bulk discount would be used in the valuations; and

          (b) a 45% savings could be achieved with respect to corporate, general and administrative expenses were applied to the NAV analysis, the price per share would still be below the Acquiror's Initial Proposal Price.

     Land Rights Agreement. NationsBanc Montgomery responded to Morgan Stanley's inquiries regarding the valuation for the Land Rights Agreement. NationsBanc Montgomery enclosed a copy of a portion of the 1999 Business Plan setting forth the Company's projected Irvine Ranch development program.

     NationsBanc Montgomery noted that the valuation for the Land Rights Agreement was affected by the supply of available land for multi-family development on the Irvine Ranch property. NationsBanc Montgomery noted that The Irvine Company was not obligated under the Land Rights Agreement to make any land available to the Company for future apartment development and land identified in the 1999 Business Plan for multi-family development was not covered by any contractual obligation of The Irvine Company. Using the 1999 Business Plan, NationsBanc Montgomery determined that 5,763 units were potentially available for development over a period of five years under the Land Rights Agreement, which was lower than the 5,888 unit number derived from the estimates of The Irvine Company's management, available prior to preparation of the Second NationsBanc Montgomery Report. NationsBanc Montgomery noted that the estimates of the Company and NationsBanc Montgomery were aggressive and that The Irvine Company had informed the Company on several occasions that the projects listed in the 1999 Business Plan would likely not all be made available. Consequently, there existed the possibility that not all of the land referred to in the 1999 Business Plan would actually be developed under the Land Rights Agreement, therefore impacting the NAV analysis.

     NationsBanc Montgomery restated Morgan Stanley's assumption that 15,000 units could be developed over a period of 10 years to determine the value of the Land Rights Agreement. NationsBanc Montgomery noted that 16,000 units had been built over 30 years and that expectations that a similar number of units could be built in 10 years in a more rigorous zoning environment were subject to question. NationsBanc Montgomery also stated that the Company's historical building rate after December 1, 1993 was 800 units per year, slightly over half the number that would have to be built to meet Morgan Stanley's assumption. Further, NationsBanc Montgomery noted that no apartment development had occurred on the Irvine Ranch property for several years prior to December 1, 1993.

     NationsBanc Montgomery responded to Morgan Stanley's suggestion that the value to the Company of the Land Rights Agreement should be greater than the 5% discount applied to the fair market value of projected land sales determined by independent third party appraisers by noting that the Land Rights Agreement specified that a 5% discount to fair market value was to be applied. NationsBanc Montgomery further noted that the 10% minimum return guarantee set forth in the Land Rights Agreement had expired. Consequently, NationsBanc Montgomery had used a 5% discount in arriving at the cash flow numbers to be valued over the forecast period.

     As stated in the "Net Asset Value Analyses" section of the description of the Second NationsBanc Montgomery Report, NationsBanc Montgomery discounted to present value the value of the hypothetical cash flows under the Land Rights Agreement by 12%. NationsBanc Montgomery stated its assumption that discount rates for land should be significantly higher than discount rates for completed apartment units due to the speculative nature of the investment, the uncertainty of entitlement, lack of cash flow and long term investment horizon.

     On average, over the five year forecasted period, NationsBanc Montgomery used an average land price of approximately $50,000 per unit in its valuation analysis of the Land Rights Agreement. NationsBanc Montgomery responded to Morgan Stanley's inquiries regarding the average land price by noting that the Company's best Irvine Ranch land had a current price of $54,000 per unit, while the land anticipated to be sold under the Land Rights Agreement was to be located in other areas where land prices were lower.

     NationsBanc Montgomery also responded to Morgan Stanley's assertion that a decrease or cessation of multi-family development would result in higher rents and increase the value of the existing portfolio. NationsBanc Montgomery noted that The Irvine Company had the right to use any land on the Irvine Ranch property for the development and sale of medium to high density residential property, directly competing with the Company. Further, NationsBanc Montgomery noted that competitors could build apartment units adjacent to the Irvine Ranch property, offsetting the potential for rent growth from decreased on-ranch development. The completion of the Highway 73 corridor and the impact of toll roads on the apartment rental market in the Irvine Ranch area were also noted.

     Corporate General and Administrative Costs. NationsBanc Montgomery enclosed a copy of a portion of the 1999 Business Plan containing the Company's statement of funds available for distribution. NationsBanc Montgomery reiterated that if Morgan Stanley's assumptions that:

          (a) no bulk discount would be used in the valuations; and

          (b) a 45% savings could be achieved with respect to corporate, general and administrative expenses were applied to the NAV analysis, the price per share would still be below the Acquiror's Initial Proposal Price.

     NationsBanc Montgomery noted that corporate general and administrative costs had been taken into account in its analyses because The Irvine Company management had stated that they anticipated the retention of the Company's existing management structure and further noted that NationsBanc Montgomery's estimate of the Company's corporate general and administrative costs for calendar year 1999 had already accounted for a reduction of $1,000,000 from the estimate contained in the 1999 Business Plan to reflect cost savings from the merger. NationsBanc Montgomery noted that The Irvine Company anticipated retaining public securities and that consequently, expenses related to reporting requirements and obtaining credit ratings would continue to be incurred after the merger.

     Capitalization Rates. NationsBanc Montgomery enclosed copies of:

          - a summary of the cash flow capitalization rates for (i) the Company's recent bids and acquisitions, (ii) comparable sales transactions in the relevant geographic area, and (iii) publicly available equity analyst research reports;

          - a comparable sales transactions table included in the Second NationsBanc Montgomery Report;

          - pro forma operations statements from a Company investment proposal dated June 19, 1998 for Paloma Summit, Seaview Summit, Niguel Summit and Hidden Hills;

          - the stabilized portfolio valuation capitalization rate analysis chart from the Second NationsBanc Montgomery Report;

          - an executive summary of growth strategies provided by the Company's management;

          - a memorandum from the Company's management regarding financial information for four recent acquisitions or bids by the Company;

          - a chart comparing equity analyst research reports issued before and after the announcement of the Acquiror's offer; and

          - an article entitled "Denver developer buys 800 Hon units in Orange County" from the January 8, 1999 edition of The Orange County Register.

     NationsBanc Montgomery reviewed the factors for selecting a blended cash flow capitalization rate of 7.62% in the going concern analysis of the Company's stabilized portfolio. NationsBanc Montgomery noted that it had reviewed 45 Company properties and 20 comparable apartment projects in the relevant geographic area. NationsBanc Montgomery further noted that:

        - comparable sales transactions and publicly available equity analyst research reports each implied cash flow capitalization rates of 7.8%;

        - the Hon apartment portfolio sale in Laguna Niguel implied a capitalization rate of 7.55%, which the Company had valued at a 7.6% forward twelve month capitalization rate;

        - recent Company bids and acquisitions were valued using capitalization rates ranging from 7.3% to 7.8%;

        - the 1999 Business Plan specified target "breakeven" capitalization rates of 7.75%;

        - over the 90 days prior to the Third NationsBanc Montgomery Report, the turmoil in public equity and debt markets had reduced the number of real estate buyers, increasing capitalization rates;

        - two recent comparable sales should have their capitalization rates adjusted due to favorable conditions specific to those transactions;

        - older properties in the Company portfolio would be valued at significantly higher capitalization rates, balancing the impact of higher value properties; and

        - the blended capitalization rate of 7.62%, when applied to the Acquiror's Initial Proposal Price, implied a price of approximately $140,000 per stabilized apartment unit, which was two times greater than the average price for an apartment unit sold in Orange County, California, 34% higher than comparable apartment unit prices in the southern Orange County, California area and higher than all apartment unit prices in Orange County California.

     Discount Rates for Analysis of the Present Value of Future Property Cash Flows. NationsBanc Montgomery reviewed the factors it considered in selecting a range of discount rates between 11% and 13% to be applied in the second method of performing a going concern analysis with respect to the Company's stabilized portfolio. NationsBanc Montgomery noted that the Company's management and the 1999 Business Plan stated that the estimated cost of equity was 15%. Based on the assumption that the cost of equity was 15% and using the same capital structure and cost of debt assumed by Morgan Stanley, NationsBanc Montgomery noted that the assumptions implied a weighted average cost of capital of 11.8%. NationsBanc Montgomery further assumed that institutional investors such as pension funds, who would be the most likely private buyers of a portfolio equal in size to the Company's portfolio, would apply discounts ranging from 11 to 13%.

     NationsBanc Montgomery did not apply a capital asset pricing model in its analysis because it believed that the model was flawed when applied to the real estate industry, due in part to (a) its use of a correlation between the price of the Common Stock and the Standard & Poor's stock index over time, since the index does not allow REITs to be included in the index due to circumstances surrounding their structure; and (b) the insignificance of the correlation between the price of the Common Stock and the Standard & Poor's stock index.

     While the foregoing summary describes all analyses and examinations that NationsBanc Montgomery deemed material in its preparation of the NationsBanc Montgomery Reports, it is not a comprehensive description of all analyses and examinations actually conducted by NationsBanc Montgomery. The preparation of the NationsBanc Montgomery Reports was not susceptible to partial analysis or summary description. NationsBanc Montgomery believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses and of the factors considered, without considering all analyses and factors, would create an incomplete view of the process underlying the analyses set forth in its presentations to the Acquiror and The Irvine Company. In addition, NationsBanc Montgomery may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis. Accordingly, the ranges of valuations resulting from any particular analysis described above should not be taken to be NationsBanc Montgomery's view of the actual value of the Company.

     In performing its analyses, NationsBanc Montgomery made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Acquiror, The Irvine Company or the Company. The analyses performed by NationsBanc Montgomery are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those suggested by such analyses. Such analyses were provided to the Acquiror and The Irvine Company in connection with the delivery of the NationsBanc Montgomery Reports. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at any time in the future.

     As described above, the NationsBanc Montgomery Reports and NationsBanc Montgomery's presentations to the Acquiror and The Irvine Company were among a number of factors taken into consideration by the Acquiror and The Irvine Company in making their determination to make the proposal set forth in the December 1 Letter and to approve the Merger.

     Upon execution of the Acquiror Engagement Letter, The Irvine Company agreed to pay NationsBanc Montgomery a retainer fee of $250,000. In addition, The Irvine Company agreed to pay NationsBanc Montgomery a transaction fee of approximately $4.5 million, contingent on the consummation of an acquisition of the Company. The Acquiror Engagement Letter also calls for The Irvine Company to reimburse NationsBanc Montgomery for its reasonable out-of-pocket expenses. Pursuant to a separate letter agreement, The Irvine Company has agreed to indemnify NationsBanc Montgomery, its affiliates, and their respective partners, directors, officers, employees and controlling persons against certain liabilities, including liabilities under the federal securities laws.

     In the ordinary course of its business, NationsBanc Montgomery actively trades the equity securities of the Company for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. NationsBanc Montgomery has also acted as an underwriter in connection with public offerings of the Company's securities and has performed various investment banking services for the Company. NationsBanc Montgomery's ultimate parent corporation, BankAmerica Corporation, and its affiliates have commercial lending relationships with each of The Irvine Company and the Company; additionally, Bank of America has agreed to provide funding to the Acquiror and The Irvine Company in connection with the Merger.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     General. In considering the recommendation of the Special Committee and the Board of Directors, Shareholders should be aware that the officers and Directors of the Company may have interests in the Merger or relationships, including those referred to below, that may present potential or actual conflicts of interest in connection with the Merger. The Special Committee and the Board of Directors were aware of these potential or actual conflicts of interest and considered them along with other matters described under "-- Recommendation of the Special Committee and the Board of Directors; Fairness of the Merger." See also "Certain Relationships and Transactions."

     Donald Bren. Mr. Donald Bren, a Director of the Company, is a director, executive officer and the sole shareholder of The Irvine Company as well as an executive officer and indirect 100% owner of the Acquiror. As described more fully in "General -- The Acquiror," The Irvine Company is the managing member of the Acquiror and the sole shareholder of ICDC, which holds the sole non-managing member interest in the Acquiror. After the Acquiror delivered the December 1 Letter, Mr. Bren recused himself from all discussions of the Board of Directors of the Company involving the potential Merger until the February 1, 1999 meeting of the Board of Directors. As described more fully in "Background; Purpose and Effects of the Merger -- Background of the Merger," Mr. Bren, on behalf of the Acquiror, was an active participant in the negotiations regarding the Merger Agreement, and, if the Merger Proposal is approved, Mr. Bren will indirectly own all of the membership interests in the Surviving Company.

     Treatment of Options and Restricted Stock Units; Retention Letters. Certain Directors have received options ("Director Options") to acquire Common Stock pursuant to the Company's 1993 Stock Option Plan for Directors (the "Director Plan") and certain officers and employees of the Company and its affiliates have received options ("Employee Options") to acquire Common Stock and restricted stock units ("Units") pursuant to the Company's 1993 Long-Term Stock Incentive Plan (the "1993 Plan") and the Company's 1996 Long-Term Stock Incentive Plan (the "1996 Plan" and, together with the Director Plan and the 1993 Plan, the "Plans"). The Director Options and the Employee Options are together referred to as the "Options," and the Directors and the officers and employees of the Company and its affiliates are together referred to as "Holders." In addition, Mr. McFarland has the right, under certain circumstances, to receive future grants of restricted stock units ("Future Units") pursuant to the terms of the July 14, 1997 employment offer letter agreement between the Company and Mr. McFarland (the "McFarland Agreement"). Capitalized terms not otherwise defined in this subsection only have the respective meanings set forth in the Retention Letters (as defined below).

     Pursuant to the Merger Agreement, the Company will take all actions necessary to assure that, prior to the time the Merger becomes effective (the "Effective Time"), each outstanding Option and each Unit (and any dividend equivalents relating thereto) (and each right to any award under the Plans) will be canceled. The Merger Agreement provides that the Company will take all actions necessary to assure that, prior to the Effective Time, each Holder will be entitled to receive a cash amount equal to the excess of $34.00 over the exercise price for each share of Common Stock subject to the Option, payable at the Effective Time for a vested Option or a portion of an Option. All Director Options are fully vested. All unvested Employee Options held by any Holder not a party to a Retention Letter (as defined below) will be canceled. Each holder of Employee Options has entered into a Retention Letter, except for James E. Mead, the Company's former Chief Financial Officer, whose Employee Options are addressed in his termination agreement. Each other Employee Option will be canceled according to the terms of the letter agreements dated as of January 22, 1999 between the Company and the Holder of such Employee Option or Unit (the "Retention Letters"), which were authorized by the Special Committee on December 22, 1998. In the case of an Employee Option, the Retention Letters provide that each Holder will be entitled to receive a cash amount equal to the excess of $34.00 over the exercise price for each share of Common Stock subject to the Option, payable at the Effective Time if then vested, or at the time such Option or portion of an Option would otherwise have vested according to the relevant award agreement. In the case of a Unit, the Retention Letters provide that each Holder will be entitled to receive a cash amount equal to $34.00 per Unit, payable at the time such Unit would otherwise have been available for vesting according to the relevant award agreement, assuming the achievement of all applicable performance targets for the relevant periods. In the case of Mr. McFarland's Future Units, his Retention Letter provides that he will be entitled to receive a cash amount equal to $34.00 per Future Unit, payable at the time the restricted stock units with respect to such Future Unit would otherwise have been available for vesting according to the McFarland Agreement, assuming that restricted stock units had been granted to Mr. McFarland in accordance with the terms of the McFarland Agreement. It is a condition of payment with respect to both Options and Units (and Future Units) that the Holder remain continuously employed by the Company until the respective payment dates, except as otherwise described below. The Unit amounts (and the Future Unit amounts) will bear interest from the Effective Time (or, in the case of the Future Unit amounts, from February 1 of the scheduled year of grant of the restricted stock units) to the relevant payment date, payable on the last day of each calendar quarter, at the annual rate of 5% through February 29, 2000, and 6% from March 1, 2000 until the date such Unit (or in the case of such Future Unit, the date the restricted stock unit with respect to such Future Unit) would have been available for vesting or, if sooner, until payment for such Units (or Future Units) is accelerated in accordance with the Retention Letters. Interest will be payable in cash as promptly as practicable following each interest payment date.

     Pursuant to the Retention Letters, in the event that a Holder's employment is terminated involuntarily by the Company without Cause or by the Holder for Good Reason prior to the relevant payment date, payment for unvested Options and Units (and Future Units) will be accelerated and made within 10 days after such employment termination date.

     The table below shows the Options and Units (and Future Units) currently held by each of the Company's executive officers and Directors (and all other individuals as a group) and the amounts in respect of such Options and Units (and Future Units) such individuals (and such group) will be entitled to receive at the Effective Time and in the future (not including interest). All amounts to be paid at the Effective Time relate to vested Options.

                                                                        PAYMENT AT         POTENTIAL
                                            OPTIONS    OUTSTANDING      EFFECTIVE            FUTURE
                   NAME                     GRANTED     UNITS(1)           TIME             PAYMENTS
                   ----                     -------    -----------    --------------    ----------------
                                                                                (IN THOUSANDS)
Independent Directors:
Anthony M. Frank..........................   10,500           --         $  132.1           $     --
John F. Grundhofer........................    3,500           --             16.9                 --
Bowen H. McCoy............................   10,500           --            132.1                 --
Jack W. Peltason..........................   10,500           --            132.1                 --
John F. Seymour, Jr.......................   10,500           --            132.1                 --

Executive Officers:
William H. McFarland......................  100,000      104,500            150.0            3,853.0
William W. Thompson.......................   45,000       20,000            175.2              781.0
Richard E. Lamprecht......................   68,500       16,000            643.2              629.8
Bruce N. Dorfman..........................   30,000        8,000             62.9              326.6
Rudy A. Svrcek............................   10,000       10,000               --              381.9
Scott A. Reinert..........................   32,000        8,000            265.5              308.7
Shawn Howie...............................   65,000        4,000            903.3              160.8

All Other Individuals As a Group..........  202,000       22,000          1,039.2            1,197.5

---------------

(1) Represents Units that have been granted except in Mr. McFarland's case where it represents Units granted as well as Future Units.

     Termination Protection and Severance. Messrs. McFarland, Thompson, Lamprecht, Svrcek, Reinert and Howie (each, an "executive") also entered into termination protection and severance arrangements with the Company set forth in their Retention Letters, which provide that, in addition to the above-mentioned treatment of Options and Units (and Future Units, in Mr. McFarland's case), an executive whose employment is terminated involuntarily by the Company without Cause, or by himself for Good Reason within eighteen months following the Merger, will be entitled to one year's base salary at the rate in effect at either (i) the time of his termination of employment or (ii) the Effective Time, whichever is higher. Such amount will be paid to the executive in a lump sum, without reduction for the time value of money, as soon as practicable, but in any event within 10 days, after the date of his termination of employment. The severance benefits payable under the Retention Letters depend on the effective rate of the base salary applicable to an executive at the time of his termination of employment. Therefore, the severance amount payable to an executive is not precisely determinable. However, assuming termination at current levels of base salaries, the amounts that would be payable to Messrs. McFarland, Thompson, Lamprecht, Svrcek, Reinert and Howie would be $400,000, $275,000, $200,000, $175,000, $175,000 and $165,000,
respectively.

     The Retention Letters also provide that the Company will bear the legal fees and expenses incurred by an employee to remedy a breach of the terms of the Retention Letters by the Company, unless the employee's claim is determined by a court or arbitrator to be without merit.

     Employment Agreement of Richard Lamprecht with the Acquiror. The Acquiror and Richard E. Lamprecht, Senior Vice President of the Company, have entered into an employment agreement dated April 11, 1999, which is intended to replace his existing employment agreement with the Company. Mr. Lamprecht's prospective employment with the Acquiror is effective as of, and dependent upon, the Merger and provides for a base salary of $200,000 per year. Mr. Lamprecht will be a participant in the Acquiror's Executive Incentive Cash Award Plan retroactive to January 1, 1999 under which he will be eligible to earn up to 100% of base salary based upon his performance and the performance of the Acquiror. In addition, Mr. Lamprecht will be a participant in the Acquiror's Long Term Compensation Plan ("LTCP") retroactive to January 1, 1999. Mr. Lamprecht's annual awards under the LTCP will have a target value equal to 145% of his base salary through 2001 and will be payable after a four year vesting period. Mr. Lamprecht will also be entitled to a monthly car allowance of $700 and participation in normal and customary benefit plans of the Acquiror such as health and life insurance. At the Effective Time, Mr. Lamprecht's existing employment agreement with the Company will terminate and his rights thereunder will be canceled. Mr. Lamprecht's employment agreement with the Acquiror will not affect his rights under his Retention Letter.

     Indemnification and Insurance. Pursuant to the Merger Agreement, for six years after the Effective Time, the Acquiror will cause the Surviving Company to indemnify and hold harmless the present and former officers and Directors of the Company in respect of acts or omissions occurring prior to the Effective Time to the extent provided under the Company's Articles of Incorporation and by-laws in effect on the date of the Merger Agreement. For six years after the Effective Time, the Acquiror will cause the Surviving Company to provide officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each such person currently covered by the Company's officers' and directors' liability insurance policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date. See also "The Merger -- Additional Agreements."

     Position of Executive Officers, Directors and Affiliates of the
Company. Certain executive officers, Directors and affiliates of the Company hold shares of Common Stock. See "Securities Ownership" and the Company's Annual Report on Form 10-K/A for the year ended December 31, 1998. After inquiry of these Shareholders, the Company believes that they intend to vote their shares in favor of the Merger. Except as otherwise set forth in this Proxy Statement (with respect to the Acquiror and its affiliates), such Shareholders have not informed the Company of the reasons for their vote.

CERTAIN CONSEQUENCES OF THE MERGER

     Pursuant to the Merger Agreement, following approval and adoption of the Merger Proposal and subject to the fulfillment or waiver of certain conditions, the Company will be merged with and into the Acquiror, and the Acquiror will continue as the Surviving Company in the Merger.

     The Acquiror will continue in existence as the Surviving Company and, without further transfer, succeed to and possess all of the rights, privileges and powers of the Company, and all of the assets and property of whatever kind and character of the Company will vest in the Acquiror without further act or deed; thereafter, the Acquiror, as the Surviving Company, will be liable for all of the liabilities and obligations of the Company and any claim or judgment against the Company may be enforced against the Acquiror.

     Therefore, following the Merger, the Nonaffiliated Shareholders will cease to participate in future earnings or growth, if any, of the Company or benefit from any increases, if any, in the value of the Company, and they no longer will bear the risk of any decreases in the value of the Company. Because the Common Stock will be canceled as a result of the Merger, the Common Stock will be delisted from the NYSE.

     Distributions by the Surviving Company after completion of the Merger (other than any distribution for which the record date is a date prior to the date of completion of the Merger) will be paid to the members of the Surviving Company and not to the Nonaffiliated Shareholders. The rate of distributions after completion of the Merger is expected to correspond to the rate of distributions by the Operating Partnership after completion of the Merger, and may be greater than the rate of dividends presently paid by the Company.

     The Common Stock is currently registered under the Securities Exchange Act of 1934 (the "Exchange Act"). Following the Merger, the Common Stock will become eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act, and its registration under the Exchange Act will be terminated. The Company's obligation to file reports pursuant to Section 15(d) of the Exchange Act will be suspended. In addition, the Company will be relieved of its obligation to comply with other requirements of the Exchange Act, including the proxy rules of Exchange Act Regulation 14A, the short-swing trading profits provision of Exchange Act Section 16 and, with respect to future transactions involving the Company, the "going private" provisions of Exchange Act Rule 13e-3. Accordingly, less information will be required to be made publicly available than presently is the case. However, the Operating Partnership and IAC Capital Trust will continue to be reporting companies.

     At the Effective Time, certain unexercised options to purchase Common Stock pursuant to certain stock option plans in which certain Company employees and Directors participate will be converted into cash and rights to future cash payments. See "-- Interests of Certain Persons in the Merger."

     The officers of the Acquiror immediately prior to the Merger will be the executive officers of the Surviving Company immediately after the Merger. The certificate of formation and limited liability company agreement of the Acquiror in effect immediately prior to the Merger will be the certificate of formation and limited liability company agreement of the Surviving Company immediately after the Merger.

     The Company is party to certain agreements with The Irvine Company (including the Land Rights Agreement and the Miscellaneous Rights Agreement). There can be no assurance that the Surviving Company and The Irvine Company will not terminate any of these agreements or that any of these agreements will otherwise remain in effect following the Merger, or that the Surviving Company will continue to enjoy the benefits of these agreements.

PLANS FOR THE COMPANY AFTER THE MERGER

     Except as otherwise described in this Proxy Statement, the Company has not, and the Company has been advised by the Acquiror that none of the Acquiror, The Irvine Company or Mr. Bren has, as of the date of this Proxy Statement, approved any specific plans or proposals for any extraordinary corporate transaction involving the Surviving Company after the completion of the Merger or any sale or transfer of a material amount of assets currently held by the Company after the completion of the Merger. The Company has been advised by the Acquiror that it is the Acquiror's, The Irvine Company's and Mr. Bren's intention to hold the assets for long term investment. Although the Acquiror deems it unlikely, it reserves the right to change its plan at any time, and the Acquiror may elect to sell, transfer or otherwise dispose of all or any portion of the assets currently held by the Company to one or more of its affiliates or to any other parties as warranted by future conditions. In addition, the Company has been advised by the Acquiror and The Irvine Company that they currently plan to retain the members of senior management of the Company, in their current positions with the Surviving Company after the Merger. The Irvine Company and the Acquiror reserve the right to make whatever personnel changes with respect to the current members of management of the Company they deem necessary after completion of the Merger. As of the date hereof, only Mr. Lamprecht has entered into an employment agreement with the Acquiror. See "Interests of Certain Persons in the Merger -- Employment Agreement of Richard Lamprecht with the Acquiror."

     The Company has been advised by the Acquiror that the Acquiror's and The Irvine Company's present intention is to retain all existing public and tax-exempt debt securities and preferred limited partnership units in the Operating Partnership and preferred securities of IAC Capital Trust. Furthermore, the Acquiror intends to seek reaffirmation of the existing investment grade ratings for these securities. The Acquiror's plans are subject to revision based on feedback from the rating agencies, or otherwise, and the Acquiror reserves the right to effect such revisions. There can be no assurance that any rating agencies will reaffirm current investment grade ratings for any of the aforementioned securities.

CONDUCT OF THE BUSINESS OF THE COMPANY IF THE MERGER IS NOT CONSUMMATED

     If the Merger is not consummated, the business and operations of the Company are expected to continue to be conducted substantially as currently conducted. The Company anticipates that The Irvine Company would continue to be a substantial Shareholder and to have the right to nominate three out of the nine members of the Board of Directors.

MATERIAL TAX CONSEQUENCES

     The exchange of Common Stock for cash by a Shareholder in the Merger will be a taxable transaction under the Code and may also be a taxable transaction under state and local and other tax laws.

     In general, a Shareholder will recognize gain or loss equal to the difference between the tax basis of his or her Common Stock and the amount of cash received in exchange therefor. Such gain or loss will be capital gain or loss if the Common Stock is a capital asset in the hands of the Shareholder and will be long-term gain or loss if the Shareholder has held the Common Stock for more than one year as of the Effective Time. These rules may not apply to Shareholders who acquired their Common Stock pursuant to the exercise of stock options or other compensation arrangements with the Company or who are not citizens or residents of the United States or who are otherwise subject to special tax treatment under the Code.

     For United States tax purposes the Merger will be treated as if the Company sold all of its assets, including its interests in real property, to the Acquiror and then liquidated. Under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"), a Foreign Shareholder will be subject to (i) United States federal income tax at regular graduated rates on the amount of the Merger proceeds that is distributed to such Foreign Shareholder and is attributable to gains on the disposition of the Company's real property and other "United States real property interests," and (ii) withholding in respect of this tax at a rate of 35% of that amount. A "Foreign Shareholder" is a person or entity that, for United States federal income tax purposes, is a non-resident alien individual, a foreign corporation, a foreign partnership, or a foreign estate or trust.

     If the Common Stock is treated as a "United States real property interest," then under FIRPTA a Foreign Shareholder will be subject to (i) United States federal income tax at regular graduated rates on gain recognized on the disposition of Common Stock pursuant to the Merger, and (ii) withholding in respect of this tax at a rate of 10% of (x) the amount realized in the Merger, less (y) any amount subject to 35% withholding as described above. In general, the gain recognized on the disposition of Common Stock would not be subject to this tax if (i) the Company is a "domestically controlled REIT" within the meaning of the Code or (ii) the Common Stock is regularly traded on an established securities market within the meaning of the Code and the Foreign Shareholder does not own, actually or constructively under attribution rules provided in the Code, in excess of 5% of the fair market value of all Common Stock outstanding at any time during the shorter of the five-year period preceding the Merger or the Foreign Shareholder's holding period. The Company believes that the Common Stock is regularly traded on an established securities market within the meaning of the Code and will endeavor to determine whether it continues to be so traded and whether the Company is a "domestically controlled REIT" as of the Effective Time. Foreign Shareholders are urged to consult their tax advisors concerning the potential applicability of these provisions and the consequences of a sale or other disposition of their Common Stock in advance of the Merger.

     To avoid FIRPTA withholding, non-Foreign Shareholders must certify under penalties of perjury their non-foreign status by completing the certification form that will be included with the letter of transmittal after the proposed Merger.

     The exchange of Common Stock for cash by a Shareholder will be reported to the Internal Revenue Service. "Backup" withholding at a rate of 31% will apply to payments made to a non-Foreign Shareholder (other than a corporation or any other exempt non-Foreign Shareholder) unless the non-Foreign Shareholder furnishes its taxpayer identification number in the manner prescribed in applicable Treasury regulations, certifies that such number is correct, certifies as to no loss of exemption from backup withholding and meets certain other conditions. A Foreign Shareholder will be exempt from backup withholding provided that certain certification requirements are satisfied. Payment of the proceeds from the disposition of the Common Stock to or through the United States office of a broker is subject to information reporting and backup withholding unless the Shareholder establishes an exemption from information reporting and backup withholding.

     Any amounts withheld from a Shareholder under the withholding rules described above will be allowed as a refund or a credit against such Shareholder's United States federal income tax liability, provided the required information is furnished to the Internal Revenue Service on a timely basis.

     THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND IS BASED UPON PRESENT LAW. DUE TO THE INDIVIDUAL NATURE OF TAX CONSEQUENCES, SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE EFFECTS OF APPLICABLE STATE, LOCAL OR OTHER TAX LAWS.

LITIGATION REGARDING THE MERGER


     Shortly after the public announcement of the proposed business combination set forth in the December 1 Letter, certain lawsuits were initiated by Shareholders against The Irvine Company, the Acquiror, the Company and the Company's Directors (including Mr. Bren) (collectively, the "Defendants") alleging, among other things, that the price offered by the Acquiror for the shares held by the Nonaffiliated Shareholders was inadequate, that the Directors failed to take adequate steps to obtain the highest possible price for the Nonaffiliated Shareholders and that negotiations were not conducted at arm's-length. A total of four class actions were filed in the Superior Court of California, Orange County, on behalf of plaintiff Shareholders and a purported class of all Nonaffiliated Shareholders. Subsequently, a consolidated class action complaint (combining the four prior purported class actions relating to the acquisition offer) was served. The consolidated class action complaint makes general allegations similar to those made in the four prior actions, in addition to the added allegations that advisors working for the Company, the Acquiror and The Irvine Company were not sufficiently independent because of their other relationships with interested parties. Although the consolidated class action complaint seeks injunctive relief (including enjoining the Special Meeting and the Merger, or rescinding the Merger if it is consummated) and unspecified money damages, no motions seeking to enjoin the Merger or the Special Meeting have been filed.



     The plaintiff Shareholders and the Defendants have reached an agreement in principle to settle the consolidated class action lawsuit based on the final terms of the Merger. The agreement in principle is subject to, among other things, documentation and court approval.


     The Acquiror and The Irvine Company, on the one hand, and the Company, the Board of Directors (including Mr. Bren) and the Special Committee, on the other hand, each believe that their respective actions in connection with the proposed Merger have been in accordance with applicable Maryland and other law (based on each party's consultation with legal counsel, including Maryland legal counsel).

ACCOUNTING TREATMENT

     The Merger will be accounted for by the Acquiror under the "purchase" method of accounting in accordance with generally accepted accounting principles. Therefore, the Acquiror will treat the Merger as a purchase of an approximately 83% interest in the Company.

                                   THE MERGER

     The following is a summary of the material provisions of the Merger Agreement. The following summary does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement which is attached as Appendix A to this Proxy Statement and is incorporated herein by reference. Shareholders are urged to read the Merger Agreement in its entirety and to consider it carefully. Capitalized terms not otherwise defined in the following summary have the respective meanings set forth in the Merger Agreement.

THE MERGER

     The Merger Agreement provides for the merger of the Company with and into the Acquiror. The Acquiror will be the Surviving Company, and it will continue its limited liability company existence under the laws of the State of Delaware. At the Effective Time, the separate corporate existence of the Company will cease. The Surviving Company will possess all the rights, privileges, immunities, powers and purposes of the Company, and it will assume and become liable for all liabilities and obligations of the Company.

MERGER CONSIDERATION

     In the Merger, each outstanding share of Common Stock will be converted, by virtue of the Merger and without any action on the part of the Shareholders, into the right to receive $34.00 in cash per share. The Merger Consideration was determined as the result of arm's-length negotiations between the Special Committee and the Acquiror. See "Background; Purpose and Effects of the
Merger -- Background of the Merger," "-- The Acquiror's Purpose; Structure of the Merger," "-- Recommendation of the Special Committee and the Board of Directors; Fairness of the Merger" and "-- Opinion of the Financial Advisor for the Special Committee."

EFFECTIVE TIME

     The Effective Time will be on the later to occur of (i) the filing with and acceptance for record of the Articles of Merger by the State Department of Assessments and Taxation of Maryland and (ii) 5:00 p.m. New York City time on the date of the filing of the Certificate of Merger with the Secretary of State of Delaware. The Articles of Merger and the Certificate of Merger will be filed as soon as practicable after the requisite approval and adoption of the Merger Proposal by the Shareholders at the Special Meeting are obtained and the other conditions precedent to the consummation of the Merger have been satisfied, or, if legally permissible, waived. See "-- Conditions."

EXCHANGE AND PAYMENT PROCEDURES

     As soon as practicable after the Effective Time, the Exchange Agent will mail to each record holder of an outstanding certificate representing Common Stock immediately prior to the Effective Time, a letter of transmittal and instructions for use in effecting the surrender of such certificate in exchange for the Merger Consideration. Upon surrender to the Exchange Agent of a certificate representing Common Stock, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such certificate shall be entitled to receive $34.00 in cash per share. Until surrendered in accordance with the foregoing instructions, each certificate representing Common Stock will represent for all purposes only the right to receive the Merger Consideration.

     SHAREHOLDERS SHOULD NOT SEND THEIR COMMON STOCK CERTIFICATES NOW; THEY SHOULD SEND THEM ONLY PURSUANT TO INSTRUCTIONS SET FORTH IN LETTERS OF TRANSMITTAL TO BE MAILED TO SHAREHOLDERS AS SOON AS PRACTICABLE AFTER THE EFFECTIVE TIME. IN ALL CASES, THE MERGER CONSIDERATION WILL BE PROVIDED ONLY IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THIS PROXY STATEMENT, THE MERGER AGREEMENT AND SUCH LETTERS OF TRANSMITTAL.

     The Company and the Acquiror strongly recommend that certificates representing Common Stock and letters of transmittal be transmitted only by registered United States mail, return receipt requested, appropriately insured. Shareholders whose certificates are lost will be required at the holder's expense to furnish a lost certificate affidavit and bond acceptable in form and substance to the Exchange Agent.

     Any Merger Consideration made available to the Exchange Agent that remains unclaimed by Shareholders for six months after the Effective Time will be delivered to the Acquiror, and any Shareholders who have not theretofore made an exchange must thereafter look to the Acquiror for payment of their claim for Merger Consideration.

     The Acquiror will pay all charges and expenses of the Exchange Agent in connection with the Merger and the payment and issuance of the Merger Consideration.

     Any questions concerning exchange and payment procedures and requests for letters of transmittal may be addressed to EquiServe, L.P., the Exchange Agent.

TRANSFER OF COMMON STOCK

     No transfer of Common Stock will be made on the stock transfer books of the Company after the Effective Time. If, at or after the Effective Time, certificates of Common Stock are presented, they will be canceled and exchanged for the right to receive $34.00 in cash per share as provided in "-- Exchange and Payment Procedures."

ADDITIONAL AGREEMENTS

     The Company and the Acquiror have agreed in the Merger Agreement to prepare and file with the Commission this Proxy Statement and the Schedule 13E-3 and otherwise use all reasonable efforts to cause this Proxy Statement and the
Schedule 13E-3 to be mailed to the Shareholders at the earliest practicable date. The Company and the Acquiror have agreed to cooperate with each other and use their reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on their part under the Merger Agreement and applicable laws to consummate and make effective the Merger and the other transactions contemplated by the Merger Agreement as soon as practicable.

     The Merger Agreement provides that the Company will (i) as soon as practicable, call and convene the Special Meeting for the purpose of obtaining the required Shareholder approvals and (ii) through the Board of Directors and the Special Committee, recommend to the Shareholders that they approve the Merger Proposal and will not withdraw, modify or change such recommendation, or recommend any other offer or proposal, at any time prior to the conclusion of the Special Meeting. Notwithstanding the foregoing, the Special Committee or the Board of Directors (with the concurrence of the Special Committee) may at any time prior to the Effective Time withdraw, modify or change any recommendation regarding the Merger or the Merger Agreement, or recommend any other offer or proposal, if the Special Committee or the Board of Directors (with the concurrence of the Special Committee), after consultation with its counsel, determines that taking any such action is required in accordance with its duties to the Shareholders under applicable law.

     The Merger Agreement provides that (i) the Company will afford the representatives of the Acquiror reasonable access to its and its subsidiaries' properties, books, contracts, commitments and records and (ii) each of the Company and the Acquiror will cooperate with each other and use its reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on their part under the Merger Agreement and applicable laws to consummate and make effective the Merger and the other transactions contemplated by the Merger Agreement as soon as practicable.

     Pursuant to the Merger Agreement, the Company has agreed to take all actions necessary to assure that, prior to the Effective Time, (i) each outstanding Option, Unit and Future Unit is canceled; (ii) each Plan is terminated; and (iii) no holder of an Option, Unit, Future Unit or other award will have a right to acquire an interest in the Company or the Acquiror as a result of the exercise of such Option, Unit, Future Unit or other award at or after the Effective Time.

     The Merger Agreement provides that the Company will not, directly or indirectly, (i) solicit, knowingly encourage, initiate or participate in any negotiations, inquiries or discussions with respect to any offer or proposal to acquire all or any part of its business, assets or capital shares whether by merger, consolidation, other business combination, purchase of assets, tender offer or exchange offer or otherwise (each of the foregoing, an "Acquisition Proposal"); (ii) disclose, in connection with an Acquisition Proposal, any information or provide access to its properties, books or records, except as required by law or pursuant to a governmental request for information; (iii) enter into or execute any agreement relating to an Acquisition Proposal; or (iv) make or authorize any public statement, recommendation or solicitation in support of any Acquisition Proposal other than with respect to the Merger. Notwithstanding the foregoing, the Special Committee, on behalf of the Company, may undertake to engage in certain of the above prohibited acts in connection with a Superior Proposal.

     The Acquiror and the Company have also agreed to take certain actions with regard to compliance with withholding obligations, development of a joint communications plan, directors' and officers' liability protections and the payment of previously declared but unpaid dividends.

CONDUCT OF BUSINESS PENDING THE MERGER

     Pursuant to the Merger Agreement, from February 1, 1999 to the Effective Time, the Company and its subsidiaries must carry on their respective businesses in the usual, regular and ordinary course in all material respects, in accordance with past practice, and must use all reasonable efforts to preserve intact their present business organizations and preserve their relationships with customers, suppliers and others having business dealings with them.

     In addition, generally the Company may not, and may not permit any of its subsidiaries to:

     - adjust, split, combine or reclassify any stock, or make, declare or pay any dividend on, or purchase or otherwise acquire, any of its stock or any securities or obligations convertible into or exchangeable for any shares of its stock, voting securities or other ownership interests, or grant any stock appreciation rights or grant any individual or entity any right, warrant or option to acquire any shares of its stock, voting securities or other ownership interests, except for: (A) distributions on Series A Preferred Securities of IAC Capital Trust not to exceed the greater of (1) the rate required by the terms thereof and (2) the minimum rate required for IAC Capital Trust to maintain its status as a REIT; (B) regular quarterly distributions on preferred limited partnership interests in the Operating Partnership at the rates required by the terms thereof; (C) regular quarterly distributions on common partnership interests in the Operating Partnership at the rates recently paid by the Operating Partnership; (D) regular quarterly distributions on Common Stock not to exceed the greater of (1) $.385 per share and (2) the minimum rate required for the Company to maintain its status as a REIT; provided that the record dates for the 1999 second and third quarter distributions shall not be earlier than June 15, 1999 and September 15, 1999, respectively; and (E) payment of dividend equivalents with respect to Units, or repurchase, redeem or otherwise acquire any shares of its stock or any stock, voting securities or ownership interests in any of its subsidiaries;

     - subject to certain exceptions, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any equity securities of the Company or any of its subsidiaries, or enter into any agreement with respect to any of the foregoing, or amend any equity-related awards issued pursuant to any of the Plans;

     - amend its Articles of Incorporation or by-laws (or other governing documents), except as contemplated by the Merger Agreement;

     - subject to certain exceptions, sell, transfer, mortgage, lease, pledge, encumber or otherwise dispose of material properties or assets outside the ordinary course of business;

     - subject to certain exceptions, merge, consolidate or make any acquisitions;

     - enter into or terminate any material contracts;

     - incur additional indebtedness, make any loan or discharge any obligation;

     - increase the compensation payable to any of its officers or employees or grant additional severance or termination pay other than in the ordinary course of business and in accordance with past practice, or grant awards under any of the Plans or amend, accelerate, modify or take any action with respect to any award under any of the Plans except as described in "Background; Purpose and Effects of the

       Merger -- Interests of Certain Persons in the Merger; Certain Company Benefit Plans" above or otherwise in accordance with the Company's contractual obligations in respect of any such awards;

     - subject to certain exceptions, make or rescind any material tax election, settle any material tax claims or make any material change in its accounting methods, principles or practices;

     - pay, discharge, settle or satisfy any claims, liabilities or obligations, other than in the ordinary course of business in accordance with past practice; or

     - take any action that would result in any of its representations or warranties set forth in the Merger Agreement becoming materially untrue or any of the conditions to the Merger not being satisfied.

     Pursuant to the Merger Agreement, each party has agreed:

     - to confer with the other party on a regular basis and report on operational matters; and

     - to give prompt notice to the other of (i) any representation or warranty made by it in the Merger Agreement becoming untrue or inaccurate in any material respect, (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement required to be complied with or satisfied by it under the Merger Agreement or (iii) any change, event or circumstance that has had or would have a Material Adverse Effect on the Company or materially adversely affect any party's ability to consummate the Merger in a timely manner.

     The Merger Agreement further provides that the Company and its subsidiaries and the Acquiror will file all reports required to be filed by each of them with the Commission (and all other Governmental Entities) between the date of the Merger Agreement and the Effective Time and will deliver to the other party copies of all such reports promptly after the same are filed. Subject to applicable laws relating to the exchange of information, each of the Company and the Acquiror will have the right to review in advance, and to the extent practicable each will consult with the other, with respect to all the information relating to the other party and each of their respective subsidiaries, which appears in any filings, announcements or publications in connection with the transactions contemplated by the Merger Agreement.

REPRESENTATIONS AND WARRANTIES

     The material representations and warranties of the Company to the Acquiror contained in the Merger Agreement relate to the following matters:

     - the due organization and valid existence of the Company and its subsidiaries and similar corporate matters;

     - the capitalization of the Company and its subsidiaries;

     - the due authorization, execution and delivery of the Merger Agreement by the Company and its binding effect on the Company;

     - the lack of required regulatory filings and approvals for the consummation of the Merger, and the lack of conflicts between the Merger Agreement (and the transactions contemplated thereby) and the Company's Articles of Incorporation or by-laws, contracts to which it or its subsidiaries are parties, or any law, rule, regulation, order or decree applicable to the Company or its subsidiaries;

     - the accuracy of the Company's Commission filings and financial statements;

     - the accuracy of the information provided by the Company for inclusion in this Proxy Statement and the Schedule 13E-3;

     - compliance with applicable laws;

     - the absence of current material litigation or actions (not relating to the Merger or the Merger Agreement) pending or threatened in connection with the Company's business;

     - the absence as of February 1, 1999 of any litigation or actions (other than those described under "Background; Purpose and Effects of the Merger -- Litigation Regarding the Merger") relating to the Merger or the Merger Agreement;

     - the Company's payment of, or provision of adequate reserve for, tax liabilities, the Company's compliance with tax return filing requirements, the Company's and IAC Capital Trust's qualification as a REIT under the Code and the treatment of the Operating Partnership, and each subsidiary of the Company that is a partnership, as a partnership for federal income tax purposes;

     - employee benefit plans, labor matters, severance and change of control agreements;

     - the ownership of, encumbrances on, and restrictions relating to, the Company's properties;

     - the Company's exposure to environmental liabilities and compliance with environmental laws;

     - the material contracts and indebtedness of the Company and its obligations thereunder;

     - the absence of any event that has or could reasonably be expected to have a material adverse effect on the Company;

     - the vote required to approve the Merger under the Company's Articles of Incorporation or by-laws or applicable law;

     - the Company's disclosure of all of its material arrangements with its subsidiaries, control persons and affiliates;

     - the inapplicability to the Merger of certain provisions of state takeover law;

     - the absence of brokers and finders (other than Morgan Stanley) engaged by the Company who would be entitled to payment in connection with the Merger; and

     - the receipt by the Board of Directors of Morgan Stanley's Opinion.

     These representations and warranties are subject, in certain cases, to specified exceptions and qualifications.

     The Merger Agreement also contains representations and warranties of the Acquiror to the Company, including with respect to the following matters:

     - the due organization and valid existence of the Acquiror and similar corporate matters;

     - the due authorization, execution and delivery of the Merger Agreement by the Acquiror and its binding effect on the Acquiror;

     - the lack of required regulatory filings and approvals for the consummation of the Merger, and the lack of conflicts between the Merger Agreement (and the transactions contemplated thereby) and the certificate of formation or limited liability company agreement of the Acquiror, contracts to which it is a party, or any law, rule, regulation, order or decree applicable to the Acquiror;

     - the Acquiror's access to funds sufficient to consummate the transactions contemplated by the Merger Agreement;

     - the accuracy of the information provided by the Acquiror or any of its affiliates for inclusion in this Proxy Statement and the Schedule 13E-3; and

     - the absence of brokers and finders entitled to payment from the Company.

     These representations and warranties are subject, in certain cases, to specified exceptions and qualifications.

CONDITIONS

     The obligations of the Company and the Acquiror to consummate the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:

     - the obtaining of the affirmative vote of the holders of two-thirds of the total number of outstanding shares of Common Stock in favor of the Merger Proposal;

     - the obtaining of the affirmative vote of the holders of a number of shares of Common Stock (excluding the shares held by the Acquiror and its affiliates) representing a majority of the total number of outstanding shares of Common Stock in favor of the Merger Proposal (unless waived by both parties (in the case of the Company, the determination as to the waiver may be made only by the Special Committee on behalf of the Company)); and

     - there not being in effect any temporary restraining order, preliminary or permanent injunction or other order of a court or governmental agency prohibiting the consummation of the transactions contemplated by the Merger Agreement.

     The obligation of the Acquiror to effect the Merger is subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions:

     - the representations and warranties of the Company in the Merger Agreement must be true and correct in all material respects;

     - the Company must comply in all material respects with the terms of the Merger Agreement;

     - the Acquiror must have received a tax opinion (as to the qualification of each of the Company and IAC Capital Trust as a REIT within the meaning of the Code and as to the treatment of the Operating Partnership, and each other subsidiary of the Company that is a partnership, as a partnership for federal income tax purposes) from Davis Polk; and

     - all awards must be canceled in accordance with the terms of the Merger Agreement.

     The obligation of the Company to effect the Merger is subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions:

     - the representations and warranties of the Acquiror in the Merger Agreement must be true and correct in all material respects; and

     - the Acquiror must comply in all material respects with the terms of the Merger Agreement.


     The conditions the Company must meet can be waived by the Acquiror and the conditions the Acquiror must meet can be waived by the Special Committee on behalf of the Company. As of the date of this Proxy Statement, the Company has no present intention, and the Acquiror has advised the Company that it has no present intention, to waive any material conditions to the Merger. If any material conditions are waived by the Special Committee on behalf of the Company, the Special Committee will determine at such time whether a resolicitation of Shareholders is appropriate in light of the facts and circumstances at that time, the Special Committee's duties under Maryland law and the requirements of the federal securities laws. If a waiver of any conditions causes a material detriment to Nonaffiliated Shareholders, the Company intends to resolicit proxies from Shareholders.

TERMINATION; WITHDRAWAL OF RECOMMENDATIONS

     The Merger Agreement provides that it may be terminated and the Merger abandoned at any time prior to the Effective Time, generally whether before or after approval by the Shareholders:

     - by mutual written consent of the Acquiror and the Special Committee (on behalf of the Company);

     - by either the Acquiror or the Special Committee (on behalf of the Company) if:

      - any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable (provided that the parties have used their reasonable efforts to resolve the impediment);

      - the Merger has not been consummated by October 1, 1999; provided that the right to terminate the Merger Agreement in such event is not available to any party whose failure to fulfill any of its obligations under the Merger Agreement results in the failure of the Merger to occur on or before such date; or

      - the Merger Proposal shall have been voted on by Shareholders at the Special Meeting and the Required Company Votes were not obtained;

     - by the Acquiror (and the Company must pay the Acquiror the Break-Up Fee described under "-- Termination Fees and Expenses" below) if:

      - after the receipt by the Company of an Acquisition Proposal, the Special Committee or the Board of Directors (including a majority of the members of the Special Committee) withdraws or modifies its recommendation of the Merger or the Merger Agreement;

      - after the receipt by the Company of an Acquisition Proposal (which Acquisition Proposal is public), the Acquiror requests in writing that the Special Committee or the Board of Directors publicly reconfirm its recommendation of the Merger and the Merger Agreement to the Shareholders and the Special Committee or the Board of Directors (including a majority of the members of the Special Committee), as applicable, fails to do so within 5 business days after its receipt of the Acquiror's request;

      - the Special Committee or the Board of Directors (including a majority of the members of the Special Committee) recommends to the Shareholders an Alternative Transaction;

      - a tender offer or exchange offer for 20% or more of the outstanding shares of Common Stock is commenced (other than by the Company or an affiliate of the Company) and the Special Committee or the Board of Directors (including a majority of the members of the Special Committee) recommends that the Shareholders tender their shares in such tender offer or exchange offer; or

      - the Company fails to call and hold the Special Meeting by October 1, 1999;

     - by the Special Committee (on behalf of the Company), prior to the approval of the Merger Proposal by the Shareholders, if the Special Committee determines to accept a Superior Proposal (and the Company must pay the Acquiror the Break-Up Fee described under "-- Termination Fees and Expenses" below);

     - by the Acquiror upon a material breach of any covenant or agreement on the part of the Company set forth in the Merger Agreement, or if any representation or warranty of the Company becomes untrue in any material respect and the Company is not in good faith attempting to cure such breach; and

     - by the Special Committee (on behalf of the Company) upon a material breach of any covenant or agreement on the part of the Acquiror set forth in the Merger Agreement, or if any representation or warranty of the Acquiror becomes untrue in any material respect and the Acquiror is not in good faith attempting to cure such breach.

TERMINATION FEES AND EXPENSES

     The Acquiror and the Company have agreed that all Expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby shall be paid by the party incurring such Expenses. Notwithstanding the foregoing, if the Special Committee or the Board of Directors (including a majority of the members of the Special Committee) withdraw, modify or change any recommendation regarding the Merger or the Merger Agreement, or recommend any other offer or proposal, and the Required Company Votes are not obtained, then the Company must pay all of the Expenses incurred by the Acquiror. The Company must pay the Acquiror a Break-Up Fee equal to $19,250,000 upon the earliest to occur of the following events: (i) the termination of the Merger Agreement by either the Acquiror or the Company, if a proposal for an Alternative Transaction involving the Company has been publicly announced prior to the Special Meeting and either a definitive agreement for an Alternative Transaction is entered into, or such Alternative Transaction is consummated, within eighteen months of such termination; or (ii) the termination of the Merger Agreement due to one of the reasons set forth under "-- Termination; Withdrawal of Recommendations" above for which payment of the Break-Up Fee is specified.

AMENDMENT AND WAIVER

     The Merger Agreement provides that it may be amended by the parties thereto, by action taken or authorized by the Special Committee (on behalf of the Company) and the Managing Member of the Acquiror, at any time before or after approval of the Merger Proposal by the Shareholders, but, after any such approval, no amendment may be made which by law or in accordance with the rules of the NYSE requires further approval by the Shareholders without such further approval. Generally, after Shareholder approval, the Merger Agreement may not be amended and the Merger consummated in a manner that materially adversely affects the Nonaffiliated Shareholders without their prior approval. It is not likely that the Merger Agreement will be amended after approval of the Merger in a manner materially adverse to the Nonaffiliated Shareholders. However, if such an amendment is made, the Special Committee will resolicit proxies prior to consummating the Merger. The Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties thereto. At any time prior to the Effective Time, the parties to the Merger Agreement, by action taken or authorized by the Special Committee (on behalf of the Company) and the Managing Member of the Acquiror, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other party thereto, (ii) waive any inaccuracies in the representations and warranties contained therein or in any document delivered pursuant thereto and
(iii) waive compliance with any of the agreements or conditions contained therein. Any agreement on the part of a party to the Merger Agreement to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

LETTER AGREEMENT WITH THE IRVINE COMPANY

     The Irvine Company has entered into a letter agreement with the Company (attached as Appendix C to this Proxy Statement), pursuant to which The Irvine Company has agreed (i) to take no action that would cause the Acquiror to maintain less than $150 million in cash available to complete the Merger (until the earlier of (x) the completion of the Merger and (y) 60 days following the termination of the Merger Agreement), and (ii) to cooperate with the Acquiror, and cause the Acquiror to comply with its obligations, in connection with certain non-financial agreements of the Acquiror under the Merger Agreement (e.g., preparation and filing of the Acquiror's Schedule 13E-3 with the Securities and Exchange Commission, coordination with the Company on public announcements and provision of directors' and officers' liability insurance for the Directors of the Company). The Irvine Company is not obligated to contribute any funds to the Acquiror in connection with the Merger.

FINANCING; SOURCE OF FUNDS

     The total amount of funds required to pay the Merger Consideration to the Nonaffiliated Shareholders and fees and expenses related to the Merger is estimated to be approximately $582 million. These funds will be obtained from $238 million of cash on hand of the Acquiror and the Letter of Credit in the amount of

$350 million. The Letter of Credit is irrevocable and unconditional, and it requires the Acquiror to certify to Bank of America that the proceeds obtained upon draw down of the Letter of Credit will be applied only to the payment of the Merger Consideration to the Nonaffiliated Shareholders. The form of the Letter of Credit has been filed with the Commission as an exhibit to the
Schedule 13E-3.

     The Letter of Credit will be repaid by the Acquiror with additional capital contributions from The Irvine Company. The Irvine Company intends to finance these capital contributions through a $350 million term loan pursuant to the Acquisition Term Loan Agreement between The Irvine Company and Bank of America, as administrative agent, which was entered into on March 16, 1999 (the "Term Loan Agreement"). The Term Loan Agreement provides for a maturity date of the earlier of June 30, 2001 or the second anniversary of the initial borrowing, and contains an option for a one year extension. The Term Loan requires that the proceeds be contributed by The Irvine Company to the Acquiror for application to payment of the Merger Consideration to the Nonaffiliated Shareholders. The term loan (i) is secured by The Irvine Company's membership interest in the Acquiror and (ii) is effectively secured by approximately 27,279,000 Common L.P. Units and general partnership units in the Operating Partnership. The Irvine Company is required to pay up-front fees for the term loan equivalent to 0.75% on each of the syndicate banks' commitments at the closing of the term loan. In addition, the term loan has an interest rate of LIBOR plus 0.95% for the first year of the term and LIBOR plus 1.10% for the second year of the term. As of April 14, 1999, the effective interest rate for the first year of the term would have been 6.03%, which is subject to fluctuation. The term loan must close no later than June 30, 1999. The Term Loan Agreement has been filed as an exhibit to the Schedule 13E-3 filed with the Commission in connection herewith.

     The Irvine Company plans to repay the Term Loan with its cash flow, including distributions from operations of the Surviving Company and the Operating Partnership, and secured mortgage financing of assets directly owned by The Irvine Company.

NO APPRAISAL RIGHTS

     Holders of Common Stock are not entitled to dissenting shareholders' appraisal rights or other similar rights under the MGCL and will be bound by the terms of the Merger Agreement. The MGCL does not provide appraisal rights or other similar rights to shareholders of a corporation in connection with a merger if their shares are listed on a national securities exchange, such as the NYSE, on the record date for determining shareholders entitled to vote on such merger. All of the shares of Common Stock outstanding on the Record Date for determining Shareholders entitled to vote on the Merger were listed on the NYSE.

FEES AND EXPENSES

     The estimated aggregate costs and fees of the Company and the Acquiror in connection with the Merger and related transactions are as follows:

                                                             TO BE PAID    TO BE PAID
                                                               BY THE        BY THE
                                                              COMPANY       ACQUIROR
                                                             ----------    -----------
Investment Banking Fees and Expenses.......................  $4,300,000    $ 4,800,000
Filing Fees................................................     137,197             --
Legal Fees and Expenses....................................   3,000,000      1,500,000
Bank Fees and Services.....................................          --      4,100,000(1)
Board of Directors Fees and Expenses.......................     200,000             --
Accounting Fees and Advisory Services......................     100,000        150,000
Printing, Mailing and Vote Solicitation Fees...............     300,000             --
Miscellaneous Fees.........................................     212,803(2)          --
                                                             ----------    -----------
          Total............................................  $8,250,000    $10,550,000
                                                             ==========    ===========

---------------
(1) Financing costs related to the Letter of Credit and the Term Loan Agreement.

(2) Contingency for consultant fees and related costs.

     The Merger Agreement calls for such fees and expenses to be paid by the party which incurred them, except under certain circumstances. See
"-- Termination Fees and Expenses."

REGULATORY REQUIREMENTS

     Except for the filing of the Articles of Merger with the State Department of Assessments and Taxation of Maryland pursuant to the MGCL, and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the Delaware General Corporation Law, after the approval and adoption of the Merger Proposal, and compliance with federal and state securities laws, neither the Company nor the Acquiror is aware of any material United States federal or state or foreign governmental regulatory requirement necessary to be complied with or approval that must be obtained in connection with the Merger.

     The Company and the Acquiror believe that the Merger may be consummated without notification being given or information being furnished to the Federal Trade Commission (the "FTC") or the Antitrust Division of the Department of Justice (the "Antitrust Division") pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and that no waiting period requirements under the HSR Act are applicable to the Merger. However, at any time before or after the completion of the Merger, either the FTC or the Antitrust Division could take such action under the antitrust laws as it deems necessary or desirable in the public interest, or other persons could take action under the antitrust laws, including seeking to enjoin the Merger. The Company and the Acquiror believe that consummation of the Merger will not violate any antitrust laws. However, there can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if a challenge is made, as to what the result will be.

                     SELECTED FINANCIAL DATA OF THE COMPANY

     The following table sets forth selected financial data and other operating information of the Company. The selected financial data in the table are derived from the consolidated financial statements of the Company. The data should be read in conjunction with the consolidated financial statements, related notes and other financial information included or incorporated by reference herein.

                                                               YEAR ENDED DECEMBER 31,
                                   --------------------------------------------------------------------------------
                                        1998              1997             1996            1995            1994
                                   --------------    --------------    ------------    ------------    ------------
                                    (IN THOUSANDS, EXCEPT RATIOS, PERCENTAGES, PER SHARE AND PROPERTY INFORMATION)
SELECTED OPERATING INFORMATION
Total revenues...................    $  220,837        $  186,945        $158,698        $136,168        $130,236
Income before extraordinary item,
  minority redeemable preferred
  interests and minority interest
  in income......................        73,549            58,583          41,192          25,056          12,279
Net income.......................         8,356            26,404          18,746           8,465           7,273
Basic earnings per share(1)......          0.42              1.34            1.06            0.61            0.62
Diluted earnings per share(1)....          0.41              1.33            1.05            0.05            0.41
Cash distributions per share.....          1.52              1.48            1.44            1.39            1.11
Ratio of earnings to fixed
  charges(2).....................         1.90x             2.37x
Apartment units (at end of
  period)........................        16,439            15,136          13,656          12,776          11,358
SELECTED STABILIZED PROPERTY
  INFORMATION(3)
Total properties (at end of
  period)........................            55                51              48              43              43
Average apartment units(4).......        15,617            14,452          12,139          11,334          11,334
Average physical occupancy(5)....          94.1%             94.5%           94.9%           94.6%           95.6%
Average monthly rent per
  unit(6)........................         1,213             1,116           1,025             996             981
SELECTED BALANCE SHEET
  INFORMATION AT DECEMBER 31
Total assets.....................     1,374,624         1,163,677         900,998         853,230         757,240
Total long-term debt.............       751,818           704,063         553,064         563,286         540,689
Minority redeemable preferred
  interests and minority
  interest.......................       378,610           210,307         140,327         109,133         109,296
Shareholders' equity.............       195,858           210,920         180,017         155,433          81,753
Book value per share(7)..........          9.71

---------------
(1) Differences between basic and diluted earnings per share in 1995 and 1994 are primarily due to the impact of the Company's debt extinguishment costs which were allocated to The Irvine Company in accordance with the Partnership Agreement.

(2) For the purpose of calculating the ratios of earnings to fixed charges, earnings consist of net earnings before income taxes, extraordinary items and certain fixed charges. Fixed charges consist of interest expense, capitalized interest, amortization of deferred financing costs, that portion of rental expense representative of the interest factor in leases and minority redeemable preferred interests.

(3) A property is considered stabilized at the earlier of one year after completion of construction or when it achieves 95% occupancy. Properties are not considered in the calculations of average apartment units, average physical occupancy and average monthly rent per unit until such time as they are deemed stabilized.

(4) Average apartment units is calculated by taking the average of the total number of apartment units in the stabilized properties at the end of each week in the period.

(5) Average physical occupancy is calculated by dividing the total occupied units in the stabilized properties on a weekly basis by the total units in the stabilized properties on a weekly basis.

(6) Average monthly rent per unit is calculated by dividing average rental revenue per unit by average economic occupancy.

(7) Book value per share is calculated by dividing the number of outstanding shares of Common Stock into shareholders' equity.

          COMMON STOCK MARKET PRICE INFORMATION; DIVIDEND INFORMATION

     The Common Stock is traded on the NYSE and the Pacific Exchange, Inc. under the symbol "IAC." The following table shows the per share high and low sales prices reported in the consolidated transaction reporting system for transactions in Common Stock for the periods indicated and for December 1, 1998 (the last full trading day prior to the announcement of the Acquiror's proposal to effectuate the Merger). The following table also shows for the periods indicated the dividends declared per share of Common Stock. The closing price on the NYSE of the Common Stock on February 22, 1999 was $32.5625. Holders of Common Stock are encouraged to obtain current market quotations for the Common Stock.

                                                        MARKET PRICE OF
                                                          COMMON STOCK        DIVIDENDS
                                                      --------------------    DECLARED
                                                        HIGH        LOW       PER SHARE
                                                      --------    --------    ---------
1996
  First Quarter.....................................  $21.1250    $18.5000     $0.355
  Second Quarter....................................  $20.7500    $18.7500     $0.355
  Third Quarter.....................................  $24.0000    $20.1250     $0.365
  Fourth Quarter....................................  $25.1250    $22.0000     $0.365

1997
  First Quarter.....................................  $29.3750    $24.6250     $0.365
  Second Quarter....................................  $30.3750    $25.1250     $0.365
  Third Quarter.....................................  $33.4375    $28.0625     $0.375
  Fourth Quarter....................................  $33.5000    $29.0000     $0.375

1998
  First Quarter.....................................  $32.4375    $30.2500     $0.375
  Second Quarter....................................  $31.8750    $28.1875     $0.375
  Third Quarter.....................................  $29.9375    $23.0000     $0.385
  Fourth Quarter....................................  $32.0625    $23.2500     $0.385
  December 1, 1998..................................  $27.4375    $26.8125        n/a

1999
  First Quarter (through February 1, 1999)..........  $32.5000    $31.7500     $0.385
  First Quarter (from February 2, 1999 through
     February 22, 1999).............................  $33.1250    $31.7500        n/a

     If the Merger is not consummated, the declaration of future dividends, if any, will necessarily be dependent upon business conditions, the earnings and financial position of the Company and the Company's plans with respect to operating and capital expenditures and such other matters as the Company's Board of Directors deems relevant. See "Questions and Answers About the Merger -- What will happen to my dividends?"

                  CERTAIN FINANCIAL PROJECTIONS OF THE COMPANY

     The Company does not as a matter of course publicly disclose internal budgets, plans, estimates, forecasts or projections as to future revenues, earnings or other financial information. The projected financial data set forth below reflect information which was contained in projections prepared by management of the Company. These projections were based upon a variety of estimates and assumptions, the material ones of which are set forth below. The estimates and assumptions underlying the projections involved judgments with respect to, among other things, future economic, competitive, and financial market conditions and future business decisions which may not be realized and are inherently subject to significant business, economic and competitive uncertainties, all of which are difficult to predict and many of which are beyond the control of the Company. While the Company believes these estimates and assumptions are reasonable, there can be no assurance that the projections will be accurate, and actual results may vary materially from those shown. In light of the uncertainties inherent in forward looking information of any kind, the inclusion of these projections herein should not be regarded as a representation by the Company, the Acquiror or any other person that the anticipated results will be achieved and investors are cautioned not to place undue reliance on such information. See "Background; Purpose and Effects of the Merger -- Opinion of the Financial Advisor for the Special
Committee -- Discounted Cash Flow."

     The Company does not intend to update or otherwise revise the information set forth below to reflect circumstances existing after the date of the most recent financial statements incorporated by reference in this Proxy Statement or to reflect the occurrence of unanticipated events. The information set forth below should be read together with the information contained in the Company's Annual Report on Form 10-K/A for the year ended December 31, 1998 and the other information included or incorporated by reference in this Proxy Statement.

     In the normal course of operations, management drafted a five-year business plan in October 1998. Subject to the qualifications and limitations stated above, the information set forth below reflects the material assumptions used in the Company's 1999 business plan.

                                                  1999    2000    2001    2002    2003
                                                  ----    ----    ----    ----    ----
"Same store" rent growth
  Existing properties...........................   5.0%    4.0%    3.0%    3.0%    3.0%
  New development...............................   5.0%    4.0%    3.0%    3.0%    3.0%
"Same store" expense growth.....................   2.5%    2.5%    3.0%    3.0%    3.0%
Occupancy.......................................  95.0%   95.0%   95.0%   95.0%   95.0%

     In projecting rent growth, the Company first considered historical rent growth, competitor property statistics including projected competitor supply, and job growth projections. Of secondary importance, the Company considered population growth/in-migration, levels of "for sale" housing, and household income growth, office and industrial rental space absorption, proximity to transportation corridors, and other demographic information. The above factors were viewed collectively within each group and without a specific weighting. In the primary group, historical rent growth within the Company's stabilized "same store" portfolio was 5.3% and 6.4% for 1998 and 1997, respectively. In addition, job growth was 5.0% and 5.7% for 1998 and 1997, respectively. These were the primary factors in determining the Company's rent growth projection for the 1999 business plan.

     In addition, it was assumed that the Company would invest approximately $400 million per year in new development.

                                                                       FORECAST
                                                    -----------------------------------------------
                                                     1999      2000      2001      2002      2003
                                                    -------   -------   -------   -------   -------
                                                      (IN MILLIONS, EXCEPT PER SHARE INFORMATION)
Rental income.....................................  $251.7    $310.4    $372.7    $431.0    $494.3
Other income......................................     7.7       9.5      10.9      12.1      13.3
                                                    ------    ------    ------    ------    ------
Operating revenues................................   259.4     319.9     383.6     443.1     507.6
Property expenses.................................   (52.7)    (62.1)    (70.7)    (79.1)    (90.7)
Real estate taxes.................................   (20.4)    (25.3)    (30.8)    (36.0)    (41.2)
                                                    ------    ------    ------    ------    ------
Net operating income..............................   186.3     232.5     282.1     328.0     375.7
General and administrative........................   (10.2)    (10.4)    (10.7)    (11.0)    (11.3)
Interest income...................................     0.2       0.1       0.3       0.2       0.1
Interest expense, net.............................   (24.3)    (36.4)    (51.7)    (64.3)    (75.9)
Amortization of deferred financing costs..........    (2.1)     (2.0)     (1.9)     (2.0)     (2.1)
Depreciation & amortization of non-real estate
  assets..........................................    (0.2)     (0.2)     (0.2)     (0.2)     (0.2)
Distributions to preferred holders................   (18.8)    (29.9)    (36.7)    (36.7)    (41.6)
                                                    ------    ------    ------    ------    ------
Funds from operations (FFO)(1)....................   130.9     153.7     181.2     214.0     244.7
Amortization of deferred financing costs..........     2.1       2.0       1.9       2.0       2.1
Depreciation and amortization of non-real estate
  assets..........................................     0.2       0.2       0.2       0.2       0.2
Recurring capital expenditures....................    (7.4)     (8.4)     (9.4)    (10.4)    (11.8)
                                                    ------    ------    ------    ------    ------
Funds available for distribution (FAD)............  $125.8    $147.5    $173.9    $205.8    $235.2
                                                    ======    ======    ======    ======    ======

---------------
(1) The Company generally considers FFO a useful measure of performance for an equity REIT. The Company computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts ("NAREIT"). FFO is defined as net income (computed in accordance with generally accepted accounting principles), excluding gains or losses from debt restructuring and sales of property, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. Other REITs may not use this definition of FFO. FFO should be considered in conjunction with net income calculated in accordance with generally accepted accounting principles. FFO should not be considered an alternative to net income as an indication of the Company's performance and is not indicative of cash available to fund all cash flow needs. FFO does not represent cash flows from operating, investing or financing activities as defined by generally accepted accounting principles.

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

AGREEMENT WITH MESSRS. THOMPSON, DORFMAN AND HUGHES

     On February 4, 1997, the Operating Partnership acquired the assets (primarily options on three parcels of land in Northern California) of Thompson Residential Company, Inc. ("TRC") in exchange for 74,523 Common L.P. Units in the Operating Partnership (currently approximately 0.2% of the Common L.P. Units outstanding). In addition, TRC is entitled to an "earn out" based on the performance of the apartment community built on one of the three parcels of land during the 12 months following stabilization of this apartment community (May 1999 through April 2000), up to a maximum of $2,000,000, payable in June 2000. The Company currently projects that TRC would be entitled to the maximum "earn out." Concurrently with these transactions, each of the three owners of TRC (William W. Thompson, Bruce N. Dorfman and Robert J. Hughes) became officers of the Company.

     The Operating Partnership has entered into a Stock Purchase Agreement with Messrs. Thompson, Dorfman and Hughes, pursuant to which they will sell their shares in TRC to the Operating Partnership or its assignee for an aggregate of $4,533,782. This is equivalent to the sum of (i) $34.00 per Common L.P. Unit

(each Common L.P. Unit is exchangeable into one share of Common Stock) held by TRC and (ii) the maximum $2,000,000 "earn out." The consummation of the Stock Purchase Agreement is conditioned upon the Merger.

     After the Merger and the subsequent purchase of the shares in TRC from Messrs. Thompson, Dorfman and Hughes, Mr. Bren, through The Irvine Company and its subsidiaries will own 99.32% of the Common L.P. Units. The remaining 0.68% is held by Stonecrest, in which Mr. Bren indirectly holds all membership interests.

SPECIAL RIGHTS OF THE IRVINE COMPANY UNDER CERTAIN AGREEMENTS

     Pursuant to the Partnership Agreement, the consent of the holders of a majority of the outstanding Common L.P. Units is required with respect to certain extraordinary actions involving the Operating Partnership including (i) the amendment, modification or termination of the Partnership Agreement, (ii) a general assignment for the benefit of creditors or the appointment of a custodian, receiver or trustee for any of the assets of the Operating Partnership, (iii) the institution of any proceeding for bankruptcy of the Operating Partnership, (iv) the transfer of any general partnership interests in the Operating Partnership, including through any merger, consolidation or liquidation of the Company, subject to certain exceptions, (v) the admission of any additional or substitute general partner in the Operating Partnership; (vi) for the Company to take title to assets (other than temporarily in connection with an acquisition prior to contributing such assets to the Operating Partnership) or to conduct business other than through the Operating Partnership; and (vii) for the Company or the Operating Partnership to engage in any business other than the ownership, construction, development and operation of multifamily rental apartment communities.

     In addition, until such time as the Company owns 90% or more of the total percentage interest in the Operating Partnership, the consent of the limited partners holding a majority interest in the Common L.P. Units will also be required with respect to the sale or other transfer of all or substantially all of the assets of the Operating Partnership and certain mergers and business combinations resulting in the complete disposition of all Common L.P. Units.

     As general partner of the Operating Partnership, the Company has the ability to cause the Operating Partnership to issue additional units of general and limited partnership interest in the Operating Partnership. In the event that the Operating Partnership issues new Common L.P. Units (for cash but not property), The Irvine Company has the right to purchase Common L.P. Units at a purchase price equal to the purchase price in the transaction giving rise to such participation right in order, and to the extent necessary, to maintain its percentage interest in the Operating Partnership.

     Pursuant to the Partnership Agreement, The Irvine Company and the other limited partners of the Operating Partnership, their affiliates and certain related persons have rights, exercisable once in each twelve-month period, to exchange generally up to one-third of the Common L.P. Units owned by them for shares of Common Stock (subject to the applicable ownership limit provisions contained in the Company's Articles of Incorporation) and to tender up to one-third of the Common L.P. Units owned by them to the Company for cash payable solely out of the net proceeds of an offering of the shares of Common Stock.

     In the event that the Company issues (whether for cash or property) any shares of Common Stock or securities convertible into, or exchangeable or exercisable for, shares of Common Stock, The Irvine Company, subject to limited exceptions, including the issuance of shares of Common Stock pursuant to any stock incentive plan adopted by the Company or pursuant to The Irvine Company's exercise of the exchange rights or cash tender rights described above, will have the right to purchase shares of Common Stock or such securities at a purchase price equal to the purchase price in the transaction giving rise to the participation rights in order to maintain its interest in the Company and the Operating Partnership, considered on a consolidated basis. However, other Shareholders have no participation rights to purchase shares of Common Stock or such securities and any such issuances might cause a dilution of a Shareholder's investment in the Company.

     Pursuant to the Miscellaneous Rights Agreement, the Company has granted to The Irvine Company, its affiliates and certain related persons, registration rights with respect to shares of Common Stock owned by them whether acquired upon exchange of Common L.P. Units pursuant to exchange rights, upon exercise of any option or right of first refusal pursuant to the Land Rights Agreement, pursuant to The Irvine Company's participation rights, in the open market or otherwise. These registration rights, with certain limitations, grant such parties the opportunity to demand registration of all or any portion of the shares of Common Stock one time each calendar year and the right to have such shares of Common Stock registered incidentally to any registration being conducted by the Company of shares of Common Stock, securities convertible or exchangeable for shares of Common Stock or securities substantially similar to shares of Common Stock. The Company will bear expenses incident to its registration requirements under the registration rights, except that such expenses will not include any underwriting discounts or commissions.

     Pursuant to the Miscellaneous Rights Agreement, The Irvine Company has the right to nominate three persons to the Company's Board of Directors so long as The Irvine Company, its affiliates, the shareholders of The Irvine Company and their affiliates or immediate family members beneficially own at least 20% of the shares of Common Stock of the Company (including for these purposes shares of Common Stock issuable upon exchange of Common L.P. Units). In the event that this ownership falls below 20% but is at least 15%, The Irvine Company will have the right to nominate two persons for election to the Board of Directors, and if this ownership falls below 15% but is at least 10%, The Irvine Company will have the right to nominate one person for election to the Board of Directors. The three current nominees of The Irvine Company are Messrs. Bren, McKee and Watson.

     Pursuant to the Miscellaneous Rights Agreement, three nominees of The Irvine Company have been elected to the Company's nine member Board of Directors. Pursuant to Section 3.4 of the Miscellaneous Rights Agreement, the Company has agreed not to increase the size of the Board of Directors to more than ten persons or to decrease the size of the Board of Directors to fewer than eight persons without the written consent of the Irvine Persons (as defined therein) then owning, directly or indirectly, any shares of Common Stock or Common L.P. Units. Pursuant to Article Ninth of the Articles of Incorporation and Article III of the Company's by-laws, the consent of Directors representing more than 75% of the entire Board of Directors is required with respect to certain actions, including (i) a change of control (as defined in Article Ninth of the Articles of Incorporation); (ii) the amendment of the Company's Articles of Incorporation or by-laws, or the Partnership Agreement; (iii) any waiver or modification of the ownership limits provisions set forth in the Articles of Incorporation; (iv) the merger, consolidation or sale of all or substantially all the assets of the Company or the Operating Partnership; (v) the issuance, under certain circumstances, of equity securities of the Company; (vi) for the Company to take title to assets or to conduct business other than through the Operating Partnership, or for the Company or the Operating Partnership to engage in any business other than the ownership, construction, development and operation of multi-family rental apartment communities; (vii) making a general assignment for the benefit of creditors; or (viii) terminating the Company's status as a REIT for tax purposes.

     The Company, The Irvine Company, the Operating Partnership and Mr. Bren entered into the Land Rights Agreement which through July 31, 2020 provides the Company with the exclusive right, but not the obligation, to acquire all land sites on the Irvine Ranch which are entitled for residential development and designated by The Irvine Company as ready for rental apartment community development (the "Future Land Sites"). The purchase price for each Future Land Site is determined by appraisal and will be payable by the Company in cash, Common L.P. Units or shares of Common Stock at the option of the Company for Future Land Site purchase rights exercised on or before July 31, 2000, and thereafter at the option of The Irvine Company, but subject to a determination by the Independent Directors Committee that the method of payment will not adversely affect the Company's qualification as a REIT. The Irvine Company has no obligation to designate any land for sale and development of additional apartment communities.

PURCHASES OF COMMON STOCK AND COMMON L.P. UNITS BY THE IRVINE COMPANY AND ITS AFFILIATES SINCE JANUARY 1, 1997

     On February 20, 1997, the Company sold 1,150,000 shares of Common Stock in an underwritten public offering at $27.50 per share. The aggregate proceeds to the Company were approximately $29,969,000. On the same date, The Irvine Company exercised its right pursuant to the Partnership Agreement to make additional capital contributions to the Operating Partnership totaling $36,332,695.64 through TIC Investment Company C, a California general partnership ("TICICC"), for which TICICC received 1,394,194 Common L.P. Units.

     On February 10, 1997, October 21, 1997 and December 16, 1997, TIC Investment Company D, a California general partnership ("TICICD") and a subsidiary of The Irvine Company, sold apartment community land sites to the Operating Partnership pursuant to the Land Rights Agreement. TICICD received as payment of the purchase price 313,439, 179,433 and 332,060 Common L.P. Units, respectively, which in each case was equal to the purchase price in dollars ($8,408,000, $5,697,000 and $10,325,000, respectively) divided by the average of the closing prices of the Common Stock on the NYSE for the ten trading days immediately preceding the closing date of the applicable sale.

     On December 1, 1997, Stonecrest sold an apartment community land site to the Operating Partnership and received 305,707 Common L.P. Units as payment for the $9,475,000 purchase price.

     From February 28, 1997 through September 8, 1998, The Irvine Company acquired an aggregate of 153,613 shares of Common Stock from the Company and TICICC acquired 135,465 Common L.P. Units from the Operating Partnership at various prices ranging from $25.438 to $30.544 pursuant to the Company's Dividend Reinvestment and Additional Cash Investment Plan and The Irvine Company's rights under the Partnership Agreement and the Miscellaneous Rights Agreement.

     The following chart provides quarterly data regarding: (i) the number of shares of Common Stock purchased; (ii) the number of Common L.P. Units, which are exchangeable for shares of Common Stock on a one-for-one basis, purchased;
(iii) the range of amounts paid for the Common Stock and Common L.P. Units; and
(iv) the average purchase price paid per share of Common Stock or Common L.P. Unit by The Irvine Company and its affiliates since January 1, 1997.

                                                                  RANGE OF COMMON
                                                                  STOCK AND COMMON
                                                 NUMBER OF       L.P. UNIT PURCHASE    AVERAGE PURCHASE
                              NUMBER OF         COMMON L.P.            PRICES           PRICE PAID PER
                               SHARES              UNITS         ------------------    SHARE AND COMMON
                           PURCHASED(1)(2)    PURCHASED(1)(3)      LOW       HIGH          L.P. UNIT
                           ---------------    ---------------    -------    -------    -----------------
1997
  First Quarter..........      229,400           1,400,415       26.060     28.500          26.370
  Second Quarter.........      970,600               6,362       26.500     28.500          27.603
  Third Quarter..........       16,882               7,317       28.083     28.188          28.109
  Fourth Quarter.........      316,504               7,259       29.500     31.500          30.885

1998
  First Quarter..........      535,871              34,558       30.043     32.125          30.953
  Second Quarter.........      629,882              34,572       29.000     31.000          30.013
  Third Quarter..........      731,274              39,176       25.313     29.000          26.880
  Fourth Quarter.........           --                  --          n/a        n/a             n/a

1999
  First Quarter (through
     February 22,
     1999)...............           --                  --          n/a        n/a             n/a

---------------
(1) At December 31, 1996, The Irvine Company and its affiliates beneficially owned 183,325 shares of Common Stock and 22,292,114 Common L.P. Units.

(2) All shares of Common Stock were purchased by The Irvine Company.

(3) All Common L.P. Units were purchased by TICICC.

OTHER TRANSACTIONS

     Mr. Grundhofer is Chairman, President and Chief Executive Officer of U.S. Bancorp (formerly First Bank System, Inc.) which, through an affiliate, is a member of the bank syndicate that provided the Company's $250,000,000 revolving credit facility. There was no outstanding balance under the credit facility as of February 22, 1999. An affiliate of U.S. Bancorp is also a member of the bank syndicate that provided the Company's $100,000,000 term loan facility. Based on this bank's percentage participation in these credit facilities (and the predecessor facilities), the Company estimates that the amount of interest and fees paid to the affiliate totaled approximately $364,000 in 1998. Affiliates of U.S. Bancorp are also lenders to The Irvine Company and the Acquiror and their affiliates, including under the Letters of Credit.

     Mr. Peltason has served as President of the Donald L. Bren Foundation (a California non-profit public benefit corporation affiliated with Mr. Bren) since September 1997, and was a consultant to Mr. Bren with respect to charitable giving and the formation of the Donald L. Bren Foundation from October 1995 through December 1997.

     Additional information (including with respect to transactions between the Company and The Irvine Company and its affiliates) is set forth in Part
III -- Item 13. Certain Relationships and Related Transactions, and in the notes to the consolidated financial statements of the Company, each of which is contained in the Company's Annual Report on Form 10-K/A for the year ended December 31, 1998, which is incorporated by reference in this Proxy Statement.

                           MANAGEMENT OF THE COMPANY

     Information with respect to the management of the Company is set forth in
Part III of the Company's Annual Report on Form 10-K/A for the year ended December 31, 1998, which is incorporated by reference in this Proxy Statement.

                   MANAGEMENT OF THE ACQUIROR AND ITS MEMBERS

THE ACQUIROR

     The name, title, present and five year historical principal occupation or employment of each of the executive officers of the Acquiror are set forth below. Currently, the Acquiror has no directors. The business address of each executive officer is 550 Newport Center Drive, Suite 900, Newport Beach, CA 92660. In addition, if no dates are indicated with respect to a position, the individual has served in that capacity for at least the past five years. All of the persons listed below are citizens of the United States of America.

                                                      PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT;
                                                        MATERIAL POSITIONS HELD DURING THE PAST
       NAME AND CURRENT BUSINESS ADDRESS               FIVE YEARS AND BUSINESS ADDRESSES THEREOF
       ---------------------------------              -------------------------------------------
Donald Bren                                       1998 - Present -- Chairman, President and Chief
                                                         Executive Officer of the Acquiror
                                                  February 1997 - July 1997 - President and Chief
                                                         Executive Officer, the Company, 550 Newport
                                                         Center Drive, Suite 300,
                                                         Newport Beach, CA 92660
Michael D. McKee                                  1998 - Present -- Executive Vice President, Chief
                                                         Financial Officer and Secretary of the
                                                         Acquiror
                                                  1996 - Present -- Executive Vice President, Chief
                                                         Financial Officer and Corporate Secretary,
                                                         The Irvine Company
                                                  1994 - 1996 -- Executive Vice President and Chief
                                                         Legal Officer, The Irvine Company
                                                  1993 - 1994 -- Managing Partner, Orange County
                                                         Office,
                                                         Latham & Watkins, 650 Town Center Drive,
                                                         Suite 2000, Costa Mesa, CA 92626
David A. Patty                                    1998 - Present -- Senior Vice President of the
                                                         Acquiror
                                                  1996 - Present -- Senior Vice President and Chief
                                                         Investment Officer, The Irvine Company
                                                  1994 - 1996 -- Senior Vice President, The Irvine
                                                         Company
                                                  1993 - 1994 -- Chief Financial Officer, Donahue
                                                         Schriber,
                                                         a private real estate company
                                                         3501 Jamboree Road, Suite 300, Newport
                                                         Beach, CA 92660
Thomas B. Rogers                                  1998 - Present -- Treasurer of the Acquiror
                                                  1995 - Present -- Treasurer and Senior Vice
                                                         President,
                                                         The Irvine Company
                                                  1993 - 1995 -- Senior Vice President, The Irvine
                                                         Company

THE IRVINE COMPANY

     The name, business address, title, present and five year historical principal occupation or employment of each of the directors and executive officers of The Irvine Company are set forth below. If no business address is given, the director's or officer's business address is 550 Newport Center Drive, Newport Beach, CA 92660. In addition, if no dates are indicated with respect to a position, the individual has served in that capacity for at least the past five years. There are no executive officers, other than Joseph D. Davis, who are not also directors. All of the persons listed below are citizens of the United States of America.

                                                      PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT;
                                                        MATERIAL POSITIONS HELD DURING THE PAST
       NAME AND CURRENT BUSINESS ADDRESS               FIVE YEARS AND BUSINESS ADDRESSES THEREOF
       ---------------------------------              -------------------------------------------
Donald Bren                                       Chairman, President and Chief Executive Officer of
                                                         The Irvine Company

                                                  February 1997 - July 1997 - President and Chief
                                                         Executive Officer, the Company, 550 Newport
                                                         Center Drive, Suite 300, Newport Beach, CA
                                                         92660

Raymond L. Watson                                 Vice Chairman of The Irvine Company

Gary H. Hunt                                      Executive Vice President, Corporate Affairs of The
                                                         Irvine Company

Joseph D. Davis                                   1996 - Present -- Executive Vice President, Land
                                                         and Residential Development, of The Irvine
                                                         Company

                                                  1994 - 1996 -- Vice President and General Manager,
                                                         Chevron Land and Development, 1 Corporate
                                                         Plaza,
                                                         Newport Beach, CA 92660

                                                  1993 - 1994 -- Vice President, Irvine Community
                                                         Builders, The Irvine Company

Richard G. Sim                                    Executive Vice President and President, Investment
                                                         Properties Group, of The Irvine Company

Michael D. McKee                                  1996 - Present -- Executive Vice President, Chief
                                                         Financial Officer and Corporate Secretary of
                                                         The Irvine Company

                                                  1994 - 1996 -- Executive Vice President and Chief
                                                         Legal Officer, The Irvine Company

                                                  1993 - 1994 -- Managing Partner, Orange County
                                                         Office, Latham & Watkins, 650 Town Center
                                                         Drive, Suite 2000, Costa Mesa, CA 92626

Richard F. Alden                                  Director, The Irvine Company
  11340 West Olympic Blvd., Suite 280             Private Investor
  Los Angeles, CA 90064

Donald M. Koll                                    Director, The Irvine Company
  The Koll Company                                Chairman and Chief Executive Officer, The Koll
  4343 Von Karman Avenue                          Company, a private real estate company
  Newport Beach, CA 92660
                                                  1991 - 1997, Chairman of the Board, Koll Management
                                                         Services, Inc., a private real estate
                                                         management company

                                                      PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT;
                                                        MATERIAL POSITIONS HELD DURING THE PAST
       NAME AND CURRENT BUSINESS ADDRESS               FIVE YEARS AND BUSINESS ADDRESSES THEREOF
       ---------------------------------              -------------------------------------------
Benjamin V. Lambert                               Director, The Irvine Company
  Eastdil Realty Company                          Chairman and Chief Executive Officer,
  40 West 57th Street, 22nd Floor                 Eastdil Realty Company, a private real estate
  New York, NY 10019                              investment banking company

Donn B. Miller, Esq.                              Director, The Irvine Company
  Pearson-Sibert Oil Company of Texas             President and Chief Executive Officer,
  136 El Camino, Suite 216                        Pearson-Sibert Oil Company of Texas,
  Beverly Hills, CA 90212                         a private oil investment company

Thomas H. Nielsen                                 Director, The Irvine Company
  The Nielsen Company                             1995 - Present -- Owner, The Nielsen Company, a
  3 Monaco                                        real estate consulting company
  Newport Beach, CA 92660                         1993 - 1995 -- Managing Director, Orange County
                                                  Office of U.S. Trust of California

Carl E. Reichardt                                 Director, The Irvine Company
  c/o Wells Fargo Bank                            1998 - Present -- Retired Chairman and
  420 Montgomery St., 12th Floor                  Chief Executive Officer, Wells Fargo Bank
  San Francisco, CA 94104
                                                  1993 - 1998 -- Chairman of the Board,
                                                  Chief Executive Officer, Wells Fargo Bank

Thomas C. Sutton                                  Director, The Irvine Company
  Pacific Life Insurance                          Chairman and Chief Executive Officer,
  700 Newport Center Drive                        Pacific Mutual Life Insurance Company
  Newport Beach, CA 92660

Peter V. Ueberroth                                Director, The Irvine Company
  The Contrarian Group                            Managing Director, Contrarian Group, a private
  1071 Camelback, Suite 111                       investment company
  Newport Beach, CA 92660

William T. White, III                             Director, The Irvine Company
  Blanco Investments & Land Ltd.                  President, Blanco Investments and Land Ltd., a
  230 Newport Center Drive, Suite 300             private real estate investment company
  Newport Beach, CA 92660

ICDC

     The name, business address, title, present and five year historical principal occupation or employment of each of the directors and executive officers of ICDC are set forth below. If no business address is given the director's or officer's business address is 550 Newport Center Drive, Newport Beach, CA 92660. In addition, if no dates are indicated with respect to a position, the individual has served in that capacity for at least the past five years. There are no executive officers, other than Joseph D. Davis, who are not also directors. All of the persons listed below are citizens of the United States of America.

                                                    PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT;
                                                      MATERIAL POSITIONS HELD DURING THE PAST
      NAME AND CURRENT BUSINESS ADDRESS              FIVE YEARS AND BUSINESS ADDRESSES THEREOF
      ---------------------------------             -------------------------------------------
Donald Bren                                    Chairman of the Board of ICDC

                                               Chairman, President and Chief Executive Officer,
                                                      The Irvine Company

                                               February 1997 - July 1997 - President and Chief
                                                      Executive Officer, the Company, 550 Newport
                                                      Center Drive, Suite 300, Newport Beach, CA
                                                      92660

Joseph D. Davis                                President and Chief Executive Officer of ICDC

                                               1996 - Present -- Executive Vice President Land and
                                                      Residential Development, The Irvine Company

                                               1994 - 1996 -- Vice President and General Manager,
                                                      Chevron Land and Development, 1 Corporate
                                                      Plaza,
                                                      Newport Beach, CA 92660

                                               1993 - 1994 -- Vice President, Irvine Community
                                                      Builders, The Irvine Company

Michael D. McKee                               Executive Vice President, Chief Financial Officer and
                                                      Secretary of ICDC

                                               1996 - Present -- Executive Vice President, Chief
                                                      Financial Officer and Corporate Secretary, The
                                                      Irvine Company

                                               1994 - 1996 -- Executive Vice President and Chief
                                                      Legal Officer, The Irvine Company

                                               1993  - 1994 -- Managing Partner, Orange County
                                                      Office, Latham & Watkins, 650 Town Center
                                                      Drive, Suite 2000, Costa Mesa, CA 92626

Richard F. Alden                               Director, ICDC
  11340 West Olympic Boulevard,                Private Investor
  Suite 2800
  Los Angeles, CA 90064

Gary H. Hunt                                   Director, ICDC
                                               Executive Vice President, Corporate Affairs,
                                               The Irvine Company

Donn B. Miller, Esq.                           Director, ICDC
  Pearson-Sibert Oil Company of Texas          President and Chief Executive Officer, Pearson-Sibert
  136 El Camino, Suite 216                     Oil Company of Texas, a private oil investment
  Beverly Hills, CA 90212                      company

                                                    PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT;
                                                      MATERIAL POSITIONS HELD DURING THE PAST
      NAME AND CURRENT BUSINESS ADDRESS              FIVE YEARS AND BUSINESS ADDRESSES THEREOF
      ---------------------------------             -------------------------------------------
Thomas H. Nielsen                              Director, ICDC
  The Nielsen Company                          1995 - Present -- Owner, The Nielsen Company, a real
  3 Monaco                                     estate consulting company
  Newport Beach, CA 92660
                                               1993 - 1995 -- Managing Director, Orange County Office
                                               of U.S. Trust of California


Richard G. Sim                                 Director, ICDC
                                               Executive Vice President and President, Investment
                                               Properties Group, The Irvine Company

Peter V. Ueberroth                             Director, ICDC
  The Contrarian Group                         Managing Director, Contrarian Group, a private
  1071 Camelback, Suite 111                    investment company
  Newport Beach, CA 92660

Raymond L. Watson                              Director, ICDC
                                               Vice Chairman, The Irvine Company

                              SECURITIES OWNERSHIP

     The following table sets forth the beneficial ownership of Common Stock by the Acquiror, ICDC, The Irvine Company and their affiliates, directors and executive officers as of February 1, 1999. The number of shares of Common Stock beneficially owned includes the number of shares of Common Stock into which Common L.P. Units beneficially owned by the person are exchangeable. The percentage of all shares of Common Stock/Common L.P. Units owned assumes, with respect to each person, that all Common L.P. Units beneficially owned by such person are exchanged for Common Stock and that none of the Common L.P. Units held by other persons are exchanged for Common Stock.

                                                                                                        PERCENT OF ALL
                                              PERCENT                         NUMBER OF SHARES            SHARES OF
                                                 OF                                  OF                  COMMON STOCK
                                                ALL                             COMMON STOCK              (ASSUMING
                                               SHARES                           BENEFICIALLY               EXCHANGE
                        NUMBER OF SHARES         OF          NUMBER OF              OWNED                OF HOLDERS'
                               OF              COMMON          COMMON              (RIGHTS                  COMMON
       PERSON             COMMON STOCK         STOCK         L.P. UNITS        TO ACQUIRE)(1)           L.P. UNITS)(1)
       ------          -------------------   ----------   ----------------   -------------------      ------------------
The Acquiror(2)......              --             --                 --                  --                    --
ICDC.................              --             --                 --                  --                    --
The Irvine Company...       3,430,413           17.0%        24,646,705(3)       28,077,118                  62.6%
Donald Bren..........       3,613,738(4)        17.9%        24,952,412(5)       28,566,150                  63.2%
TICICC...............              --             --          3,034,105(6)        3,034,105                  13.1%
TIC Investment
  Company A..........              --             --          1,502,105(7)        1,502,105                   6.9%
TICICD...............              --             --          1,185,333(8)        1,185,333                   5.5%
DBIAC Investment
  Company(9).........              --             --                 --                  --                    --
Raymond L. Watson....          20,000              *                 --              20,000                     *
Richard G. Sim.......              --             --                 --                  --                    --
Michael D. McKee.....           5,000              *                 --               5,000                     *
David A. Patty.......              --             --                 --                  --                    --
Thomas B. Rogers.....           3,447              *                 --               3,447                     *
Richard F. Alden.....          17,303              *                 --              17,303                     *
Thomas H. Nielsen....          25,000              *                 --              25,000                     *
Carl E. Reichardt....          60,000(10)          *                 --              60,000                     *
Peter V. Ueberroth...          14,046              *                 --              14,046                     *
William T. White,
  III................           6,000              *                 --               6,000                     *
Donn B. Miller.......             975              *                 --                 975                     *
Gary H. Hunt.........             300              *                 --                 300                     *
Donald M. Koll.......              --             --                 --                  --                    --
Benjamin V. Lambert..              --             --                 --                  --                    --
Thomas C. Sutton.....              --             --                 --                  --                    --
Joseph D. Davis......           5,300              *                 --               5,300                     *

                         PERCENT OF
                            ALL
                         SHARES OF
                           COMMON
                           STOCK/
                           COMMON
                            L.P.
       PERSON             UNITS(1)
       ------          --------------
The Acquiror(2)......         --
ICDC.................         --
The Irvine Company...       62.3%
Donald Bren..........       63.1%
TICICC...............        6.7%
TIC Investment
  Company A..........        3.3%
TICICD...............        2.6%
DBIAC Investment
  Company(9).........         --
Raymond L. Watson....          *
Richard G. Sim.......         --
Michael D. McKee.....          *
David A. Patty.......         --
Thomas B. Rogers.....          *
Richard F. Alden.....          *
Thomas H. Nielsen....          *
Carl E. Reichardt....          *
Peter V. Ueberroth...          *
William T. White,
  III................          *
Donn B. Miller.......          *
Gary H. Hunt.........          *
Donald M. Koll.......         --
Benjamin V. Lambert..         --
Thomas C. Sutton.....         --
Joseph D. Davis......          *

---------------
  *  Less than 1%

 (1) Assumes all of the Common L.P. Units (other than those referred to in Note 5 below which are not exchangeable within 60 days of the date of this table) are exchanged for Common Stock, without regard to certain ownership limit provisions set forth in the Company's Articles of Incorporation. It is not anticipated that these ownership limit provisions will be waived. The Irvine Company has the right, once in every twelve month period, generally to exchange up to one third of the Common L.P. Units beneficially owned by the Irvine Company and affiliates of Mr. Bren (see Note 5) for shares of Common Stock at an exchange ratio of one Common L.P. Unit for each share of Common Stock, subject to adjustment. The Company's Articles of Incorporation place a limit on ownership by The Irvine Company, Mr. Bren and their affiliates, in the aggregate, of 20% of the outstanding Common Stock.

 (2) No shares of Common Stock or Common L.P. Units are held of record by the Acquiror. The Irvine Company, which indirectly owns all of the membership interests in the Acquiror, beneficially owns shares of Common stock and Common L.P. Units as set forth in the table.

 (3) The 24,646,705 Common L.P. Units include (i) 15,784,000 Common L.P. Units that The Irvine Company received directly in exchange for its transfer of rental apartment communities to the Operating Partnership, (ii) 1,359,000 Common L.P. Units that The Irvine Company received upon liquidation of limited partnerships that contributed rental apartment communities to the Operating Partnership, (iii) 160,000 Common L.P. Units that The Irvine Company received upon liquidation of the general partnership that contributed rental apartment communities to the Operating Partnership, (iv) 478,162 Common L.P. Units that The Irvine Company controls through its general partnership interest in TIC Investment Company B, a California general partnership ("TICICB"), (v) 1,144,000 Common L.P. Units that The Irvine Company controls as the general partner of two limited partnerships (the "Limited Partnerships") that contributed rental apartment communities to the Operating Partnership, (vi) 4,536,210 Common L.P. Units that The Irvine Company controls through its general partnership interest in TIC Investment Company A, a California general partnership ("TICICA"), and TICICC and (vii) 1,185,333 Common L.P. Units that The Irvine Company controls through its general partnership interest in TICICD.

 (4) Includes (i) 3,430,413 shares of Common Stock beneficially owned by The Irvine Company, of which Mr. Bren is the sole shareholder and Chairman of the Board of Directors, and (ii) 183,325 shares of Common Stock held by a trust, of which Mr. Bren is trustee. Mr. Bren disclaims beneficial ownership of the Common Stock beneficially owned by The Irvine Company.

 (5) Includes (i) 24,646,705 Common L.P. Units beneficially owned by The Irvine Company, of which Mr. Bren is the sole shareholder and Chairman of the Board of Directors, and (ii) 305,707 Common L.P. Units owned by Stonecrest, of which Mr. Bren is the sole owner of the two members. Of the 305,707 Common L.P. Units owned by Stonecrest, 106,696 Common L.P. Units are not exchangeable for shares of Common Stock, pursuant to an agreement with the NYSE. Mr. Bren disclaims beneficial ownership of the Common L.P. Units beneficially owned by The Irvine Company and Stonecrest.

 (6) The 3,034,105 Common L.P. Units are also included in the 24,646,705 Common L.P. Units deemed to be beneficially owned by The Irvine Company because The Irvine Company is the managing general partner of TICICC. The address of TICICC's principal executive offices is 550 Newport Center Drive, Newport Beach, California 92660.

 (7) The 1,502,105 Common L.P. Units were transferred to TICICA from Irvine Lease Company, Inc. ("ILCI") on June 21, 1996. The 1,502,105 Common L.P. Units are also included in the 24,646,705 L.P. Units deemed to be beneficially owned by The Irvine Company because The Irvine Company is the managing general partner of TICICA. The address of TICICA's principal executive offices is 550 Newport Center Drive, Newport Beach, California 92660.

 (8) The 1,185,333 Common L.P. Units were received in exchange for apartment community land sites sold to the Operating Partnership pursuant to the Land Rights Agreement. The 1,185,333 Common L.P.

     Units are also included in the 24,646,705 Common L.P. Units deemed to be beneficially owned by The Irvine Company because The Irvine Company is the managing general partner of TICICD. The address of TICICD's principal executive offices is 550 Newport Center Drive, Newport Beach, California 92660.

 (9) DBIAC Investment Company, a California corporation ("DBIAC"), is the 1% general partner of TICICA, TICICB, TICICC and TICICD and the Limited Partnerships, which in the aggregate own 7,343,705 Common L.P. Units. The Irvine Company is the managing general partner of TICICA, TICICB, TICICC, TICICD and such Common L.P. Units are included in the 24,646,705 Common L.P. Units deemed to be beneficially owned by The Irvine Company. The sole shareholder of DBIAC is the Donald L. Bren Trust, dated June 26, 1987, as amended, of which Mr. Donald Bren is the sole trustee. Assuming the exchange of the 7,343,705 Common L.P. Units into Common Stock, DBIAC would be deemed to beneficially own 26.7% of the Common Stock. Since The Irvine Company is the managing general partner of TICICA, TICICB, TICICC, TICICD and the Limited Partnerships, DBIAC disclaims beneficial ownership of such Common Stock. The address of DBIAC's principal executive offices is 550 Newport Center Drive, Newport Beach, California 92660.

(10) Includes 10,000 shares Mr. Reichardt has a right to acquire through a pension trust account.

     Except as set forth in this Proxy Statement, none of The Irvine Company, the Acquiror, ICDC, or any other person controlling The Irvine Company, the Acquiror or ICDC nor, to the best of any of their knowledge, any executive officer or director of the Acquiror, The Irvine Company or ICDC beneficially owns any Common Stock.

     Additional information with respect to the securities ownership of the Company is set forth in Part III -- Item 12. Share Ownership of Certain Beneficial Owners and Management of the Company's Annual Report on Form 10-K/A for the year ended December 31, 1998, which is incorporated by reference in this Proxy Statement.

                    PROPOSALS BY SHAREHOLDERS OF THE COMPANY

     If the Merger is consummated, there will be no public Shareholders of the Company and no public participation in any future meetings of Shareholders of the Company. However, if the Merger is not consummated, or is materially delayed, the Company intends to hold its 1999 annual meeting of Shareholders as promptly as reasonably practicable. In such case, the Company's public Shareholders would continue to be entitled to attend and participate in the Company's Shareholder meetings. Any proposals by Shareholders intended to be presented at the 1999 annual meeting of Shareholders must be received by the Company not less than 60 nor more than 90 days prior to the 1999 annual meeting, provided that, in the event that the Company gives less than 70 days' notice or prior public disclosure of the date of the 1999 annual meeting, notice must be received by the Company no later than the close of business on the tenth day following such notice or prior public disclosure. Because the date of the Company's 1999 annual meeting will likely have been changed by more than 30 days from the date of the Company's 1998 annual meeting, any proposals by Shareholders intended to be presented and included in the Company's proxy materials must be received by the Company within a reasonable time before the Company begins to print and mail its proxy materials in connection with the 1999 annual meeting. In order for a Shareholder to bring other business before a Shareholder meeting, timely notice must be received by the Company within the time limits described above. Such notice must include a description of the proposed business, the reasons therefor, and other specific matters. In each case, the notice must be given to the Secretary of the Company, at the Company's principal address. Any Shareholder desiring a copy of the Company's by-laws will be furnished one without charge upon written request of the Secretary.

                              INDEPENDENT AUDITORS

     The consolidated financial statements and financial statement schedule of the Company appearing in the Company's Annual Report on Form 10-K/A for the year ended December 31, 1998, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and financial statement schedule are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing. It is expected that representatives of Ernst & Young LLP will be present at the Special Meeting, both to respond to appropriate questions of Shareholders and to make a statement if they so desire.

                                 ANNUAL REPORT

     The Company's Annual Report on Form 10-K/A for the year ended December 31, 1998 is being mailed to all Shareholders with this Proxy Statement. The information contained therein, including the annual consolidated financial statements and notes thereto, the report of Ernst & Young LLP, independent auditors, thereon, selected financial data and management's discussion and analysis of financial condition and results of operations included in such Annual Report on Form 10-K/A, is incorporated herein by reference. Information incorporated by reference is considered part of this Proxy Statement, except to the extent that the information is superseded by information in this Proxy Statement. Shareholders who would like to receive copies of exhibits to the Annual Report on Form 10-K/A (other than any exhibits that are themselves specifically incorporated by reference in this Proxy Statement) may do so upon request to Irvine Apartment Communities, Inc., 550 Newport Center Drive, Suite 300, Newport Beach, California 92660, Attention: Shareholder Relations; telephone (949) 720-5530 and the payment of the Company's reasonable expenses in furnishing such exhibit.

                      WHERE YOU CAN FIND MORE INFORMATION

     As required by law, the Company files reports, proxy statements and other information with the Commission. Because the Merger is a "going private" transaction, the Acquiror, The Irvine Company and Mr. Bren have filed a Rule 13e-3 Transaction Statement on Schedule 13E-3 with respect to the Merger. The
Schedule 13E-3 and such reports, proxy statements and other information contain additional information about the Company. You can inspect and copy these materials at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, Suite 1300, New York, New York 10048. For further information concerning the Commission's public reference rooms, you may call the Commission at 1-800-SEC-0330. Some of this information may also be accessed on the World Wide Web through the Commission's Internet address at "http://www.sec.gov." The Common Stock is listed on the NYSE and the Pacific Exchange, Inc., and materials may also be inspected at their offices, 20 Broad Street, New York, New York 10005, and 301 Pine Street, San Francisco, California 94104, respectively.

     You should rely only on the information contained in (or incorporated by reference into) this Proxy Statement. The Company has not authorized anyone to give any information different from the information contained in (or incorporated by reference into) this Proxy Statement. This Proxy Statement is
dated                     , 1999. You should not assume that the information
contained in this Proxy Statement is accurate as of any later date, and the mailing of this Proxy Statement to Shareholders shall not create any implication to the contrary.

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

     Certain matters discussed in this Proxy Statement are forward-looking statements that involve risks and uncertainties. Forward-looking statements include the information set forth under "Certain Financial Projections of the Company" concerning the projected consolidated income statement data as to the years ending December 31, 1999 through December 31, 2003. Such information has been included in this Proxy Statement for the limited purpose of giving the Shareholders access to financial projections by the Company's management. Such information was prepared by the Company's management for internal use and not with a view to publication. The information set forth under "Certain Financial Projections of the Company" was based on assumptions concerning the Company's business prospects in the years 1999 through 2003. The information also was based on other revenue and operating assumptions. Information of this type is based on estimates and assumptions that are inherently subject to significant economic and competitive uncertainties and contingencies, all of which are difficult to predict and many of which are beyond the Company's control. Accordingly, there can be no assurance that the projected results would be realized or that actual results would not be significantly higher or lower than those set forth under "Certain Financial Projections of the Company." In addition, the consolidated income statement data as to the years ending December 31, 1999 through December 31, 2003 were not prepared with a view to public disclosure or compliance with the published guidelines of the Commission or the guidelines established by the American Institute of Certified Public Accountants regarding projections and forecasts and are included in this Proxy Statement only because such information was made available to the Acquiror. Neither the Company's nor the Acquiror's independent accountants have examined or applied any agreed upon procedures to this information.

                                 OTHER MATTERS

     The Board of Directors does not know of any matter other than that described in this Proxy Statement that will be presented for action at the Special Meeting. If other matters properly come before the meeting, the persons named as proxies intend to vote the shares they represent in accordance with their discretion.

                                          By Order of the Board of Directors,



                                          --------------------------------------
                                          Shawn Howie
                                          Interim Chief Financial Officer and
                                          Secretary
            , 1999

                          AGREEMENT AND PLAN OF MERGER
                          DATED AS OF FEBRUARY 1, 1999

                                     BETWEEN


                              TIC ACQUISITION LLC,
                               A DELAWARE LIMITED
                               LIABILITY COMPANY,



                                       AND



                       IRVINE APARTMENT COMMUNITIES, INC.,
                             A MARYLAND CORPORATION

                                TABLE OF CONTENTS


                                                                                                             Page
                                                                                                             ----

ARTICLE I.           THE MERGER ...............................................................................1
       1.1.      The Merger ...................................................................................1
       1.2.      Closing ......................................................................................2
       1.3.      Effective Time ...............................................................................2
       1.4.      Effects of the Merger ........................................................................2
       1.5.      Certificate of Formation and Limited Liability Company Agreement .............................2
       1.6.      Bylaws .......................................................................................3
       1.7.      Officers of Surviving Entity .................................................................3
       1.8.      Tax Treatment ................................................................................3

ARTICLE II.          EFFECT OF THE MERGER ON THE OWNERSHIP INTERESTS IN THE CONSTITUENT ENTITIES ..............3
       2.1.      Effect on Company Stock ......................................................................3
       2.2.      Acquiror Interests ...........................................................................3
       2.3.      Company Options and Restricted Stock Units ...................................................3
       2.4.      Surrender and Payment ........................................................................4

ARTICLE III.         REPRESENTATIONS AND WARRANTIES ...........................................................6
       3.1.      Representations and Warranties of the Company ................................................6
       3.2.      Representations and Warranties of Acquiror ..................................................19

ARTICLE IV.          CONDUCT OF BUSINESS PENDING THE MERGER ..................................................21
       4.1.      Covenants of the Company ....................................................................21
       4.2.      Advice of Changes; Government Filings .......................................................24

ARTICLE V.           ADDITIONAL AGREEMENTS ...................................................................25
       5.1.      Preparation of Schedule 13E-3 and Proxy Statement; the Company
                 Stockholders Meeting.........................................................................25
       5.2.      Access to Information........................................................................26
       5.3.      Approvals and Consents; Cooperation..........................................................26
       5.4.      Stock Options and Restricted Stock...........................................................28
       5.5.      Acquisition Proposals........................................................................28
       5.6.      [Intentionally Omitted]......................................................................29
       5.7.      Withholding/Foreign Persons..................................................................29
       5.8.      Public Announcements.........................................................................29
       5.9.      Director and Officer Liability...............................................................30
       5.10.     Payment of Dividends.........................................................................30
       5.11.     Further Assurances...........................................................................31

ARTICLE VI.          CONDITIONS PRECEDENT.....................................................................31
        6.1.     Conditions to Each Party's Obligation to Effect the Merger...................................31
        6.2.     Additional Conditions to Obligations of Acquiror.............................................31
        6.3.     Additional Conditions to Obligations of the Company..........................................32

ARTICLE VII.         TERMINATION AND AMENDMENT................................................................33
        7.1.     Termination..................................................................................33
        7.2.     Expenses.....................................................................................35
        7.3.     Effect of Termination........................................................................36
        7.4.     Amendment....................................................................................36
        7.5.     Extension; Waiver............................................................................36

ARTICLE VIII.        GENERAL PROVISIONS.......................................................................37
        8.1.     Non-Survival of Representations, Warranties and Agreements; No Other
                 Representations and Warranties...............................................................37
        8.2.     Notices......................................................................................37
        8.3.     Interpretation...............................................................................38
        8.4.     Counterparts.................................................................................38
        8.5.     Entire Agreement; No Third Party Beneficiaries...............................................38
        8.6.     Governing Law................................................................................39
        8.7.     Severability.................................................................................39
        8.8.     Assignment...................................................................................39
        8.9.     Enforcement..................................................................................39
        8.10.    Definitions..................................................................................39

                            GLOSSARY OF DEFINED TERMS

                                                                                                     LOCATION OF
DEFINITION                                                                                          DEFINED TERM
Acquisition Proposal.................................................................................Section 5.5
Acquiror................................................................................................Preamble
Affiliate...........................................................................................Section 8.10
Agreement...............................................................................................Preamble
Alternative Transaction..........................................................................Section 7.2.(e)
Articles of Merger...................................................................................Section 1.3
Board of Directors..................................................................................Section 8.10
Break-Up Fee......................................................................................Section 7.2(f)
Business Day........................................................................................Section 8.10
Certificate of Merger................................................................................Section 1.3
Certificates......................................................................................Section 2.4(b)
Closing..............................................................................................Section 1.2
Closing Date.........................................................................................Section 1.2
Code...........................................................................................Section 3.1(i)(i)
Company.................................................................................................Preamble
Company Affiliate...................................................................................Section 8.10
Company Benefit Plans..........................................................................Section 3.1(n)(i)
Company Common Stock....................................................................................Recitals
Company Disclosure Letter...........................................................................Section 8.10
Company Permits...................................................................................Section 3.1(g)
Company Properties................................................................................Section 3.1(k)
Company Stock Option Plans..........................................................................Section 8.10
Company Stockholders Meeting......................................................................Section 5.1(c)
Company Sub.........................................................................................Section 8.10
DLLCA...................................................................................................Recitals
Effective Time.......................................................................................Section 1.3
Encumbrances......................................................................................Section 3.1(k)
Environmental Laws................................................................................Section 3.1(1)
ERISA..........................................................................................Section 3.1(n)(i)
Exchange Act.................................................................................Section 3.1(d)(iii)
Exchange Agent....................................................................................Section 2.4(a)
Expenses..........................................................................................Section 7.2(a)
GAAP...........................................................................................Section 3.1(e)(i)
Governmental Entity..........................................................................Section 3.1(d)(iii)
HSR Act.......................................................................................Section 3.1(d)(ii)
Indebtedness..................................................................................Section 3.1(m)(ii)
IRS............................................................................................Section 3.1(n)(i)
Knowledge...........................................................................................Section 8.10
Liens.........................................................................................Section 3.1(c)(ii)
Maryland Department..................................................................................Section 1.3

Matching Transaction .............................................................................Section 5.5(b)
Material Adverse Effect ............................................................................Section 8.10
Material Contract .............................................................................Section 3.1(m)(i)
Merger .................................................................................................Recitals
Merger Consideration ................................................................................Section 2.1
MGCL ...................................................................................................Recitals
Non-Employee Option ..............................................................................Section 2.3(b)
NYSE ........................................................................................Section 3.1(d)(iii)
OP ............................................................................................Section 3.1(e)(i)
OP Units ...........................................................................................Section 8.10
Option ........................................................................................Section 3.1(n)(v)
Organizational Documents ...........................................................................Section 8.10
Outside Date .....................................................................................Section 7.1(b)
Person .............................................................................................Section 8.10
Property Restrictions ............................................................................Section 3.1(k)
Proxy Statement ..................................................................................Section 5.1(b)
REIT ........................................................................................Section 3.1.(i)(ii)
Required Company Votes .............................................................................Section 8.10
Required Regulatory Approvals ......................................................................Section 8.10
Restricted Stock Unit Agreement ..............................................................Section 3.1(n)(vi)
Retention Agreement ..............................................................................Section 2.3(a)
Schedule 13E-3 ...................................................................................Section 5.1(a)
SEC ..............................................................................................Section 3.1(a)
SEC Reports ...................................................................................Section 3.1(e)(i)
Securities Act ................................................................................Section 3.1(e)(i)
Special Committee ......................................................................................Recitals
Stock Option Agreement ........................................................................Section 3.1(n)(v)
Subsidiary .........................................................................................Section 8.10
Superior Proposal ................................................................................Section 5.5(b)
Surviving Entity ....................................................................................Section 1.1
Tax ................................................................................................Section 8.10
Taxable ............................................................................................Section 8.10
Taxes ..............................................................................................Section 8.10
Tax Return .........................................................................................Section 8.10
Terminating Acquiror Breach ......................................................................Section 7.1(h)
Terminating Company Breach .......................................................................Section 7.1(g)
The other party ....................................................................................Section 8.10
Third Party ........................................................................................Section 8.10
TIC ..............................................................................................Section 3.1(q)
Trust .........................................................................................Section 3.1(e)(i)
Trust Shares .......................................................................................Section 8.10
Violation ....................................................................................Section 3.1(d)(ii)

            This AGREEMENT AND PLAN OF MERGER, dated as of February 1, 1999 (this "Agreement"), by and between TIC Acquisition LLC, a Delaware limited liability company ("Acquiror"), and Irvine Apartment Communities, Inc., a Maryland corporation (the "Company").

                             W I T N E S S E T H :

            WHEREAS, (i) each of the Board of Directors of the Company and a special committee thereof comprised entirely of non-management independent directors not affiliated with the Acquiror or any of its Affiliates (the "Special Committee") has determined that the Merger (as defined below) is advisable and in the best interests of its stockholders and (ii) each of the Board of Directors of the Company, the Special Committee and the Managing Member of Acquiror have approved the Merger upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of Common Stock, par value $.01 per share, of the Company ("Company Common Stock") will be converted into the right to receive cash;

            WHEREAS, in order to effectuate the foregoing, the Company, upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware Limited Liability Company Act (the "DLLCA") and the Maryland General Corporation Law (the "MGCL"), will merge with and into Acquiror (the "Merger"); and

            WHEREAS, Acquiror and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

            NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I.
                                   THE MERGER

      1.1. THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DLLCA and the MGCL, the Company shall be merged with and into Acquiror at the Effective Time (as defined below). Following the Merger, the separate corporate existence of the Company shall cease and Acquiror shall continue as the surviving entity (hereinafter sometimes called the "Surviving Entity") in accordance with the DLLCA and the MGCL.

      1.2. CLOSING. The closing of the Merger (the "Closing") will take place on the second Business Day after satisfaction or waiver (as permitted by this Agreement and applicable law) of the conditions (excluding conditions that, by their terms, cannot be satisfied until the Closing Date) set forth in Article VI (the "Closing Date"), unless another time or date is agreed to in writing by the parties hereto. The Closing shall be held at the offices of Latham & Watkins,

650 Town Center Drive, 20th Floor, Costa Mesa, California 92626, unless another place is agreed to in writing by the parties hereto.

      1.3. EFFECTIVE TIME. Upon the Closing, the parties shall (i) file with the Secretary of State of the State of Delaware a certificate of merger or other appropriate documents (in any such case, the "Certificate of Merger") executed in accordance with the relevant provisions of the DLLCA, (ii) file with the Maryland State Department of Assessments and Taxation (the "Maryland Department") the articles of merger or other appropriate documents (in any such case, the "Articles of Merger") executed in accordance with the relevant provisions of the MGCL and (iii) make all other filings, recordings or publications required under the DLLCA and MGCL in connection with the Merger. The Merger shall become effective at 5:00 p.m., New York City time, on the later of the date of (i) the filing of the Certificate of Merger with the Delaware Secretary of State in accordance with the DLLCA and (ii) the filing of the Articles of Merger with, and the acceptance for record of such Articles of Merger by, the Maryland Department in accordance with the MGCL, or at such other time as the parties may agree and specify in such filings in accordance with applicable law (the time the Merger becomes effective being the "Effective Time").

      1.4. EFFECTS OF THE MERGER. At the Effective Time, Acquiror shall continue in existence as the Surviving Entity, and without further transfer, succeed to and possess all of the rights, privileges and powers of the Company, and all of the assets and property of whatever kind and character of the Company shall vest in Acquiror without further act or deed; thereafter, Acquiror, as Surviving Entity, shall be liable for all of the liabilities and obligations of the Company (including the Retention Agreements), and any claim or judgment against the Company may be enforced against Acquiror, as the Surviving Entity, in accordance with the DLLCA and the MGCL. At and after the Effective Time, the Merger will have the effects set forth in the DLLCA and the MGCL.

      1.5. CERTIFICATE OF FORMATION AND LIMITED LIABILITY COMPANY AGREEMENT. The certificate of formation and limited liability company agreement of Acquiror as in effect immediately prior to the Effective Time shall be the certificate of formation and limited liability company agreement of Surviving Entity until thereafter changed or amended as provided therein or by applicable law.

      1.6. BYLAWS. The bylaws of Acquiror as in effect at the Effective Time shall be the bylaws of the Surviving Entity until thereafter changed or amended as provided therein or by applicable law.

      1.7. OFFICERS OF SURVIVING ENTITY. The officers of Acquiror shall be the officers of the Surviving Entity, until the earlier of their resignation or removal or otherwise ceasing to be an officer or until their respective successors are duly appointed and qualified, as the case may be.

      1.8. TAX TREATMENT. The parties intend that, for United States federal and applicable state income tax purposes, the Merger shall be treated as if the Company had transferred all of its assets and liabilities to Acquiror in a taxable transaction in exchange for the Merger

Consideration and then completely liquidated. Acquiror and the Company shall each report the Merger for federal and applicable state income tax purposes consistently with the above described treatment.

                                   ARTICLE II.
                 EFFECT OF THE MERGER ON THE OWNERSHIP INTERESTS
                           IN THE CONSTITUENT ENTITIES

      2.1. EFFECT ON COMPANY STOCK. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock, each issued and outstanding share of Company Common Stock shall be converted into the right to receive $34.00 in cash, without interest (the "Merger Consideration"). As of the Effective Time, all shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive, upon the surrender of such certificates, the Merger Consideration.

      2.2. ACQUIROR INTERESTS. At and after the Effective Time, each membership interest in Acquiror issued and outstanding immediately prior to the Effective Time shall remain an issued and outstanding membership interest in Acquiror and shall not be affected by the Merger. Each membership interest in Acquiror that is issued but not outstanding shall remain an issued but not outstanding membership interest in Acquiror and shall not be affected by the Merger.

      2.3.  COMPANY OPTIONS AND RESTRICTED STOCK UNITS.

            (a) The Company shall take all actions necessary to assure that, prior to the Effective Time, each Option (other than the Options referred to subsection 2.3(b)) and each Restricted Stock Unit Agreement (and any dividend equivalents relating thereto) (and each right to any award under any Company Stock Option Plan) shall be canceled in accordance with the terms of the letter agreement dated as of January 22, 1999 between the Company and the holder thereof (a "Retention Agreement").

            (b) The Company shall take all actions necessary to assure that; prior to the Effective Time, each outstanding Option (i) under the Company's 1993 Stock Option Plan for Directors or (ii) held by James Mead (a "Non-Employee Option"), whether or not then exercisable or vested, shall be canceled, and, in consideration of such cancellation, the Company shall pay the holder of such Non-Employee Option an amount in cash in respect thereof equal to the product of
(x) the excess (if any) of the Merger Consideration over the exercise price thereof, and (y) the number of shares of Company Common Stock with respect to which such Non-Employee Option is then exercisable and vested (such payment to be net of withholding taxes applicable thereto). Each Non-Employee Option shall be canceled with respect to all shares of Company Common Stock subject to such Non-Employee Option, including shares of Company Common Stock with respect to which such Non-Employee Option is not then exercisable or vested.

            (c) The Company shall take all actions necessary to assure that, on and after the date of this Agreement, (i) no awards are granted under any Company Stock Option Plan, (ii) except as provided in the Retention Agreements, no Option or Restricted Stock Unit Agreement (or any dividend equivalents relating thereto) is amended, modified or terminated, and (iii) except as provided in the Retention Agreements, no other actions are taken that accelerate the vesting or exercisability of any Option or Restricted Stock Unit Agreement (or any dividend equivalents relating thereto) or otherwise change the rights of the holder of any Option or Restricted Stock Unit Agreement (or any dividend equivalents relating thereto), and (iv) that there are no options, warrants or other rights to acquire stock from the Company (other than the Options and Restricted Stock Unit Agreements (and dividend equivalents relating thereto) set forth on Schedules 3.1(n)(v) and 3.1(n)(vi) to the Company Disclosure Letter.

      2.4.  SURRENDER AND PAYMENT.

            (a) Exchange Agent. Prior to the Effective Time, pursuant to an agreement in form and substance reasonably acceptable to the Special Committee, Acquiror shall appoint an agent, who shall be reasonably acceptable to the Special Committee (the "Exchange Agent"), for the purpose of exchanging certificates representing shares of Company Common Stock for the Merger Consideration. Acquiror will make available to the Exchange Agent, as needed, the Merger Consideration (in immediately available funds) to be paid in respect of the shares of Company Common Stock.

            (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Acquiror may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Acquiror, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration, without interest thereon, and the Certificate so surrendered shall forthwith be canceled. If any portion of the Merger Consideration is to paid to a Person other than the registered holder of the shares represented by the Certificate or Certificates surrendered in exchange therefor, it shall be a condition to such payment that the Certificate or Certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a Person other than the registered holder of such shares of Company Common Stock or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable. Until surrendered as contemplated by this Section 2.4, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration.

            (c) No Further Ownership Rights in Company Common Stock. All Merger Consideration paid upon the surrender for exchange of Certificates in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock theretofore represented by such Certificates, subject, however, to the Surviving Entity's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by the Company on such shares of Company Common Stock (i) on or after the date of this Agreement in a manner that does not violate the terms of this Agreement or (ii) prior to the date of this Agreement and which, in either case, remain unpaid at the Effective Time, and, from and after the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Entity of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Entity or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article II, except as otherwise provided by law.

            (d) Unclaimed Funds. Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 2.4(a) that remains unclaimed by holders of the Certificates for six months after the Effective Time shall be delivered to Acquiror, upon demand, and any holders of Certificates who have not theretofore complied with this Article II shall thereafter look only to Acquiror for payment of their claim for Merger Consideration.

            (e) No Liability. None of Acquiror, the Company or the Exchange Agent shall be liable to any Person in respect of any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to seven years after the Effective Time or immediately prior to such earlier date on which any Merger Consideration in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity (as defined below), any such Merger Consideration in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Entity, free and clear of all claims or interest of any Person previously entitled thereto.

            (f) Investment of Funds. The Exchange Agent shall invest any Merger Consideration made available to the Exchange Agent pursuant to Section 2.4(a), as directed by Acquiror, on a daily basis. Any interest and other income resulting from such investments shall be paid to Acquiror.

            (g) Lost Certificates. In the event that any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Acquiror, the posting by such Person of a bond in such reasonable amount as Acquiror may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration with respect to such Certificate, to which such Person is entitled pursuant hereto.

                                  ARTICLE III.
                         REPRESENTATIONS AND WARRANTIES

      3.1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to Acquiror as follows:

            (a) Organization, Standing and Power. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Maryland. The Company is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failure to so qualify would not, either individually or in the aggregate, have a Material Adverse Effect on the Company. The copies of the Organizational Documents of the Company filed with the Securities and Exchange Commission (the "SEC") are true, complete and correct copies of such documents as amended and in effect on the date of this Agreement.

            (b) Company Subsidiaries. Schedule 3.1(b) to the Company Disclosure Letter sets forth each Subsidiary of the Company and the ownership interest therein of the Company. Each Company Sub that is a corporation is duly incorporated and validly existing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to carry on its business as now being conducted. Each of the Company Subs that is a partnership, limited partnership, limited liability company or trust is duly organized and validly existing under the laws of its jurisdiction of organization and has the requisite power and authority to carry on its business as now being conducted. Each Company Sub is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed would not, either individually or in the aggregate, have a Material Adverse Effect on the Company. True, complete and correct copies of the partnership agreement and trust declaration, as applicable, of the Company Subs, each as amended to the date of this Agreement, have been previously delivered or made available to Acquiror.

            (c)   Capital Structure.

                  (i) As of the date of this Agreement, the authorized stock of the Company consists of (A) 150,000,000 shares of Company Common Stock, of which 20,163,642 shares are outstanding, (B) 160,000,000 shares of excess stock, par value $.01 per share, of which no shares are outstanding, and (C) 10,000,000 shares of preferred stock, par value
      $1.00 per share, of which no shares are outstanding. All issued and outstanding shares of stock of the Company are duly authorized, validly issued, fully paid and nonassessable, and, except as disclosed in Schedule 3.1(c)(i) to the Company Disclosure Letter, no class of stock of the Company is entitled to preemptive rights. As of the date of this Agreement, there are no outstanding options, warrants or other rights to acquire stock from the Company other than (1) Options representing in the aggregate the right to purchase 671,333 shares of Company Common Stock under the Company Stock

      Option Plans, (2) Restricted Stock Units outstanding under the Company Stock Plans which may, in the Company's discretion, be settled by the delivery of an aggregate of 202,000 shares of Company Common Stock granted under the Company Stock Option Plans, and (3) as set forth on Schedule 3.1(c)(i) to the Company Disclosure Letter. There are no stock appreciation rights relating to the stock of the Company. Except as disclosed in Schedule 3.1(c)(i) to the Company Disclosure Letter, as of the date of this Agreement, no bonds, debentures, notes or other indebtedness of the Company having the right to vote on any matters on which stockholders may vote are issued or outstanding.

                  (ii) Schedule 3.1(c)(ii) to the Company Disclosure Letter sets forth the equity ownership of each Company Sub (it being understood that such representation with respect to securities held by any entity other than the Company or any Company Sub is made only to the extent of the Knowledge of the Company). Except as set forth on Schedule 3.1(c)(ii) to the Company Disclosure Letter, (A) all of the outstanding shares of stock of each Company Sub that is a corporation have been duly authorized, validly issued, fully paid and nonassessable, and are owned by the Company free and clear of all liens, claims, encumbrances, restrictions, preemptive rights or any other claims of any thirty party ("Liens") and
      (B) all equity interests in each Company Sub that is a partnership, limited partnership, joint venture, limited liability company or trust are owned by the Company or one or more Company Subs free and clear of all Liens. Except as set forth on Schedule 3.1(c)(ii) to the Company Disclosure Letter, there are no outstanding options, warrants or other rights to acquire ownership interests from the Company Subs. Except as disclosed in Schedule 3.1(c)(ii) to the Company Disclosure Letter, as of the date of this Agreement, no bonds, debentures, notes or other indebtedness of the Company Subs having the right to vote on any matters on which holders of equity in the Company Subs are entitled to vote are issued or outstanding.

                  (iii) Except as otherwise set forth in this Section 3.1(c) or in Schedule 3.1(c)(i) or 3.1(c)(ii) to the Company Disclosure Letter, as of the date of this Agreement, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or the Company Subs is a party or by which any of them is bound obligating the Company or the Company Subs to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of stock or other voting securities of the Company or the Company Subs or obligating the Company or the Company Subs to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. As of the date of this Agreement, other than as set forth in Schedule 3.1(c)(i) or 3.1(c)(ii) to the Company Disclosure Letter, there are no outstanding obligations of the Company or the Company Subs to repurchase, redeem or otherwise acquire any shares of stock of the Company or shares of stock or other ownership interests of the Company Subs.

            (d)   Authority; No Conflicts.

                  (i) The Company has all requisite corporate power and corporate authority to enter into this Agreement and, subject to the adoption of this Agreement by the requisite vote of the holders of Company Common Stock, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject in the case of the consummation of the Merger to the approval of this Agreement by the stockholders of the Company. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors generally and by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (ii) Except as set forth in Schedule 3.1(d)(ii) to the Company Disclosure Letter, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest, charge or other encumbrance on any assets (any such conflict, violation, default, right of termination, amendment, cancellation or acceleration, loss or creation, a "Violation") pursuant to: (A) any provision of the Organizational Documents of the Company or the Company Subs or (B) except as would not have a Material Adverse Effect on the Company and, subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below, any loan or credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company, the Company Subs or their respective properties or assets.

                  (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any supranational, national, state, municipal or local government, any instrumentality, subdivision, court, administrative agency or commission or other authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, or other governmental or quasi-governmental authority (a "Governmental Entity"), is required by or with respect to the Company or the Company Subs in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for (x) those required under or in relation to
      (A) the Securities Exchange Act of 1934, as amended (the "Exchange Act"),
      (B) the DLLCA and the MGCL with respect to the filing and recordation of appropriate merger documents, (C) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and (D) rules and regulations of the New York Stock Exchange (the "NYSE"), and (y) such consents, approvals, orders, authorizations, registrations, decimations and filings the failure of which to make or obtain would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

            (e)   Reports and Financial Statements.

                  (i) Each of the Company, Irvine Apartment Communities, L.P., a Delaware limited partnership (the "OP"), and IAC Capital Trust, a Delaware business trust (the "Trust"), has filed all required reports, schedules, forms, statements and other documents required to be filed by it with the SEC since, in each case, the later of (i) January 1, 1996 and
      (ii) its formation (collectively, including all exhibits thereto, the "SEC Reports"). No other Company Sub is required to file any form, report or other document with the SEC. None of the SEC Reports, as of their respective dates (and, if amended or superseded by a filing prior to the date of this Agreement or of the Closing Date, then on the date of such filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each of the financial statements (including the related notes) included in the SEC Reports presents fairly, in all material respects, (i) the consolidated financial position and consolidated results of operations and cash flows of the Company and the OP and (ii) the financial position and results of operations and cash flows of the Trust, as of the respective dates or for the respective periods set forth therein, all in conformity with United States generally accepted accounting principles ("GAAP") consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of the unaudited interim financial statements, to normal year-end adjustments that have not been and are not expected to be material in amount. All of such SEC Reports, as of their respective dates (and as of the date of any amendment to the respective SEC Report), complied as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act and the rules and regulations promulgated thereunder.

                  (ii) Except for liabilities and obligations referred to in any of the SEC Reports (including, without limitation, the financial statements included therein) filed prior to the date of this Agreement, and except for liabilities and obligations incurred in the ordinary course of business since September 30, 1998, neither the Company nor any Company Sub has any liabilities or obligations of any nature which, individually or in the aggregate, would have a Material Adverse Effect on the Company.

            (f)   Schedule 13E-3; Proxy Statement.

                  (i) None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Schedule 13E-3 (except for information about Acquiror or any of its Affiliates) will, on the date the Schedule 13E-3 is first mailed to the Company's stockholders or at the time of the Company Stockholders

      Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time any event with respect to the Company should occur and is required to be described in an amendment of, or a supplement to, the Schedule 13E-3, the Company shall promptly furnish Acquiror with a description of such event. For purposes of this subsection 3.1(f)(i), any statement which is made or incorporated by reference in the Schedule 13E-3 shall be deemed modified or superseded to the extent any later filed document incorporated by reference in the Schedule 13E-3 or any statement included in the Schedule 13E-3 modifies or supersedes such earlier statement.

                  (ii) None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Proxy Statement (except for information about Acquiror or any of its Affiliates furnished by Acquiror or any of its Affiliates to the Company) will, on the date the Proxy Statement is first mailed to the Company's stockholders or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time any event (other than an event with respect to the Acquiror or any of its Affiliates) should occur and is required to be described in an amendment of, or a supplement to, the Proxy Statement, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of the Company. If at any time prior to the Effective Time any event with respect to the Acquiror or any of its Affiliates should occur and is required to be described in an amendment of, or a supplement to, the Proxy Statement, upon receipt of a description of such event from Acquiror or any of its Affiliates, such amendment or supplement shall be promptly filed by the Company with the SEC and, as required by law, disseminated to the stockholders of the Company. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC thereunder. For purposes of this subsection 3.1(f)(ii), any statement which is made or incorporated by reference in the Proxy Statement shall be deemed modified or superseded to the extent any later filed document incorporated by reference in the Proxy Statement or any statement included in the Proxy Statement modifies or supersedes such earlier statement

            (g) Compliance with Applicable Laws; Regulatory Matters. Except as disclosed in any of the SEC Reports, the Company and the Company Subs hold, and are in compliance with the terms of, all permits, licenses, certificates, franchises, registrations, variances, exemptions, orders and approvals of all Governmental Entities which are material to the operation of their businesses, taken as a whole (the "Company Permits"), except where the failure so to hold or comply, individually or in the aggregate, would not have a Material Adverse Effect on the Company. Except as disclosed in any of the SEC Reports, the businesses of the Company and the Company Subs are not being and have not been conducted in violation of any law, ordinance, regulation, judgment, decree, injunction, rule or order of any Governmental

Entity, except for violations which, individually or in the aggregate, would not have a Material Adverse Effect on the Company. As of the date of this Agreement, except as disclosed in any SEC Report, no investigation by any Governmental Entity with respect to the Company or the Company Subs is pending or, to the Knowledge of the Company, threatened, other than investigations which, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

            (h) Litigation. Except as disclosed in any of the SEC Reports or in Schedule 3.1(h) to the Company Disclosure Letter, there is no litigation, arbitration, claim, suit, action, investigation or proceeding pending (it being understood that such representation with respect to any litigation, arbitration, claim, suit, action, investigation or proceeding being handled by representatives of the Acquiror or its Affiliates on behalf of the Company is made only to the extent of the Knowledge of the Company) or, to the Knowledge of the Company, threatened, against or affecting the Company or the Company Subs which, individually or in the aggregate, would have a Material Adverse Effect on the Company, nor is there any judgment, award, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or the Company Subs which, individually or in the aggregate, would have a Material Adverse Effect on the Company. As of the date hereof, except as set forth in
Schedule 3.1(h) to the Company Disclosure Letter, (i) there is no litigation, arbitration, claim, suit, action, investigation or proceeding pending against or affecting the Company or its Directors relating to this Agreement or the transactions contemplated hereby, and (ii) to the Knowledge of the Company, there is no injunction, judgment, order, decree, ruling or charge in effect against the Company, any of the Directors of the Company or any Company Sub which would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) materially adversely affect the right of Acquiror or any of its Subsidiaries to own its or the Company's or any Company Sub's assets and to operate its or the Company's or any Company Sub's businesses (and no such injunction, judgment, order, decree, ruling or charge shall be in effect).

            (i)   Taxes.

                  (i) Each of the Company and each Company Sub has (A) filed on a timely basis all Tax Returns required to be filed by it (after giving effect to any filing extension properly granted by a Governmental Entity having authority to do so) and all such Tax Returns are accurate and complete in all material respects; and (B) paid (or the Company has paid on its behalf) all Taxes shown on such returns and reports as required to be paid by it, and, except as disclosed in any of the SEC Reports or in
      Schedule 3.1(i)(i) to the Company Disclosure Letter, the most recent financial statements contained in any of the SEC Reports reflect an adequate reserve for all material Taxes payable by the Company (and by those Company Subs whose financial statements are contained therein) for all taxable periods and portions thereof through the date of such financial statements. The accruals and reserves for Taxes (including deferred Taxes) reflected in the books and records of the Company (and such Company Subs) as of the last day of the Company's most recently completed fiscal month end are in all material respects adequate to cover Taxes required to be accrued through such date (including Taxes being contested) in accordance with GAAP applied on a consistent basis with the financial statements contained in any of the SEC Reports. True, correct and complete copies of all federal, state, local and foreign Tax Returns for the Company and each Company Sub, and all written communications relating thereto, have been delivered or made available to representatives of Acquiror. Since January 1, 1998, the Company has not incurred and does not expect to incur any liability for taxes under Section 857(b), 860(c) or 4981 of the Internal Revenue Code of 1986, as amended (the "Code"), and neither the Company nor any Company Sub has incurred any material liability for Taxes other than in the ordinary course of business. The Company has not elected and will not elect to pay tax on any capital gain recognized on or after January 1, 1998, including but not limited to gain recognized as a result of the Merger. To the Knowledge of the Company, no event has occurred, and no condition or circumstance exists, which presents a material risk that any material Tax described in the preceding two sentences will be imposed upon the Company. Except as set forth on Schedule 3.1(i)(i) to the Company Disclosure Letter, to the Knowledge of the Company, no deficiencies for any Taxes have been proposed, asserted or assessed against the Company or any of the Company Subs, and no requests for waivers of the time to assess any such Taxes are pending. To the Knowledge of the Company, Schedule 3.1(i)(i) to the Company Disclosure Letter sets forth (i) the taxable years of the Company and the Company Subs as to which the respective statutes of limitations for assessment of federal, state and foreign income or franchise Taxes have not expired, and (ii) with respect to such taxable years, those years for which examinations have been completed, those years for which examinations are presently being conducted, those years for which examinations have not yet been initiated and those years for which extensions to file Tax Returns have been requested and such Tax Returns have not yet been filed.

                  (ii) The Company (A) for all taxable years commencing with 1993 through the most recent December 31, has been subject to taxation as a real estate investment trust (a "REIT") within the meaning of the Code and has satisfied all requirements to qualify as a REIT for such years,
      (B) has operated, and will continue to operate, in such a manner as to qualify as a REIT for the tax year ending upon the Closing Date, and (C) has not taken or omitted to take any action which would reasonably be expected to result in a challenge to its status as a REIT, and to the Company's Knowledge, no such challenge is pending or threatened. The OP and each other Company Sub that is a partnership has been since its formation and continues to be treated for federal income tax purposes as a partnership and not as a corporation or an association or publicly traded partnership taxable as a corporation. The Trust (W) for its taxable year ended December 31, 1998 has been organized and has operated in conformity with the requirements for REIT qualification under the Code, (X) will, in a timely fashion, elect to be treated as a REIT for the taxable year ended December 31, 1998, (Y) during the portion of its taxable year from January 1, 1999 through the date hereof has been organized and has operated, and through the Closing Date will continue to be organized and to operate, in conformity with the requirements for REIT qualification under the Code, and (Z) has not taken or omitted to take any action which would reasonably be expected to result in a challenge to its status as a REIT and, to the Company's Knowledge, no such challenge is pending or threatened. Each other Company Sub has been since its formation, and continues to be treated for federal income tax purposes as a "qualified REIT subsidiary" as defined in Section 856(i) of the Code. To the Knowledge of the Company, neither the Company nor any Company Sub holds any asset (A) the disposition of which would be subject to rules similar to Section 1374 of the Code as a result of an election under IRS Notice 88-19 or (B) that is subject to a consent filed pursuant to Section 341(f) of the Code and the regulations thereunder.

            (j) No Payments to Employees, Officers or Directors. Except as set forth on Schedule 3.1(j) to the Company Disclosure Letter or as otherwise specifically provided for in this Agreement, there is no employment or severance contract, or other agreement requiring payments to be made or increasing any amounts payable thereunder on a change of control or otherwise as a result of the consummation of the Merger, with respect to any employee, officer or director of the Company or any Company Sub.

            (k) Properties. Except as provided in Schedule 3.1(k) to the Company Disclosure Letter, the Company or one of the Company Subs owns fee simple or leasehold, as applicable, title to each of the real properties identified (as to fee simple property or leasehold property) in Schedule 3.1(k) to the Company Disclosure Letter (the "Company Properties"). The Company Properties are not subject to liens, mortgages or deeds of trust, claims against title, charges which are liens, security interests or other encumbrances on title ("Encumbrances") and which could cause, individually or in the aggregate, a Material Adverse Effect on the Company. The Company Properties (other than the Company Properties under development) are not subject to any rights of way, written agreements, laws, ordinances and regulations affecting building use or occupancy, or reservations of an interest in title (collectively, "Property Restrictions"), except for (i) Encumbrances and Property Restrictions set forth in Schedule 3.1(k) to the Company Disclosure Letter, (ii) Property Restrictions imposed or promulgated by law or any governmental body or authority with respect to real property, including zoning regulations, provided they do not materially adversely affect the current use of any Company Property (other than the Company Properties under development), (iii) Encumbrances and Property Restrictions disclosed on existing title reports, existing title policies or existing surveys (in either case copies of which title reports, title policies and surveys have been delivered or made available to Acquiror; provided, however, that platting of development land will not be shown on existing title reports or existing title policies) and (iv) mechanics', carriers', workmen's, repairmen's liens and other Encumbrances, Property Restrictions and other limitations of any kind, if any, which, individually or in the aggregate, are not substantial in amount, do not materially detract from the value of or materially interfere with the current use of any of the Company Properties subject thereto or affected thereby, and would not otherwise have a Material Adverse Effect on the Company. Except as provided in Schedule 3.1(k) to the Company Disclosure Letter, valid policies of title insurance have been issued insuring the Company's or the applicable Company Sub's fee simple or leasehold, as applicable, title to the Company Properties in amounts at least equal to the purchase price (or in the case of leasehold properties, imputed value) thereof, subject only to the matters disclosed above, and such policies are, at the date hereof, in full force and effect and no material claim has been made against any such policy. Except as provided in

Schedule 3.1(k) to the Company Disclosure Letter, (i) the Company has no Knowledge that any material certificate, permit or license from any governmental authority having jurisdiction over any of the Company Properties (other than the Company Properties under development) or any agreement, easement or other right which is necessary to permit the current use of the buildings and improvements on any of the Company Properties (other than the Company Properties under development) or which is necessary to permit the current use of all driveways, roads, and other means of egress and ingress to and from any of the Company Properties (other than the Company Properties under development) has not been obtained and is not in full force and effect, or of any pending threat of modification or cancellation of any of same, in each case which would materially detract from the value of or materially interfere with the current use of any of the Company Properties; (ii) the Company has not received written notice of any material violation of any federal, state or municipal law, ordinance, order, regulation or requirement affecting any portion of any of the Company Properties issued by any governmental authority; (iii) the Company has no Knowledge of any structural defects relating to the Company Properties which would materially detract from the value of or materially interfere with the current use of any of the Company Properties; (iv) the Company has no Knowledge of any Company Properties whose building systems are not in working order in any material respect; (v) the Company has no Knowledge of any physical damage to any Company Property in excess of $50,000 for which there is no insurance in effect covering the cost of the restoration; and (vi) the Company has no Knowledge of any current renovation or restoration (not including recurring capital expenditures) to any Company Property the remaining cost of which exceeds $50,000. The Company has no Knowledge of any Property Restrictions on any Company Property under development that are likely to materially detract from the value of or materially interfere with the proposed use of such Company Property (other than Property Restrictions which the Company has no reason to believe it will be unable to have removed prior to the proposed occupancy of the Company Property). The Company has no Knowledge that any governmental authority having jurisdiction over any Company Property under development has denied or rejected any application by the Company for a certificate, permit or license with respect to such Company Property, which denial or rejection is likely to materially detract from the value of or materially interfere with the proposed use of such Company Property. The Company has received no notice of any material violation of any zoning, building or similar law, code, ordinance or regulation which applies to the Company Properties under development. Neither the Company nor any of the Company Subs has received any notice to the effect that (A) any condemnation or adverse rezoning proceedings are pending or threatened with respect to any of the Company Properties or (B) any zoning, building or similar law, code, ordinance or regulation is or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of the Company Properties (other than the Company Properties under development) or by the continued maintenance, operation or use of the parking areas except where such proceedings or violations could not have, individually or in the aggregate, a Material Adverse Effect on the Company. All material work to be performed, material payments to be made and material actions to be taken by the Company or the Company Subs prior to the date hereof pursuant to any agreement entered into with a governmental body or authority in connection with a site approval, zoning reclassification or other similar action relating to the Company Properties has been performed, paid or taken, as the case may be, in all material respects.

            (l) Environmental Liability. Except as disclosed in any of the SEC Reports or as set forth in Schedule 3.1(1) to the Company Disclosure Letter, there are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that would result in the imposition, on the Company or the Company Subs, of any liability or obligation arising under common law standards relating to environmental protection, human health or safety, or under any local, state or federal environmental statute, regulation or ordinance, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (collectively, "Environmental Laws"), pending or, to the Knowledge of the Company, threatened, against the Company or any of the Company Subs, which liability or obligation would have a Material Adverse Effect on the Company. To the Knowledge of the Company, except as disclosed in any of the SEC Reports or in Schedule 3.1(1) to the Company Disclosure Letter, during or, with respect to Company Properties not located within that certain area of Orange County, California commonly known as the Irvine Ranch, prior to the period of (i) its or any of the Company Sub's ownership or operation of any of their respective current properties, (ii) its or any of the Company Sub's participation in the management of any property, or (iii) its or any of the Company Sub's holding of a security interest or other interest in any property, there were no releases or threatened releases (which release would represent a violation of, or is likely to lead to liability under, any Environmental Law) of hazardous, toxic, radioactive or dangerous materials or other materials regulated under Environmental Laws in, on, under or affecting any such property which would, individually or in the aggregate, have a Material Adverse Effect on the Company. Neither the Company nor any of the Company Subs is subject to any written agreement, order, judgment, decree, letter or memorandum by or with any Governmental Entity or third party imposing any material liability or obligation pursuant to or under any Environmental Law that would have a Material Adverse Effect on the Company.

            (m)   Contracts; Debt Instruments.

                  (i) To the Knowledge of the Company, neither the Company nor any Company Sub is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any material loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or any other material contract, agreement, arrangement or understanding (each, a "Material Contract") to which it is a party or by which it or any of its properties or assets is bound, except as set forth in Schedule 3.1(m)(i) to the Company Disclosure Letter. To the Knowledge of the Company, a true, complete and correct copy of each Material Contract that has not been filed as an exhibit to any of the SEC Reports has been previously delivered or made available to Acquiror, and a list of all Material Contracts that have not been filed as an exhibit to any of the SEC Reports is set forth on Schedule 3.1(m)(i) to the Company Disclosure Letter.

                  (ii) Except for any of the following disclosed in any of the SEC Reports, Schedule 3.1(m)(ii) to the Company Disclosure Letter sets forth (x) a list of all loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments pursuant to which any Indebtedness of the Company or any of the Company Subs in an aggregate principal amount of in excess of $100,000 per item is outstanding or may be incurred and (y) the respective principal amounts of all material Indebtedness of the Company or any Company Sub (categorized to a level of specificity that the Acquiror acknowledges is sufficient) outstanding on December 31, 1998. For purposes of this Section 3.1(m)(ii), "Indebtedness" shall mean, with respect to any Person, without duplication, (A) all indebtedness of such Person for borrowed money, whether secured or unsecured, (B) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (C) all capitalized lease obligations of such Person, (D) all obligations of such Person under interest rate or currency hedging transactions (valued at the termination value thereof) and (E) all guarantees of such Person of any such Indebtedness of any other, Person.

            (n)   Employee Benefit Plans; Labor Matters.

                  (i) With respect to each employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), any Company Stock Option Plan and any bonus, deferred compensation, stock bonus, stock purchase, restricted stock, stock option, employment, termination, change in control and severance plan, program, arrangement and contract), to which the Company or any Company Sub is a party, which is maintained, administered or contributed to by the Company or any Company Sub or Company Affiliate which the Company or any Company Sub or Company Affiliate has maintained, administered or contributed to, or with respect to which the Company or any Company Sub or Company Affiliate has or could incur liability under the Code or ERISA (the "Company Benefit Plans"), the Company has made available to Acquiror a true and complete copy of (A) such Company Benefit Plan, (B) the most recent annual report (Form 5500) filed with the Internal Revenue Service (the "IRS"), (C) each trust or other funding arrangement relating to such Company Benefit Plan, (D) the most recent summary plan description related to each Company Benefit Plan for which a summary plan description is required, (E) the most recent actuarial report (if applicable) relating to an Company Benefit Plan and
      (F) the most recent determination letter, if any, issued by the IRS with respect to any Company Benefit Plan qualified under Section 401 (a) of the Code.

                  (ii) Each of the Company Benefit Plans that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA and that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS, and the Company is not aware of any circumstances likely to result in the revocation of any such favorable determination letter that would have a Material Adverse Effect on the Company.

                  (iii) Each of the Company Benefit Plans has been administered and operated in accordance with the terms thereof and has complied, in form and in operation, with ERISA, the Code and any other applicable law, except to the extent any failure to so comply, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

                  (iv) With respect to the Company Benefit Plans, no event has occurred and, to the Knowledge of the Company, there exists no condition or set of circumstances, in connection with which the Company or any Company Sub could be subject to any liability under the terms of such Company Benefit Plans, ERISA, the Code or any other applicable law which, individually or in the aggregate, would have a Material Adverse Effect on the Company.

                  (v) Schedule 3.1(n)(v) to the Company Disclosure Letter sets forth with respect to each Option (an "Option") to purchase shares of Company Common Stock under any Company Stock Option Plan, whether or not then exercisable or vested, that is outstanding on the date of this
      Agreement: (i) the name of the holder of such Option, (ii) the number of shares of Company Common Stock with respect to which such Option is then exercisable and vested, (iii) the grant date of each Option and a listing of each Option which was granted pursuant to a Stock Option Agreement (each, a "Stock Option Agreement") which is not in the form of Stock Option Agreement previously provided to Acquiror, and (iv) the per share exercise price of such Option.

                  (vi) Schedule 3.1(n)(v) to the Company Disclosure Letter sets forth with respect to each Restricted Stock Unit Agreement (including any dividend equivalents relating thereto) (a "Restricted Stock Unit Agreement") under any Company Stock Option Plan, whether or not then vested, that is outstanding on the date of this Agreement: (i) the name of the holder of such Restricted Stock Unit Agreement, (ii) the number of Restricted Stock Units subject to such Restricted Stock Unit Agreement, and (iii) the grant date of each award of Restricted Stock Units and a listing of each award which was granted pursuant to a Restricted Stock Unit Agreement which is not in the form of Restricted Stock Unit Award Agreement previously provided to Acquiror.

                  (vii) Except for the Options and Restricted Stock Unit Agreements (including any dividend equivalents relating thereto) disclosed in Schedule 3.1(n)(v) or 3.1(n)(vi) to the Company Disclosure Letter, as of the date of this Agreement, (i) there are no outstanding awards under any Company Stock Option Plan, and (ii) there are no outstanding options, warrants or other rights to acquire stock from the Company.

                  (viii) Schedule 3.1(j) to the Company Disclosure Letter sets forth a list of each Retention Agreement.

                  (ix) There is no pending labor dispute, strike or work stoppage against the Company or any Company Sub which may interfere with the respective business activities of the Company or any Company Sub, except where such dispute, strike or work stoppage would not have a Material Adverse Effect on the Company. There is no pending charge or complaint against the Company or any Company Sub by the National

      Labor Relations Board or any comparable state agency, except where such unfair labor practice, charge or complaint would not have a Material Adverse Effect on the Company.

            (o) Absence of Certain Changes or Events. Except as disclosed in any of the SEC Reports or in Schedule 3.1(o) to the Company Disclosure Letter, since September 30, 1998 through the date of this Agreement, (A) each of the Company and the Company Subs has conducted its business in the ordinary course and has not incurred any material liability, except in the ordinary course of their respective businesses; and (B) there has not been any change in the business, financial condition or results of operations of the Company or the Company Subs that has had, or will have, a Material Adverse Effect on the Company.

            (p) Vote Required. The affirmative vote of the holders of two-thirds of the outstanding shares of Company Common Stock in favor of the Merger is the only vote of the holders of any class or series of the Company's stock required by the Organizational Documents of the Company or any Company Sub or applicable law to approve, on behalf of the Company, this Agreement, the Merger and the other transactions contemplated by this Agreement.

            (q) Related Party Transactions. Set forth in Schedule 3.1(q) to the Company Disclosure Letter is a list of all material arrangements, agreements and contracts (other than arrangements, agreements and contracts to which The Irvine Company, a Delaware corporation ("TIC"), or a wholly-owned subsidiary of TIC is a party and other than any such arrangement, agreement or contract filed as an exhibit to any SEC Report, substantially identical in form to any such exhibit or substantially identical in form to the forms of option agreement, restricted stock unit agreement and performance award agreement previously provided to Acquiror) entered into by the Company or any of the Company Subs, on the one hand, and any Person who is an officer, director or affiliate of the Company or any of the Company Subs, any relative of any of the foregoing or any entity of which any of the foregoing is an affiliate, on the other hand. Copies of all such documents have previously been delivered or made available to Acquiror.

            (r) State Takeover Laws. The Board of Directors of the Company has taken all such action required to be taken by it to provide that this Agreement and the transactions contemplated hereby shall be exempt from the requirements of any "moratorium," "control share," "fair price" or other anti-takeover laws or regulations of any state. Title 3, Subtitles 6 and 7 of the MGCL do not apply to the Merger or to any other business combination (as defined in the MGCL) between the Company (or any affiliate thereof) and the Acquiror (or any affiliate thereof) or to limit the voting rights of the Acquiror as a holder of Company Common Stock.

            (s) Brokers or Finders. Other than Morgan Stanley & Co. Incorporated, no agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any Company Sub.

            (t) Opinion of Financial Advisor. The Board of Directors of the Company has received the opinion of Morgan Stanley & Co. Incorporated dated the date of this

Agreement, to the effect that, as of such date, the Merger Consideration is fair, from a financial point of view, to the holders of Company Common Stock (other than Acquiror and its Affiliates).

      3.2. REPRESENTATIONS AND WARRANTIES OF ACQUIROR. Acquiror represents and warrants to the Company as follows:

            (a) Organization, Standing and Power. Acquiror has been duly organized and is validly existing and in good standing under the laws of the State of Delaware. Acquiror is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failure so to qualify would not, either individually or in the aggregate, have a Material Adverse Effect on Acquiror. Acquiror was organized on December 1, 1998. A true, correct and complete copy of the Limited Liability Company Operating Agreement of Acquiror has previously been delivered or made available to the Company. Since the date of its organization, Acquiror has not engaged in any activities other than in connection with arranging any financing required to consummate the transactions contemplated hereby.

            (b)   Authority, No Conflicts.

                  (i) Acquiror has all requisite limited liability company power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate or limited liability company action on the part of Acquiror. This Agreement has been duly executed and delivered by Acquiror and constitutes a valid and binding agreement of Acquiror, enforceable against Acquiror in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors generally, or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (ii) The execution and delivery of this Agreement does not or will not, as the case may be, and the consummation of the transactions contemplated hereby will not, result in any Violation of. (A) any provision of the Organizational Documents of Acquiror or (B) except as would not have a Material Adverse Effect on Acquiror and subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below, any loan or credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Acquiror or its properties or assets.

                  (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Acquiror in connection with the execution and delivery of this Agreement by Acquiror or the consummation by Acquiror of the transactions contemplated hereby, except for

      (A) the consents, approvals, orders, authorizations, registrations, declarations and filings required under or in relation to clauses (A), (B) or (C) of Section 3.1(d)(iii) and (B) such consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to make or obtain would not have a Material Adverse Effect on Acquiror or impair or delay the ability of Acquiror to consummate the transactions contemplated hereby.

            (c) Available Funds. Acquiror has, and will maintain until the Effective Time, cash or cash equivalents on hand in the amount of not less than $150 million. Acquiror has or will have available, prior to the Effective Time, sufficient funds to enable it to consummate the Merger and the other transactions contemplated hereby and to pay all related fees and expenses.

            (d)   Schedule 13E-3; Proxy Statement.

                  (i) None of the information supplied or to be supplied by Acquiror or any of its Affiliates for inclusion or incorporation by reference in the Schedule 13E-3 (except for (A) information about the Company furnished by the Company to Acquiror and (B) information in the Proxy Statement which is incorporated by reference in the Schedule 13E-3 (except for the information in the Proxy Statement about Acquiror or any of its Affiliates furnished by Acquiror or any of its Affiliates to the Company)) will, on the date the Schedule 13E-3 is first mailed to the Company's stockholders or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time any event (other than an event with respect to the Company) should occur and is required to be described in an amendment of, or a supplement to, the
      Schedule 13E-3, such event shall be so described, and such amendment or supplement shall be promptly filed by Acquiror with the SEC and, as required by law, disseminated to the stockholders of the Company. If at any time prior to the Effective Time any event with respect to the Company should occur and is required to be described in an amendment of, or a supplement to, the Schedule 13E-3, upon receipt of a description of such event from the Company, such amendment or supplement shall be promptly filed by Acquiror with the SEC and, as required by law, disseminated to the stockholders of the Company. The Schedule 13E-3 will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this subsection 3.2(d)(i), any statement which is made or incorporated by reference in the Schedule 13E-3 shall be deemed modified or superseded to the extent any later filed document incorporated by reference in the
      Schedule 13E-3 or any statement included in the Schedule 13E-3 modifies or supersedes such earlier statement.

                  (ii) None of the information about the Acquiror or any of its Affiliates supplied or to be supplied by Acquiror or any of its Affiliates for inclusion or incorporation by reference in the Proxy Statement will, on the date it is first mailed to the

      Company's stockholders or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time any event with respect to Acquiror or any of its Affiliates should occur and is required to be described in an amendment of, or a supplement to, the Proxy Statement, a description of such event shall be promptly furnished by Acquiror or its Affiliate(s) to the Company. For purposes of this subsection 3.2(d)(ii), any statement which is made or incorporated by reference in the Proxy Statement shall be deemed modified or superseded to the extent any later filed document incorporated by reference in the Proxy Statement or any statement included in the Proxy Statement modifies or supersedes such earlier statement.

            (e) Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other similar commission or fee from the Company or a Company Sub as a result of Acquiror being a party hereto or consummating any of the transactions contemplated by this Agreement.

                                   ARTICLE IV.
                     CONDUCT OF BUSINESS PENDING THE MERGER

      4.1. COVENANTS OF THE COMPANY. During the period from the date of this Agreement and continuing until the Effective Time (except as expressly contemplated or permitted by this Agreement or to the extent that Acquiror shall otherwise consent in writing):

            (a) Ordinary Course. The Company and the Company Subs shall carry on their respective businesses in the usual, regular and ordinary course in all material respects, in accordance with past practice, and shall use all reasonable efforts to preserve intact their present business organizations and preserve their relationships with customers, suppliers and others having business dealings with them; provided, however, that no action by the Company or the Company Subs with respect to matters specifically addressed by any other provision of this Section 4.1 shall be deemed a breach of this Section 4.1(a) unless such action would constitute a breach of one or more of such other provisions.

            (b) Dividends; Changes in Share Capital. The Company shall not, and shall not permit any Company Sub to, and shall not propose to: (i) adjust, split, combine or reclassify any stock; (ii) make, declare or pay any dividend or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its stock or any securities or obligations convertible into or exchangeable for any shares of its stock, voting securities or other ownership interests, or grant any stock appreciation rights or grant any individual, corporation or other entity any right, warrant or option to acquire any shares of its stock, voting securities or other ownership interests, except for: (A) distributions on Trust Shares not to exceed the greater of (1) the rate required by the terms thereof and (2) the minimum rate required for the Trust to maintain its status as a REIT; (B) regular quarterly distributions on preferred OP Units at the rates required by the terms thereof; (C) regular quarterly distributions on common OP Units at the rates recently paid by the OP; (D) regular quarterly distributions on Company Common Stock not to exceed the greater of (1) $.385 per share and (2) the minimum rate required for the Company to maintain its status as a REIT; provided that the record dates for the 1999 second and third quarter distributions shall not be earlier than June 15, 1999 and September 15, 1999, respectively; and (E) payment of dividend equivalents with respect to Restricted Stock Units; or (iii) repurchase, redeem or otherwise acquire any shares of its stock or any stock, voting securities or ownership interests in any Company Sub.

            (c) Issuance of Equity Securities. Except as disclosed on Schedule 4.1(c) to the Company Disclosure Letter, the Company shall not and shall cause the Company Subs not to issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any equity securities of the Company or any Company Sub, or enter into any agreement with respect to any of the foregoing and shall not amend any equity-related awards issued pursuant to the Company Benefit Plans, other than (i) the issuance of Company Common Stock upon the exercise of Options outstanding as of the date of this Agreement as disclosed in
Section 3.1(c); provided any such issuance must be consistent with past practice and in accordance with the terms of the Company Stock Option Plans as in effect on the date of this Agreement, and no issuances shall be made with respect to any Option which is amended, accelerated or otherwise modified in violation of
Section 4.1(i), (ii) issuances of Company Common Stock to holders of common limited partner interests in the OP upon exchange of common limited partner interests in the OP and (iii) issuances of excess stock of the Company in accordance with the terms of, and subject to the limits set forth in, the Organizational Documents of the Company upon transfers of Company Common Stock.

            (d) Organizational Documents. Except to the extent required to comply with their respective obligations hereunder, required by law or required by the rules and regulations of the NYSE, the Company and the Company Subs shall not amend or propose to amend their respective Organizational Documents.

            (e) Properties. Except as set forth on Schedule 4.1(e) to the Company Disclosure Letter, the Company shall not, and shall not permit any Company Sub to sell, transfer, mortgage, lease, pledge, encumber or otherwise dispose of any Company Properties or assets to any individual, corporation or other entity other than a direct or indirect wholly owned Company Sub, or cancel, release or assign any indebtedness to any such Person or any claims held by any such Person, in each case that is material to such party, except (i) pursuant to contracts or agreements in force at the date of this Agreement in accordance with the terms of such contract or agreement as in effect on the date of this Agreement, (ii) as reasonably necessary to protect REIT qualification,
(iii) pursuant to leases of apartment units in the ordinary course of business or (iv) pursuant to sales, transfers, mortgages, leases, pledges, encumbrances or other dispositions of assets other than Company Properties in the ordinary course of business.

            (f) Mergers and Acquisitions. Except as set forth on Schedule 4.1(f) to the Company Disclosure Letter, the Company shall not, and shall not permit any Company Sub to merge or consolidate with any entity, make any acquisition or investment either by purchase of stock or securities, contributions to capital, property transfers, or purchases of any property or assets of any other individual, corporation or other entity, except transactions which are reasonably necessary to protect REIT qualifications.

            (g) Contracts. Except as set forth on Schedule 4.1(g) to the Company Disclosure Letter, the Company shall not, and shall not permit any Company Sub to, except for transactions which are reasonably necessary to protect REIT qualification, enter into or terminate any material contract or agreement, or make any change in any of its material leases or contracts, other than renewals of contracts and leases without materially adverse changes of terms thereof.

            (h) Indebtedness. Except as set forth on Schedule 4.1(h) to the Company Disclosure Letter, the Company shall not, and shall not permit any Company Sub to, (i) incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of the Company or any Company Sub or guarantee any debt securities of other Persons, (ii) make any loans, advances or capital contributions to, or investments in, any other Person, or (iii) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than in the case of clauses (ii) and (iii), loans, advances, capital contributions, investments, payments, discharges or satisfactions that are incurred or committed to in the ordinary course of business consistent with past practice and that do not exceed $250,000 individually or $1 million in the aggregate.

            (i) Benefit Plans. The Company shall not, and shall not permit any Company Sub to, (i) increase the compensation payable or to become payable to any of its executive officers or employees or (ii) take any action with respect to the grant of any severance or termination pay, or stay, bonus or other incentive arrangement (other than pursuant to benefit plans and policies (including the Retention Agreements) in effect on the date of this Agreement), except any such increases or grants made in the ordinary course of business and in accordance with past practice. The Company shall take all actions necessary to assure that (i) no awards shall be granted under any Company Stock Option Plan, or (ii) the terms and conditions of any award under any Company Stock Option Plan will not be amended, accelerated, or otherwise modified, and no other action will be taken with respect to any award under any Company Stock Option Plan, except as provided in Section 2.3 or otherwise in accordance with the contractual obligations of the Company in respect of any such awards.

            (j) Tax Election. The Company shall not, and shall not permit any Company Sub to, make any material Tax election (unless required by law or necessary to preserve the Company's status as a REIT or the status of any Company Sub as a partnership for federal tax purposes, as a REIT or as a "qualified REIT subsidiary" under Section 856(i) of the Code, as the case may
be).

            (k) Accounting Principles and Taxes. The Company shall not, and shall not permit any Company Sub to, (i) change in any material manner any of its methods, principles or practices of accounting in effect at September 30, 1998, or (ii) make or rescind any express or deemed election relating to Taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, except in the case of


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
settlements or compromises relating to taxes on real property in an amount not to exceed, individually or in the aggregate, $100,000, or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income tax return for the most recently completed taxable year except, in the case of clause (i), as may be required by the SEC, applicable law or GAAP.

            (1) Liabilities. Except as set forth on Schedule 4.1(1) to the Company Disclosure Letter, the Company shall not, and shall not permit any Company Sub to, pay, discharge, settle or satisfy any claims, liabilities or objections (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereof) of the Company included in any of the SEC Reports or incurred in the ordinary course of business consistent with past practice.

            (m) Other Actions. The Company shall not, and shall not permit any Company Sub to, take any action that would result in (i) any of the representations or warranties of the Company set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect or (iii) any of the conditions to the Merger set forth in
Article VI not being satisfied.

      4.2. ADVICE OF CHANGES; GOVERNMENT FILINGS. Each party shall (a) confer on a regular and frequent basis with the other, (b) report (to the extent permitted by law, regulation and any applicable confidentiality agreement) on operational matters, consistent with past practice, and (c) promptly advise the other orally and in writing of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect, (ii) the failure by it (A) to comply with or satisfy in any respect any covenant, condition or agreement required to be complied with or satisfied by it under this Agreement that is qualified as to materiality or (B) to comply with or satisfy in any material respect any covenant, condition or agreement required to be complied with or satisfied by it under this Agreement that is not so qualified as to materiality or (iii) any change, event or circumstance that has had or would have a Material Adverse Effect on the Company or materially adversely affect any party's ability to consummate the Merger in a timely manner; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement. The Company, the Company Subs and Acquiror shall file all reports required to be filed by each of them with the SEC (and all other Governmental Entities) between the date of this Agreement and the Effective Time and shall (to the extent permitted by law or regulation or any applicable confidentiality agreement) deliver to the other party copies of all such reports promptly after the same are filed, consistent with past practice. Subject to applicable laws relating to the exchange of information, each of the Company and Acquiror shall have the right to review in advance, and to the extent practicable each will consult with the other, with respect to all the information relating to the other party and each of their respective Subsidiaries, which appears in any filings, announcements or publications made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party agrees that, to the extent practicable, it will keep the other party apprised of the status of matters relating to completion of the transactions contemplated hereby.

                                   ARTICLE V.
                              ADDITIONAL AGREEMENTS

      5.1. PREPARATION OF SCHEDULE 13E-3 AND PROXY STATEMENT; THE COMPANY STOCKHOLDERS MEETING.

            (a) Acquiror will, as promptly as practicable, prepare and file with the SEC, and will cause its Affiliates to cooperate, to the extent necessary, in such preparation and filing, a Rule l3e-3 Transaction Statement on
Schedule 13E-3 (the "Schedule 13E-3"). Acquiror will use all reasonable efforts, and will cause its Affiliates to cooperate, to the extent necessary, to cause the Schedule 13E-3 to be mailed to stockholders of the Company at the earliest practicable date.

            (b) The Company will, as promptly as practicable, prepare and file with the SEC a proxy statement in connection with the vote of the Company's stockholders with respect to the Merger and this Agreement (such proxy statement, together with any amendments thereof or supplements thereto, in each case in the form or forms mailed to the Company's stockholders, are herein called the "Proxy Statement"). The Company will use all reasonable efforts to cause the Proxy Statement to be mailed to stockholders of the Company at the earliest practicable date.

            (c) The Company shall (i) as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "Company Stockholders Meeting") for the purpose of obtaining the Required Company Votes, and (ii) through its Board of Directors and the Special Committee, recommend to its stockholders that they approve the transactions contemplated by this Agreement and shall not withdraw, modify or change such recommendation, or recommend any other offer or proposal, at any time prior to the conclusion of the Company Stockholders Meeting. Notwithstanding clause (ii) of the immediately preceding sentence of this subsection 5.1(c), the Special Committee or the Board of Directors of the Company (with the concurrence of the Special Committee) may at any time prior to the Effective Time withdraw, modify or change any recommendation regarding this Agreement or the Merger, or recommend any other offer or proposal, if the Special Committee or the Board of Directors of the Company (with the concurrence of the Special Committee) after consultation with its counsel, determines that taking any such action is required in accordance with its legal duties to the Company's stockholders under applicable law; provided, such withdrawal, modification, change or recommendation shall not affect or excuse the performance, or cure any breach, of, any obligation of the Company hereunder (other than that set forth in clause (ii) of the immediately preceding sentence of this subsection 5.1(c)), including, but not limited to, the requirements in clause (i) of the immediately preceding sentence of this subsection 5.1(c) and the requirements in Section 5.5.

      5.2. ACCESS TO INFORMATION. Upon reasonable notice, the Company shall (and shall cause the Company Subs, to the extent permitted by the Organizational Documents or other pertinent agreements of such entity, to) afford to the officers, employees, accountants, counsel, financial advisors and other representatives of Acquiror reasonable access during normal business hours, during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, the Company shall (and shall cause the Company Subs, to the extent permitted by the Organizational Documents or other pertinent agreements of such entity, to) furnish promptly to Acquiror (a) a copy of each report, schedule, registration statement and other document filed, published, announced or received by it during such period pursuant to the requirements of Federal or state securities laws, as applicable (other than reports or documents which such party is not permitted to disclose under applicable law) and (b) consistent with its legal obligations, all other information concerning its business, properties and personnel as Acquiror may reasonably request.

      5.3. APPROVALS AND CONSENTS; COOPERATION. Each of the Company and Acquiror shall cooperate with each other and use (and shall take all reasonable steps to cause each of their respective Subsidiaries to use) its reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on their part under this Agreement and applicable laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement as soon as practicable, including
(i) preparing and filing as promptly as practicable all documentation to effect all necessary applications, notices, petitions, filings, and other documents and to obtain as promptly as practicable all consents, waivers, licenses, orders, registrations, approvals, permits, tax rulings and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Merger or any of the other transactions contemplated by this Agreement and (ii) taking all reasonable steps as may be necessary to obtain all such consents, waivers, licenses, registrations, permits, authorizations, tax rulings, orders and approvals. Without limiting the generality of the foregoing, each of the Company and Acquiror agrees to make all necessary filings in connection with the Required Regulatory Approvals as promptly as practicable after the date of this Agreement, and to use its reasonable efforts to furnish or cause to be furnished, as promptly as practicable, all information and documents requested with respect to such Required Regulatory Approvals and shall otherwise cooperate with the applicable Governmental Entity in order to obtain any Required Regulatory Approvals in as expeditious a manner as possible. Each of the Company and Acquiror shall use its reasonable efforts to resolve such objections, if any, as any Governmental Entity may assert with respect to this Agreement and the transactions contemplated hereby in connection with the Required Regulatory Approvals. In the event that a suit is instituted by a Person or Governmental Entity challenging this Agreement and the transactions contemplated hereby as violative of applicable antitrust or competition laws, each of the Company and Acquiror shall use its reasonable efforts to resist or resolve such suit. With respect to any action, suit, or proceeding pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (iii) affect adversely the right of any of Acquiror or its Affiliates to own its assets and to operate its businesses or (iv) cause the Company, the Company Sub, Acquiror or any of their Affiliates to pay damages in connection with claims related to the transactions contemplated by this Agreement, the Company and Acquiror (x) shall confer and cooperate with one another in the defense thereof and (y) shall not, without the written consent of the other (not to be unreasonably withheld), enter into any settlement, or consent to the entry of any judgment, relating thereto; provided that neither party may withhold its consent to any settlement or judgment which would not have the effects described in clauses (i)-(iv) of this sentence and pursuant to which it would be fully and unconditionally released from liability. The Company and Acquiror each shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may reasonably be necessary or advisable in connection with the
Schedule 13E-3 or the Proxy Statement or any other statement, filing, tax ruling request, notice or application made by or on behalf of the Company, Acquiror or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with the Merger or the other transactions contemplated by this Agreement.

      5.4. STOCK OPTIONS AND RESTRICTED STOCK. The Company and each Company Sub shall take all actions as may be necessary under the Company Stock Option Plans to effect the cancellations described in Section 2.3 and shall comply with all requirements regarding tax withholding in connection therewith. In addition to the foregoing and subject to the terms of the Company Stock Option Plans and applicable law, the Company shall take all actions necessary to cause the Company Stock Option Plans to be terminated at or prior to the Effective Time, and to satisfy Acquiror that no holder of Options, Restricted Stock Units or other awards under such Plans, or participant in any Company Stock Option Plans, will have any right to acquire any interest in the Company or Acquiror as a result of the exercise of Options, Restricted Stock Units or other awards or rights pursuant to such Company Stock Option Plans at or after the Effective Time.

      5.5.  ACQUISITION PROPOSALS.

            (a) Unless and until this Agreement shall have been terminated by either party pursuant to Article VII hereof, the Company shall not take or cause, directly or indirectly, any of the following actions with any party other than Acquiror or its designees: (i) solicit, knowingly encourage, initiate or participate in any negotiations, inquiries or discussions with respect to any offer or proposal to acquire all or any part of its business, assets or capital shares whether by merger, consolidation, other business combination, purchase of assets, tender or exchange offer or otherwise (each of the foregoing, an "Acquisition Proposal"); (ii) disclose, in connection with an Acquisition Proposal, any information or provide access to its properties, books or records, except as required by law or pursuant to a governmental request for information;
(iii) enter into or execute any agreement relating to an Acquisition Proposal; or (iv) make or authorize any public statement, recommendation or solicitation in support of any Acquisition Proposal other than with respect to the Merger.

            (b) Notwithstanding the foregoing, in response to a bona fide, unsolicited, written Acquisition Proposal from a Third Party (that does not result from a breach of this

Section 5.5), the Special Committee may, and may authorize and permit the Company's officers, directors, employees, financial advisors, representatives, or agents to, provide such Third Party with nonpublic information, otherwise facilitate any effort or attempt by such Third Party to make or implement such Acquisition Proposal, agree to or recommend or endorse any such Acquisition Proposal with or by any Third Party, and participate in discussions and negotiations with such Third Party relating to such Acquisition Proposal, if (i) the Special Committee believes in good faith (after consultation with its financial advisor) that such Acquisition Proposal (A) provides or is likely to provide for higher per share value to the stockholders of the Company, (B) is capable of being fully financed and performed and (C) is not subject or is not likely to be subject to any material conditions to which the Merger is not subject (a "Superior Proposal"), (ii) the Special Committee, after having consulted with and considered the advice of outside counsel, has reasonably determined in good faith that the failure to do so would cause the members of such Special Committee to breach their legal duties to the stockholders of the Company under applicable law and (iii) the Third Party has entered into a confidentiality agreement pertaining to nonpublic information regarding the Company containing customary terms and conditions. The Company agrees, if so requested by Acquiror in its sole and absolute discretion (such request must to be made within five business days after receipt by Acquiror of notice of the Superior Proposal from the Company in accordance with Section 5.5(c)), to enter into an agreement to consummate a transaction with Acquiror or its designee on terms providing equivalent value for the Company's stockholders to the value provided by the terms contained in the Superior Proposal, including without limitation on the same terms contained in the Superior Proposal (a "Matching Transaction 7"). If Acquiror does not timely request to consummate a Matching Transaction following the Company's receipt of a Superior Proposal, the Special Committee (on behalf of the Company) may terminate this Agreement under Section 7.1(f) and accept such Superior Proposal, and the Special Committee may make or authorize any public statement, recommendation or solicitation in support of such Superior Proposal.

            (c) The Company shall notify Acquiror reasonably promptly after receipt by the Company (or any of their advisors) of any Acquisition Proposal or any request for nonpublic information in connection with an Acquisition Proposal or for access to the Company's properties, books or records by any person or entity that informs the Company that it is considering making, or has made, an Acquisition Proposal. Such notice shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact. If the Acquisition Proposal is believed by the Special Committee to be a Superior Proposal, the Company shall reasonably promptly furnish to Acquiror all of the terms of such proposal and copies of any proposed agreement relating thereto. The Company shall continue to keep Acquiror informed, on a reasonably prompt basis, of the status of any discussions or negotiations of any Acquisition Proposal and the terms being discussed or negotiated.

            (d) The provisions of this Section 5.5 shall not constitute a waiver or limitation or in any way affect the rights of Acquiror or its Affiliates under the Organizational Documents of the Company or otherwise.

            (e) The provisions of this Section 5.5 shall not be deemed to affect any rights or claims in tort or otherwise of Acquiror or its Affiliates against any Person not affiliated with a party to this Agreement with respect to any attempt to interfere with, cause the termination of, or cause Acquiror or its Affiliates to lose any benefits under, this Agreement.

      5.6.  [INTENTIONALLY OMITTED].

      5.7. WITHHOLDING/FOREIGN PERSONS. The Company shall promptly take all steps necessary to ensure compliance, and shall comply, with all withholding obligations with respect to any foreign stockholders of the Company in connection with the payment of the Merger Consideration.

      5.8. PUBLIC ANNOUNCEMENTS. The Company and Acquiror shall use all reasonable efforts to develop a joint communications plan and each party shall use all reasonable efforts (i) to ensure that all press releases and other public statements with respect to the transactions contemplated hereby shall be consistent with such joint communications plan, and (ii) unless otherwise required by applicable law or by obligations pursuant to any listing agreement with or rules of any securities exchange, to consult with each other before issuing any press release or otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby.

      5.9. DIRECTOR AND OFFICER LIABILITY. For six years after the Effective Time, Acquiror will cause the Surviving Entity to indemnify and hold harmless the present and former officers and directors of the Company in respect of acts or omissions occurring prior to the Effective Time to the extent provided under the Company's Organizational Documents in effect on the date hereof, provided that such indemnification shall be subject to any limitation imposed from time to time by applicable law. For six years after the Effective Time, Acquiror will cause the Surviving Entity to provide officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each such person currently covered by the Company's officers' and directors' liability insurance policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date hereof.

      5.10. PAYMENT OF DIVIDENDS. Prior to the Effective Time, the Company shall pay any and all dividends or make any other distributions with respect to the Company Common Stock which have been declared or made by the Company as permitted by this Agreement. The record date and amount of any dividends or any other distributions with respect to the Company Common Stock which have been declared or made by the Company prior to the date of this Agreement and which remain unpaid as of the date of this Agreement are set forth on Schedule 5.10 to the Company Disclosure Letter.

      5.11. FURTHER ASSURANCES. In case at any time after the Effective Time any further action is reasonably necessary to carry out the purposes of this Agreement, the proper officers of the Company and Acquiror shall take any such reasonably necessary action.

                                   ARTICLE VI.
                              CONDITIONS PRECEDENT

      6.1. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The obligations of the Company and Acquiror to effect the Merger are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions (it being understood that, in the case of the Company, any determination as to the satisfaction or waiver of any of the following conditions shall be made only by the Special Committee on behalf of the Company):

            (a) Required Company Votes. The Company shall have obtained the Required Company Votes.

            (b) No Injunctions or Restraints, Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by a court or other Governmental Entity of competent jurisdiction shall be in effect and have the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger; provided, however, that the provisions of this
Section 6.1(b) shall not be available to any party whose failure to fulfill its obligations pursuant to Section 5.3 shall have been the cause of, or shall have resulted in, such order or injunction.

            (c) HSR Act. If applicable, the waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

      6.2. ADDITIONAL CONDITIONS TO OBLIGATIONS OF ACQUIROR. The obligations of Acquiror to effect the Merger are subject to the satisfaction of, or waiver by Acquiror, on or prior to the Closing Date, of the following additional conditions:

            (a) Representations and Warranties. Each of the representations and warranties of the Company set forth in this Agreement that is qualified as to materiality shall have been true and correct when made and shall be true and correct on and as of the Closing Date as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date), and each of the representations and warranties of the Company that is not so qualified shall have been true and correct in all material respects when made and shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date).

            (b) Performance of Obligations of the Company. The Company shall have performed or complied with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are qualified as to materiality and shall have performed or complied in all material respects with all other agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are not so qualified as to materiality.

            (c) REIT Tax Opinion. Acquiror shall have received an opinion of Davis Polk & Wardwell, counsel to the Company, in form and substance reasonably satisfactory to Acquiror, dated as of the Effective Time, substantially to the effect that (i) commencing with the taxable year ended December 31, 1993, the Company has been organized and has operated in conformity with the requirements for qualification as a REIT within the meaning of the Code, (ii) commencing with its taxable year ended December 31, 1998, the Trust has been organized and has operated in conformity with the requirements for qualification as a REIT within the meaning of the Code and (iii) the OP and each other Company Sub which is a partnership has been, at all times since it has been a Company Sub, and continues to be, treated for federal income tax purposes as a partnership and not as an association or publicly traded partnership taxable as a corporation (in each case with customary exceptions, conditions, assumptions and qualifications).

            (d) Cancellation of Options and Restricted Stock Units. All Options and Restricted Stock Units under any Company Stock Option Plan shall be canceled in accordance with Section 2.3, and no holder of Options, Restricted Stock Units (or dividend equivalents relating thereto) or other awards under any Company Stock Option Plan or any other incentive compensation plans of the Company or any Company Sub shall have any further rights thereunder or any right or interest in the Company or Acquiror on or after the Effective Time, except as provided in the Retention Agreements. There shall be (i) no outstanding awards under any Company Stock Option Plan and (ii) no outstanding options, warrants or other rights to acquire stock or other forms of equity from the Company.

      6.3. ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligations of the Company to effect the Merger are subject to the satisfaction of, or waiver by the Company on or prior to the Closing Date of the following additional conditions (it being understood that any determination as to the satisfaction or waiver of any of the following conditions shall be made only by the Special Committee on behalf of the Company):

            (a) Representations and Warranties. Each of the representations and warranties of Acquiror set forth in this Agreement that is qualified as to materiality shall have been true and correct when made and shall be true and correct on and as of the Closing Date as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date), and each of the representations and warranties of Acquiror that is not so qualified shall have been true and correct in all material respects when made and shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date).

            (b) Performance of Obligations of the Company. Acquiror shall have performed or complied with all agreements and covenants required to be performed by it under this

Agreement at or prior to the Closing Date that are qualified as to materiality and shall have performed or complied in all material respects with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are not so qualified as to materiality.

                                  ARTICLE VII
                            TERMINATION AND AMENDMENT

      7.1. TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, by action taken or authorized by the Special Committee (on behalf of the Company) or the Managing Member (on behalf of the Acquiror), whether before or after approval of the matters presented in connection with the Merger by the stockholders of the Company:

            (a) By mutual written consent of Acquiror and the Special Committee (on behalf of the Company), by action of the Managing Member of the Acquiror and the Special Committee (on behalf of the Company);

            (b) By either the Special Committee (on behalf of the Company) or Acquiror if the Merger shall not have been consummated by the date which is eight months from the date of this Agreement (the "Outside Date"); provided that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Merger to occur on or before such date;

            (c) By either the Special Committee (on behalf of the Company) or Acquiror if any Governmental Entity shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties shall have used their reasonable efforts to resist, resolve or lift, as applicable, subject to the provisions of Section 5.3) permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable;

            (d) By either Acquiror or the Special Committee (on behalf of the Company) if the Required Company Votes shall not have been obtained at a duly held meeting of stockholders or at any adjournment thereof; provided that the right to terminate this Agreement under this Section 7.1(d) shall not be available to the Company if it fails to fulfill its obligations under Section
5.1 and Section 5.5;

            (e) By Acquiror, if (i) after the receipt by the Company of an Acquisition Proposal, the Special Committee or the Board of Directors of the Company (including a majority of the members of the Special Committee) shall have withdrawn or modified its recommendation of this Agreement or the Merger,
(ii) after the receipt by the Company of an Acquisition Proposal (which Acquisition Proposal is public), Acquiror requests in writing that the Special Committee or the Board of Directors of the Company publicly reconfirm its recommendation of this Agreement and the Merger to the stockholders of the Company and the Special Committee or the Board of Directors of the Company (including a majority of the members of the Special

Committee), as applicable, fails to do so within 5 business days after its receipt of Acquiror's request; (iii) the Special Committee or the Board of Directors of the Company (including a majority of the members of the Special Committee) shall have recommended to the stockholders of the Company an Alternative Transaction; (iv) a tender offer or exchange offer for 20% or more of the outstanding shares of Company Common Stock is commenced (other than by the Company or an Affiliate of the Company) and the Special Committee or the Board of Directors of the Company (including a majority of the members of the Special Committee) recommends that the stockholders of the Company tender their shares in such tender or exchange offer; or (v) the Company fails to call and hold the Company Stockholders Meeting by the Outside Date in breach of Section 5.1(c).

            (f) By the Special Committee (on behalf of the Company), prior to the approval of this Agreement by the stockholders of the Company, if the Company and the Special Committee have complied in all respects with Section 5.5, and the Special Committee has determined to accept a Superior Proposal; provided, however, that no termination shall be effective pursuant to this
Section 7.1(f) under circumstances in which a Break-Up Fee is payable by the Company pursuant to Section 7-2(c)(iii), unless concurrently with such termination, such Break-Up Fee is paid in full by the Company in accordance with
Section 7.2(c)(iii), as applicable;

            (g) By Acquiror, upon a material breach of any covenant or agreement on the part of the Company set forth in this Agreement, or if (i) any representation or warranty of the Company that is qualified as to materiality shall have become untrue or (ii) any representation or warranty of the Company that is not so qualified shall have become untrue in any material respect, in each case such that the conditions set forth in Section 6.2(a) or Section 6.2(b) would not be satisfied (a "Terminating Company Breach"); provided, however, that, if such Terminating Company Breach is capable of being cured by the Company prior to the Effective Time, for so long as the Company continues in good faith to attempt to cure such breach, Acquiror may not terminate this Agreement under this Section 7.1(g); or

            (h) By the Special Committee (on behalf of the Company), upon a material breach of any covenant or agreement on the part of Acquiror set forth in this Agreement, or if (i) any representation or warranty of Acquiror that is qualified as to materiality shall have become untrue or (ii) any representation or warranty of Acquiror that is not so qualified shall have become untrue in any material respect, in each case such that the conditions set forth in Section 6.3(a) or Section 6.3(b) would not be satisfied ("Terminating Acquiror Breach"); provided, however, that, if such Terminating Acquiror Breach is capable of being cured by Acquiror prior to the Effective Time, for so long as Acquiror continues in good faith to attempt to cure such breach, the Company may not terminate this Agreement under this Section 7.1(h).

      7.2.  EXPENSES

            (a) Except as otherwise provided in this Section 7.2, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expenses. As used in this Agreement, "Expenses" includes all reasonable out-of-pocket expenses (including, without limitation, all reasonable fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the preparation, printing, filing and mailing of the Schedule 13E-3 and Proxy Statement and the solicitation of stockholder approvals and all other matters related to the transactions contemplated hereby.

            (b) Notwithstanding the foregoing, if (i) the Special Committee or the Board of Directors of the Company (including a majority of the members of the Special Committee) withdraw, modify or change any recommendation regarding this Agreement or the Merger, or recommend any other offer or proposal, as contemplated in Section 5.1(c) and (ii) the condition set forth in Section 6.1(a) is not satisfied, then the Company shall pay all of the Expenses incurred by Acquiror.

            (c) The Company shall pay Acquiror a Break-Up Fee upon the earliest to occur of the following events:

                  (i) the termination of this Agreement by either Acquiror or the Company pursuant to Section 7.1(d), if a proposal for an Alternative Transaction involving the Company shall have been publicly announced prior to the Company Stockholders' Meeting and either a definitive agreement for an Alternative Transaction is entered into, or such Alternative Transaction (or another Alternative Transaction with the proponent of such transaction or an Affiliate) is consummated, within eighteen months of such termination;

                  (ii) the termination of this Agreement by Acquiror pursuant to Section 7.1(e); or

                  (iii) the termination of this Agreement by the Special Committee (on behalf of the Company) pursuant to Section 7.1(f).

The Company's payment of a Break-Up Fee pursuant to this subsection shall be the sole and exclusive remedy of Acquiror against the Company and any of its Subsidiaries and their respective directors, officers, employees, agents, advisors or other representatives with respect to the occurrences giving rise to such payment; provided that this limitation shall not apply in the event of a willful breach of this Agreement by the Company.

            (d) The Break-Up Fee payable pursuant to Section 7.2(c) shall be paid concurrently with the first to occur of the events described in Section 7.2(c)(i), (ii) or (iii).

            (e) As used in this Agreement, "Alternative Transaction" means either (i) a transaction pursuant to which any Third Party acquires more than 20% of the outstanding shares of Company Common Stock pursuant to a tender offer or exchange offer or otherwise, (ii) a merger or other business combination involving the Company pursuant to which any Third Party (or the stockholders of a Third Party) acquires more than 20% of the outstanding shares of

Company Common Stock or the entity surviving such merger or business combination, or (iii) any other transaction pursuant to which any Third Party acquires control of assets (including for this purpose the outstanding equity securities of Subsidiaries of the Company and the entity surviving any merger or business combination including any of them) of the Company having a fair market value (as determined by the Special Committee of the Company in good faith) equal to more than 20% of the fair market value of all the assets of the Company and its Subsidiaries, taken as a whole, immediately prior to such transaction.

            (f)   The "Break-Up Fee" shall be an amount equal to $19,250,000.

      7.3. EFFECT OF TERMINATION. In the event of termination of this Agreement by either the Company or Acquiror as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Acquiror or the Company or their respective officers, members or directors except (i) with respect to Section 5.6 and (ii) with respect to any liabilities or damages incurred or suffered by a party as a result of the breach by the other party of any of its representations, warranties, covenants or other agreements set forth in this Agreement.

      7.4. AMENDMENT. This Agreement may be amended by the parties hereto, by action taken or authorization of the Special Committee (on behalf of the Company) and the Managing Member of Acquiror, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of the Company, but, after any such approval, no amendment shall be made which by law or in accordance with the rules of the NYSE requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

      7.5. EXTENSION; WAIVER. At any time prior to the Effective Time, the parties hereto, by action taken or authorization of the Special Committee (on behalf of the Company) and the Managing Member of Acquiror, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other party hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. No delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. Unless otherwise provided, the rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which the parties hereto may otherwise have at law or in equity. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                                  ARTICLE VIII.
                               GENERAL PROVISIONS

      8.1. NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS; NO OTHER REPRESENTATIONS AND WARRANTIES. None of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and other agreements, shall survive the Effective Time, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Effective Time. Each party hereto agrees that, except for the representations and warranties contained in this Agreement, neither of the Company nor Acquiror makes any other representations or warranties, and each hereby disclaims any other representations and warranties made by itself or any of its officers, directors, members, employees, agents, financial and legal advisors or other representatives, with respect to the execution and delivery of this Agreement, the documents and the instruments referred to herein, or the transactions contemplated hereby or thereby, notwithstanding the delivery or disclosure to the other party or the other party's representatives of any documentation or other information with respect to any one or more of the foregoing.

      8.2. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, (b) on the first Business Day following the date of dispatch if delivered by a nationally recognized next-day courier service, (c) on the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid or (d) if sent by facsimile transmission, with a copy mailed on the same day in the manner provided in (a) or (b) above, when transmitted and receipt is acknowledged. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

            (a) if to Acquiror, to TIC Acquisition LLC, 550 Newport Center Drive, Suite 900, Newport Beach, California 92660, Attention: Michael D. McKee, Facsimile No. (949) 720-2599, with copies to Thomas W. Dobson, Latham & Watkins, 633 West Fifth Street, Suite 4000, Los Angeles, California 90071, Facsimile No.
(213) 891-8763, and William J. Cernius, 650 Town Center Drive, Suite 2000, Costa Mesa, California 92626, Facsimile No. (714) 755-8290;

            (b)   if to the Company, to Irvine Apartment Communities, Inc.,
Attention: President, Facsimile No. (949) 720-5503, with a copy to Jeffrey Small, Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017, Facsimile No. (212) 450-4800.

      8.3. INTERPRETATION. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents, glossary of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden or proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the content requires otherwise. It is understood and agreed that neither the specifications of any dollar amount in this Agreement nor the inclusion of any specific item in the Schedules or Exhibits is intended to imply that such amounts or higher or lower amounts, or the items so included or other items, are or are not material, and neither party shall use the fact of setting of such amounts or the fact of the inclusion of such item in the Schedules or Exhibits in any dispute or controversy between the parties as to whether any obligation, item or matter is or is not material for purposes hereof.

      8.4. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

      8.5.  ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES.

            (a) This Agreement (including the Schedules and Exhibits) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

            (b) This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, except for Sections 2.1, 2.3 and 5.9, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

      8.6. GOVERNING LAW. Except to the extent that the MGCL shall govern the Merger, this Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to the laws that might be applicable under conflicts of laws principles.

      8.7. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible. Any provision of this Agreement held invalid or unenforceable only in part, degree or certain jurisdictions will remain in full force and effect to the extent not held invalid or unenforceable. To the extent permitted by applicable law, each party waives any provision of law which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

      8.8. ASSIGNMENT. This Agreement and the rights, interests and obligations hereunder shall not be assigned, except by Acquiror to a party which, in a written instrument shall agree to assume all of Acquiror's obligations hereunder and be bound by all of the terms and conditions of this Agreement; provided, however, that no such assignment shall relieve the Acquiror of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

      8.9. ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

      8.10. DEFINITIONS. As used in this Agreement:

            (a) "Affiliate" means an affiliate, as defined in Rule 405 promulgated under the Securities Act; provided, that the Company and the Company Subs shall not be deemed Affiliates of Acquiror or its members or their Affiliates for purposes of this Agreement. For the avoidance of doubt, for purposes of this Agreement, TIC shall be an Affiliate of Acquiror.

            (b) "Board of Directors" means the Board of Directors of any specified Person and any properly serving and acting committees thereof.

            (c) "Business Day" means any day on which banks are not required or authorized to close in the City of New York.

            (d) "Company Affiliate" shall mean any entity which is (or at any relevant time was) treated as a single employer with the Company or any Company Sub under Section 414 of the Code or Section 4001(b)(11) of ERISA.

            (e) "Company Disclosure Letter" means the letter previously delivered to Acquiror by the Company disclosing certain information in connection with this Agreement.

            (f) "Company Stock Option Plans" means the Company's 1993 Stock Option Plan for Directors, 1993 Long-Term Stock Incentive Plan and 1996 Long-Term Stock Incentive Plan, each as amended.

            (g) "Company Sub" means a Subsidiary of the Company (excluding any Subsidiary of the Company which is inactive, has no business operations and has no liabilities).

            (h) "Knowledge" means the actual knowledge after reasonable investigation of the executive officers of the applicable entity.

            (i) "Material Adverse Effect" means, with respect to any Person, any adverse change, circumstance or effect that, individually or in the aggregate with all other adverse changes, circumstances and effects, would be materially adverse to the business, operations, financial condition or results of operations of such Person and its Subsidiaries taken as a whole; provided that, with respect to Section 3.1(o) only, in no event shall any change, circumstance or effect relating to or arising out of (i) the fact or terms of this Agreement or the Merger; (ii) general economic or market conditions; or
(iii) the real estate development industry generally constitute a Material Adverse Effect.

            (j) "OP Units" shall mean any of (i) limited partnership units of the OP, (ii) general partnership units of the OP, (iii) Series A Preferred Limited Partner Units of the OP and (iv) Series B Preferred Limited Partner Units of the OP.

            (k) "Organizational Documents" means, with respect to any entity, the charter, certificate of incorporation, bylaws, partnership agreement, declaration of trust or other governing documents of such entity, including any documents designating or certifying the terms of any security of such entity.

            (l) "Person" means an individual, corporation, partnership, limited partnership, limited liability company association, trust, unincorporated organization, entity or group (as defined in the Exchange Act).

            (m) "Required Company Votes" means (i) the affirmative vote of the holders of two-thirds of the total number of outstanding shares of Company Common Stock in favor of this Agreement and the Merger and (ii) the affirmative vote of a number of shares of Company Common Stock (excluding the shares held by Acquiror and its Affiliates) representing a majority of the total number of outstanding shares of Company Common Stock.

            (n) "Required Regulatory Approvals" means all authorizations, consents, orders and approvals of, and declarations and filings with, and all expirations of waiting periods imposed by, any Governmental Entity which, if not obtained in connection with the consummation of the transactions contemplated hereby, would have a Material Adverse Affect on TIC or the Company.

            (o) "Subsidiary" when used with respect to any party means any corporation, partnership, limited partnership, limited liability company or other organization, whether incorporated or unincorporated, any equity interests of which are owned by such party or by a Subsidiary of such party, or which is consolidated with such party for financial reporting purposes.

            (p) (i) "Tax" (including, with correlative meaning, the terms "Taxes" and "Taxable") means all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, stock, severance, stamp, payroll, sales, employment, unemployment disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties, fines and additions to tax imposed with respect to such amounts and any interest in respect of such penalties and additions to tax, and (ii) "Tax Return" means all returns and reports (including elections, claims, declarations, disclosures, schedules, estimates, computations and information returns) required to be supplied to a Tax authority in any jurisdiction.

            (q) "the other party" means, with respect to the Company, Acquiror and means, with respect to Acquiror, the Company.

            (r) "Third Party" shall mean any Person other than the Company, Acquiror and their respective Affiliates.

            (s) "Trust Shares" shall mean Series A Preferred Securities of the Trust.

            IN WITNESS WHEREOF, the Company and Acquiror have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of February 1, 1999.



                                 TIC ACQUISITION LLC,
                                 a Delaware limited liability company



                                 By: /s/ MICHAEL D. MCKEE
                                     -------------------------------------------
                                     Michael D. McKee
                                     Authorized Signatory

                                     IRVINE APARTMENT COMMUNITIES, INC.,
                                     a Maryland corporation



                                 By:
                                     -------------------------------------------
                                     William H. McFarland
                                     President

            IN WITNESS WHEREOF, the Company and Acquiror have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of February 1, 1999.



                                 TIC ACQUISITION LLC,
                                 a Delaware limited liability company



                                 By:
                                     -------------------------------------------
                                     Michael D. McKee
                                     Authorized Signatory

                                     IRVINE APARTMENT COMMUNITIES, INC.,
                                     a Maryland corporation



                                 By: /s/ WILLIAM H. MCFARLAND
                                     -------------------------------------------
                                     William H. McFarland
                                     President

                                                                      APPENDIX B

MORGAN STANLEY DEAN WITTER                              1585 BROADWAY
                                                        NEW YORK, NEW YORK 10036
                                                        (212) 761-4000

                                              February 1, 1999

Board of Directors
Irvine Apartment Communities
550 Newport Center Drive, Suite 300
Irvine, CA 92660

Members of the Board:

     We understand that Irvine Apartment Communities (the "Company") and TIC Acquisition LLC ("Acquisition Sub"), a wholly owned subsidiary of The Irvine Company ("TIC"), propose to enter into an Agreement and Plan of Merger substantially in the form of the draft dated January 29, 1999 (the "Merger Agreement") which provides, among other things, for the merger (the "Merger") of Acquisition Sub with and into the Company. Pursuant to the Merger, Acquisition Sub will become a wholly owned subsidiary of TIC, and each outstanding share of common stock, par value $.01 per share (the "Company Common Stock"), of the Company will be converted into the right to receive $34.00 per share in cash, subject to adjustment in certain circumstances. The terms and conditions of the Merger are more fully set forth in the Merger Agreement. We further understand that approximately 17% of the outstanding shares of the Company Common Stock are owned by TIC and its affiliates.

     You have asked for our opinion as to whether the consideration to be received by the holders of shares of the Company Common Stock pursuant to the Merger Agreement is fair from a financial point of view to such holders (other than TIC and its affiliates).

     For purposes of the opinion set forth herein, we have:

          (i) reviewed certain publicly available financial statements and other information of the Company;

          (ii) reviewed certain internal financial statements and other financial and operating data concerning the Company prepared by the management of the Company;

          (iii) reviewed certain financial projections prepared by the management of the Company;

          (iv) discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;

          (v) reviewed the reported prices and trading activity for the Company Common Stock;

          (vi) compared the financial performance of the Company and the prices and trading activity of the Company Common Stock with that of certain other comparable publicly-traded companies and their securities;

          (vii) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

          (viii) participated in discussions and negotiations among representatives of the Company and TIC and their financial and legal advisors;

          (ix) reviewed the draft Merger Agreement and certain related documents;

          (x) reviewed and taken into consideration the governance provisions of the Company;

          (xi) considered the Company's ability to execute its business plan if the Merger were not consummated; and

          (xii) performed such other analyses and considered such other factors as we have deemed appropriate.

     We have assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the financial projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of the Company. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

     In arriving at our opinion, we were not authorized to solicit, and did not solicit, interest from any party with respect to the acquisition, business combination or other extraordinary transaction, involving the Company, nor did we negotiate with any other parties.

     We have acted as financial advisor to the Company in connection with this transaction and will receive a fee for our services. In the past, Morgan Stanley & Co. Incorporated and its affiliates have provided financial advisory and financing services for the Company and have received fees for the rendering of these services.

     It is understood that this letter is for the information of the Board of Directors of the Company, except that this opinion may be included in its entirety in any filing made by the Company in respect of this transaction with the Securities and Exchange Commission.

     Based upon and subject to the foregoing, we are of the opinion on the date hereof that the consideration to be received by the holders of shares of the Company Common Stock pursuant to the Merger Agreement is fair from a financial point of view to such holders (other than TIC and its affiliates).

                                          Very truly yours,

                                          MORGAN STANLEY & CO. INCORPORATED

                                          By: /s/ SCOTT M. KELLEY
                                            ------------------------------------
                                            Scott M. Kelley
                                            Managing Director

                                                                      APPENDIX C

                               THE IRVINE COMPANY
                            550 Newport Center Drive
                            Newport Beach, CA 92660

                                                                February 1, 1999

Irvine Apartment Communities, Inc.
550 Newport Center Drive
Newport Beach, CA 92660

Gentlemen:

     In connection with that certain Agreement and Plan of Merger, dated as of February 1, 1999 (the "Merger Agreement"), between TIC Acquisition LLC ("Acquiror") and Irvine Apartment Communities, Inc. (the "Company"), you have requested that The Irvine Company ("TIC") make certain representations, warranties and covenants. In order to facilitate the transactions contemplated by the Merger Agreement, TIC hereby makes the representations, warranties and covenants set forth in this letter agreement. All capitalized terms not defined herein shall have the meanings set forth in the Merger Agreement.

          1. Ownership of Acquiror/Availability of Funds. All of Acquiror's membership interests are owned by TIC and a wholly-owned Subsidiary of TIC. TIC is the sole managing member of Acquiror. TIC shall take no action that would cause Acquiror not to have a minimum of $150 million of cash on hand from the date of the Merger Agreement through the earlier of (i) the Effective Time and (ii) sixty (60) days following the termination of the Merger Agreement pursuant to the terms thereof. Prior to the earlier of (i) the Effective Time and (ii) sixty (60) days following the termination of the Merger Agreement pursuant to the terms thereof, TIC shall not permit Acquiror to engage in any business or transaction other than business or transactions related to the transactions contemplated by the Merger Agreement.

          2. Ownership of Stock. From the date hereof to the earlier of (i) the Effective Time and (ii) the termination of the Merger Agreement pursuant to the terms thereof, TIC shall not, and shall not permit any of its Subsidiaries to, sell or otherwise dispose of any of the shares of Company Common Stock owned by them. At the Company Stockholders Meeting, or any adjournment thereof, TIC shall, and shall cause its Subsidiaries to, vote the shares of Company Common Stock owned by them in favor of the Merger.

          3. Cooperation. TIC shall take all actions necessary to cooperate with Acquiror, and shall take all actions necessary to cause Acquiror to comply with its obligations, in connection with Sections 5.1(a), 5.8 and 5.9 (insofar as it pertains to insurance only) of the Merger Agreement; provided that with respect to Section 5.9 of the Merger Agreement, TIC shall be deemed to have satisfied its obligations hereunder (and the obligations of Acquiror under the Merger Agreement) by causing Acquiror to purchase an appropriate policy of insurance. TIC agrees to cooperate with Acquiror and the Company in connection with the Merger Agreement and to use reasonable efforts to cause Acquiror to consummate the Merger; provided that TIC shall have no obligation to contribute any funds to Acquiror in connection with the Merger.

     The rights and obligations of the parties to this letter agreement shall bind and inure to the benefit of the respective successors and assigns of the parties hereto.

     This letter agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to conflicts of law principles.

     This letter agreement constitutes the full and complete understanding and agreement of the parties hereto and supersedes all prior understandings and agreements with respect to the subject matter hereof. Any waiver, modification or amendment of any provision of this letter agreement shall be effective only if in writing and signed by the parties hereto.

     If the foregoing reflects your understanding of our agreement concerning the matters set forth herein, please sign a copy of this letter agreement where indicated below and return it to me.

                                          Very truly yours,

                                          The Irvine Company

                                          By: /s/ MICHAEL D. MCKEE
                                            ------------------------------------
                                            Michael D. McKee
                                            Chief Financial Officer

     The terms and conditions of the preceding letter agreement are accepted and agreed to by the following:

                                          Irvine Apartment Communities, Inc.

                                          By: /s/ WILLIAM H. MCFARLAND
                                            ------------------------------------
                                            William H. McFarland
                                            Chief Executive Officer

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PROXY                                                                      PROXY

                       IRVINE APARTMENT COMMUNITIES, INC.

                      SPECIAL MEETING,             , 1999
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned Shareholder of Irvine Apartment Communities, Inc., a
Maryland corporation (the "Company"), hereby appoints             and
            , or either of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Special Meeting of Shareholders
of the Company, to be held on             , 1999 at   :   m. and at any
adjournments or postponements thereof, and to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at such meeting with all powers possessed. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and revokes any proxy heretofore given with respect to such meeting.


     The votes entitled to be cast by the undersigned will be cast as instructed on the reverse hereof. If this proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast FOR the proposals as described in the accompanying Proxy Statement and in the discretion of the proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof.

     A MAJORITY (OR IF ANY ONE, THEN THAT ONE) OF THE ABOVE PERSONS OR THEIR SUBSTITUTES WHO SHALL BE PRESENT AND ACTING AT THE MEETING SHALL HAVE THE POWERS CONFERRED HEREBY.

        PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY
                   USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

           DO NOT SUBMIT ANY STOCK CERTIFICATES WITH THIS PROXY CARD.

                 (Continued and to be signed on reverse side.)

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

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     PLEASE MARK VOTE IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]

    A vote FOR approval and adoption of the below-described Merger and Merger Agreement is recommended by the Board of Directors.

    1. To consider and act upon a proposal to adopt and approve the merger of Irvine Apartment Communities, Inc. with and into TIC Acquisition LLC (the "Merger") and the Agreement and Plan of Merger dated as of February 1, 1999, between Irvine Apartment Communities, Inc. and TIC Acquisition LLC (the "Merger Agreement"), as more fully described in the accompanying Proxy Statement.

                          FOR       AGAINST      ABSTAIN
                          [ ]         [ ]          [ ]

    2. If a motion to adjourn or postpone the Special Meeting is properly brought, to vote upon the adjournment or postponement of the Special Meeting.

                          FOR       AGAINST      ABSTAIN
                          [ ]         [ ]          [ ]

    3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

                                         This proxy when properly executed will
                                         be voted in the manner directed herein
                                         by the undersigned Shareholder(s). If
                                         no direction is made, this proxy will
                                         be voted FOR proposals No. 1 and 2
                                         above and will be voted by the proxy
                                         holders listed on the reverse hereof in
                                         their discretion as to any other
                                         matters which may properly come before
                                         the meeting.

                                         Dated: __________________________, 1999

                                         Signature(s)___________________________

                                         _______________________________________

                                         Signature of Shareholder(s) -- please
                                         sign name(s) exactly as imprinted (do
                                         not print). Please indicate any change
                                         of address. NOTE: Executors,
                                         administrators, trustees and others
                                         signing in a representative capacity
                                         should indicate the capacity in which
                                         they sign. If shares are held jointly,
                                         EACH holder should sign.

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